Exhibit 4.5
Execution Version

DISCOVER CARD EXECUTION NOTE TRUST
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION
as Indenture Trustee

INDENTURE
dated as of July 26, 2007

-i-

-ii-

-iii-

-iv-

-v-

-vi-

Page
Section 1412. Termination Distributions	112
Section 1413. Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider as Third-Party Beneficiary	112
Section 1414. No Prohibited Transactions	112

ARTICLE XV

COMPLIANCE WITH REGULATION AB

Section 1501. Intent of the Parties; Reasonableness	113
Section 1502. Additional Representations and Warranties of the Indenture Trustee	113
Section 1503. Information to be Provided by the Indenture Trustee	113
Section 1504. Indenture Trustee’s Report on Assessment of Compliance and Attestation	115

ARTICLE XVI

SUBORDINATION

Section 1601. Subordination of Subordinate Notes	116

-vii-

EXHIBITS

EXHIBIT A	ASSIGNMENT OF ADDITIONAL ASSETS

EXHIBIT B-1	FORM OF CLEARANCE SYSTEM CERTIFICATE TO BE GIVEN TO THE INDENTURE TRUSTEE BY EUROCLEAR OR CLEARSTREAM FOR DELIVERY OF DEFINITIVE NOTES IN EXCHANGE FOR A PORTION OF A TEMPORARY GLOBAL NOTE

EXHIBIT B-2	FORM OF CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CLEARSTREAM BY [•] WITH RESPECT TO REGISTERED NOTES SOLD TO QUALIFIED INSTITUTIONAL BUYERS

EXHIBIT B-3	FORM OF CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CLEARSTREAM BY A BENEFICIAL OWNER OF NOTES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER

EXHIBIT C	FORM OF COMPLIANCE CERTIFICATE

EXHIBIT D	FORM OF INDENTURE TRUSTEE’S LITIGATION CERTIFICATE

EXHIBIT E	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

EXHIBIT F	FORM OF ANNUAL CERTIFICATION

-viii-

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
ACT OF 1939 AND INDENTURE PROVISIONS*

Trust
Indenture
Act Section	Indenture Section
310(a)(1)	809
(a)(2)	809
(a)(3)	813
(a)(4)	Not Applicable
(a)(5)	809
(b)	808, 810(b)(ii)
(c)	Not Applicable
311(a)	814
(b)	814
(c)	Not Applicable
312(a)	901, 902
(b)	902(b)
(c)	902(c)
313(a)	903
(b)	903(c)
(c)	903, 903(c)
(d)	903(d)
314(a)	905, 1105
(b)	1307
(c)(1)	601(c), 310(a)(ii), 1306(b)
(c)(2)	601(c), 310(a)(iii), 1306(c)
(c)(3)	Not Applicable
(d)(1)	1303
(d)(2)	1303
(d)(3)	1303
(e)	104
315(a)	801(a), 803(a)
(b)	802
(c)	801(a)
(d)	801(c)
(d)(1)	801(a), 803(a)
(d)(2)	801(c)(i)
(d)(3)	801(c)(ii)
(e)	713
316(a)(1)(A)	711
316(a)(1)(B)	712

*	This reconciliation and tie shall not, for any purpose be part of the within indenture.

-ix-

Trust
Indenture
Act Section	Indenture Section
316(a)(2)	Not Applicable
316(b)	707
317(a)(1)	819
317(a)(2)	817
317(b)	1104
318(a)	106

-x-

          THIS INDENTURE between DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer” or the “Note Issuance Trust”), having its principal office at 1100 N. Market Street Wilmington, Delaware 19890-0001, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, in its capacity as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of July 26, 2007.
RECITALS OF THE ISSUER
          All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.
GRANTING CLAUSE
          The Issuer hereby grants to the Indenture Trustee for the benefit and security of the Noteholders and, to the extent so provided in any Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, to the counterparties or providers named therein, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the following:
          (i) the Series 2007-CC Collateral Certificate and, following the execution and delivery of an Assignment of Additional Assets, any Additional Collateral Certificate (or, if applicable, direct interests in pools of credit card receivables) described thereunder; all rights to vote or to give consents or waivers with respect thereto and all rights under the Series 2007-CC Collateral Certificate Transfer Agreement and any Additional Asset Transfer Agreement, as applicable;
          (ii) the Collections Account;
          (iii) each other Issuer Account (including all Subaccounts thereof) established from time to time;
          (iv) all Permitted Investments and all investment property, money and other property held in or through the Collections Account or any other Issuer Account (including all Subaccounts thereof);
          (v) all rights, benefits and powers under any Derivative Agreement relating to any Tranche of Notes;
          (vi) all rights, benefits and powers under any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement relating to any Tranche of Notes;
          (vii) all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;

          (viii) all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit and letter-of-credit rights; and
          (ix) all proceeds of the foregoing.
          The property described in the preceding sentence is collectively referred to as the "Collateral.” The Security Interest in the Collateral is granted to secure the Notes (and the related obligations under this Indenture), equally and ratably without prejudice, priority or distinction between any Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture, or in any Indenture Supplement which establishes any Series, Class or Tranche of Notes, and to secure (i) the payment of all amounts due on such Notes in accordance with their respective terms, (ii) the payment of all other sums payable by the Issuer under this Indenture and any Indenture Supplement relating to the Notes, (iii) to the extent so provided in any Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, any payments to the counterparties or providers named therein and (iv) compliance by the Issuer with the provisions of this Indenture or any Indenture Supplement, in each case to the extent relating to the Notes.
          This Indenture, as may be supplemented, is a security agreement within the meaning of the UCC.
          The Indenture Trustee acknowledges the grant of such Security Interest, and accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Noteholders may be adequately and effectively protected.
          The Notes, Derivative Agreements, Supplemental Credit Enhancement Agreements, Supplemental Liquidity Agreements and other obligations under this Indenture and any Indenture Supplement will benefit from the Security Interest to the extent (and only to the extent) proceeds of and distributions on the Collateral are allocated for their benefit pursuant to this Indenture and the applicable Indenture Supplement.
AGREEMENTS OF THE PARTIES
          To set forth or to provide for the establishment of the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Notes or of a Series, Class or Tranche thereof, as the case may be.
LIMITED RECOURSE
          The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes is limited in recourse as set forth in Section 707. The obligation of the Issuer to make payments in respect of Derivative Agreements, Supplemental Credit Enhancement Agreements or Supplemental Liquidity Agreements is subject to Article V and the allocation and payment provisions of the applicable Indenture Supplement and limited to amounts available from the Collateral pledged to secure such Derivative Agreements, Supplemental Credit Enhancement Agreements or Supplemental Liquidity Agreements, as applicable.

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
          Section 101. Definitions. For all purposes of this Indenture and any Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:
          (1) the terms defined in this Article have the meanings assigned to them in this Article, and along with any other term defined in any Section of this Indenture, include the plural as well as the singular;
          (2) all other terms used herein which are defined in the applicable Indenture Supplement, the DCMT Pooling and Servicing Agreement or the Series 2007-CC Supplement, either directly or by reference therein, have the meanings assigned to them therein;
          (3) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
          (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;
          (5) all references in this Indenture to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture as originally executed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
          (6) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in any Indenture Supplement, the terms and provisions of the Indenture Supplement shall control;
          (7) “including” and words of similar import will be deemed to be followed by “without limitation”; and
          (8) for purposes of determining any amount or making any calculation hereunder, such amount or calculation, (x) if specified to be as of the first day of any Due Period, shall (a) include any Notes issued during such Due Period as if such Notes had been outstanding on the first day of such Due Period and (b) give effect to any payments, deposits or other allocations made on the Distribution Date related to the prior Due Period, and (y) if specified to be as of the close of business on the last day of any Due Period shall give effect to any payments, deposits or other allocations made on the related Distribution Date.
          “Accumulation Commencement Date” has, for any Series, Class or Tranche of Notes, the meaning set forth in the applicable Indenture Supplement.

          “Accumulation Period” has, for any Series, Class or Tranche of Notes, the meaning set forth in the applicable Indenture Supplement.
          “Act,” when used with respect to any Noteholder, is defined in Section 102(a).
          “Action,” when used with respect to any Noteholder, is defined in Section 102(a).
          “Additional Asset Transfer Agreement” means any and all documents necessary to transfer an Additional Collateral Certificate (or, if applicable, direct interests in pools of credit card receivables) and any other assets related thereto and comparable to assets described in the Granting Clause to the Issuer.
          “Additional Collateral Certificate” means any Collateral Certificate representing an interest in credit card receivables and issued by a Master Trust, which is pledged under this Indenture pursuant to an Assignment of Additional Assets concurrently with the transfer to the Note Issuance Trust pursuant to an Additional Asset Transfer Agreement.
          “Additional Collateral Certificate Percentage” means, with respect to any Additional Collateral Certificate, for any Due Period or the related Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Series Investor Interest for such Additional Collateral Certificate and the denominator of which is the sum of the Series Investor Interests for all Collateral Certificates, in each case as of the first day of such Due Period.
          “Adjusted Outstanding Dollar Principal Amount” means, with respect to any Series of Notes, the sum of the Adjusted Outstanding Dollar Principal Amounts for all Classes or Tranches of Notes of such Series, without duplication, and for any Class or Tranche of Notes, has the meaning set forth in the applicable Indenture Supplement.
          “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Annual Report Date” means the date on which the Note Issuance Trust is required to file its annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, on Form 10-K with the Securities and Exchange Commission.
          “Assignment of Additional Assets” means any and all documents necessary to pledge under this Indenture the interest in an Additional Collateral Certificate (or, if applicable, direct interests in pools of credit card receivables) and any other assets related thereto and comparable to assets described in the Granting Clause, including an assignment substantially in the form attached hereto as Exhibit A of this Indenture (with such additions or changes thereto as the Issuer and the Indenture Trustee, with the consent of the Beneficiary, shall deem appropriate).

          “Authenticating Agent” means any Person authorized by the Indenture Trustee to authenticate Notes under Section 815.
          “Authorized Newspaper” means, with respect to any Series, Class or Tranche of Notes, publication in the newspaper of record specified in the applicable Indenture Supplement for that Series, Class or Tranche of Notes, or if and so long as Notes of any Series, Class or Tranche of Notes are listed on any securities exchange and that exchange so requires, in the newspaper of record required by the applicable securities exchange, printed in any language specified in the applicable Indenture Supplement or satisfying the requirements of such exchange.
          “Bearer Note” means a Note in bearer form.
          “Beneficiary” shall mean Discover Bank in its capacity as Beneficiary under the Trust Agreement; provided, however, that at any time that more than one entity is a Beneficiary under the Trust Agreement, any “Beneficiary” shall include each such entity.
          “Business Day” unless otherwise specified in the Indenture Supplement for any Series, Class or Tranche of Notes, means any day other than a Saturday, a Sunday or a day on which banking institutions in the following jurisdictions are required or permitted by law to be closed: (v) New York, New York, (w) the County of New Castle, Delaware, (x) the city in which the Corporate Trust Office is located, (y) St. Paul, Minnesota, or (z) the city in which the principal executive offices of any seller with respect to any Master Trust is located (or, with respect to any Series, Class or Tranche of Notes, any additional city specified in the related Indenture Supplement).
          “Calculation Agent” means, (i) for any Collateral Certificate, the Master Servicer under the related Pooling and Servicing Agreement and (ii) for the Note Issuance Trust, the Master Servicer under the DCMT Pooling and Servicing Agreement.
          “Cash” means such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.
          “Certificate of Authentication” means the certificate of authentication of the Indenture Trustee, the form of which is described in Section 203, or the alternative certificate of authentication of the Authenticating Agent, the form of which is described in Section 815.
          “Certificate of Trust” has the meaning set forth in the Trust Agreement.
          “Charge-offs” means, for any Due Period, the sum of
          (a) the Series Investor Charged-Off Amount allocated to the Issuer as the Investor Certificateholder for the Series 2007-CC Collateral Certificate pursuant to the Series 2007-CC Supplement for such Due Period, and
          (b) any other amounts designated as “Series Investor Charged-Off Amounts,” “Charge-offs” or a comparable term under any Additional Collateral Certificate, any related

Series Supplement or an Assignment of Additional Assets for such Due Period, in each case to the extent allocated to the Issuer.
          “Charge-off Allocation Percentage” means, for any Series of Notes for any Due Period or the related Distribution Date, the sum of the Nominal Liquidation Amounts for all Classes or Tranches of Notes in such Series, without duplication, divided by the sum of the Nominal Liquidation Amounts for all Series of Notes, in each case as of the first day of such Due Period.
          “Class” means, with respect to any Note, the class specified in the applicable Indenture Supplement.
          “Code” means the United States Internal Revenue Code of 1986, as amended.
          “Collateral” has the meaning set forth in the Granting Clause of this Indenture. If any Additional Collateral Certificate is pledged under this Indenture pursuant to an Assignment of Additional Assets, concurrently with transfer to the Note Issuance Trust pursuant to an Additional Asset Transfer Agreement, all assets described in the Granting Clause set forth therein shall also constitute “Collateral.”
          “Collateral Certificate” means any Investor Certificate issued pursuant to a Pooling and Servicing Agreement and the related Series Supplement that is included as Collateral.
          “Collections Account” has the meaning set forth in Section 402.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
          “Corporate Trust Office” means the office of the Indenture Trustee in Chicago, Illinois at which at any particular time its corporate trust business will be principally administered, which office at the date hereof is located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: U.S. Bank Corporate Trust Services.
          “DCMT” means the Discover Card Master Trust I, established pursuant to the DCMT Pooling and Servicing Agreement.
          “DCMT Pooling and Servicing Agreement” means that certain Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 by and between Discover Bank, as master servicer, servicer and seller and U.S. Bank National Association, as trustee, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.
          “Depositor” means Discover Bank in its capacity as depositor for the Note Issuance Trust.

          “Depository” means a U.S. Depository or a Foreign Depository, as the case may be.
          “Derivative Agreement” means any currency, interest rate or other swap, cap, collar, guaranteed investment contract or other derivative agreement.
          “Derivative Counterparty” means any party to any Derivative Agreement other than the Issuer or the Indenture Trustee.
          “Discount Note” has the meaning set forth in the applicable Indenture Supplement.
          “Discover Bank” means Discover Bank, a Delaware banking corporation, and its successors and permitted assigns.
          “Distribution Date” means the 15th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in August 2007. When used with respect to a Due Period, the “related Distribution Date” means the first Distribution Date following the end of such Due Period.
          “Dollar,” “$” or “U.S. $” means United States dollars.
          “Dollar Note” means a Note denominated in Dollars.
          “Due Period” or “related Due Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs; provided, however, that with respect to Series Finance Charge Collections, Series Interchange, Series Investor Charged-Off Amounts or Series Principal Collections for any Additional Collateral Certificate, “Due Period” will have the meaning set forth in the applicable Series Supplement or Pooling and Servicing Agreement.
          “Early Redemption Event” shall mean any event specified as an “Early Redemption Event” in Section 1201 and any additional events specified as “Early Redemption Events” in any applicable Indenture Supplement.
          “Eligible Deposit Account” means either (a) a segregated account (including a securities account) with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution (other than Discover Bank or any Affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), or a trust company acceptable to each applicable Note Rating Agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from such Note Rating Agency (or from another nationally recognized statistical rating organization acceptable to such Note Rating Agency) in one of its generic credit rating categories which signifies investment grade.
          “Eligible Institution” means (a) a depository institution (which may be the Indenture Trustee, the Owner Trustee or any affiliate thereof, but not Discover Bank or any

Affiliate thereof) organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any U.S. branch of a foreign bank), which at all times (i) has either (x) a long-term unsecured debt rating of A2 or better by Moody’s or (y) a certificate of deposit rating of P-1 by Moody’s, (ii) has either (x) a long-term unsecured debt rating of AA- by Standard & Poor’s or (y) a certificate of deposit rating of A-1+ by Standard & Poor’s, (iii) has either (x) if such institution is rated by Fitch, a long-term unsecured debt rating of A- by Fitch or (y) a certificate of deposit rating of F1 by Fitch and (iv) is a member of the FDIC or (b) any other institution that is reasonably acceptable to Moody’s, Standard & Poor’s and Fitch.
          “Entity” means any Person other than an individual or government (including any agency or political subdivision thereof).
          “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
          “Event of Default” is defined in Section 701.
          “Excess Spread Early Redemption Cure” has the meaning set forth in the applicable Indenture Supplement.
          “Exchange Date” means, with respect to any Tranche of Notes, the latest of:
          (a) in the case of exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes in registered form, any date that is after the related issuance date;
          (b) in the case of exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes in bearer form, the date of presentation of certification of non-United States beneficial ownership (as described in Section 205); and
          (c) the earliest date on which such an exchange of a beneficial interest in a Temporary Global Note for a beneficial interest in a Permanent Global Note is permitted by applicable law.
          “Expected Maturity Date” means, with respect to any Series, Class or Tranche of Notes, the scheduled due date of the final or only payment of principal on such Notes, as specified in the related Indenture Supplement.
          “Expected Principal Payment Date” means, with respect to any Series, Class or Tranche of Notes, the scheduled due date of any payment of principal on such Notes, as specified in the related Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case such Expected Principal Payment Date, unless otherwise specified in the related Indenture Supplement, will be the last Business Day of the current calendar month. The Expected Maturity Date for any Series, Class or Tranche of Notes shall also be an Expected Principal Payment Date for such Series, Class or Tranche.

          “FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.
          “Federal Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.
          “Finance Charge Allocation Amount” with respect to any Series, Class or Tranche of Notes for any Due Period means the Nominal Liquidation Amount for such Series, Class or Tranche of Notes as of the first day of such Due Period; provided, however, that unless otherwise specified in the applicable Indenture Supplement, with respect to any Series, Class or Tranche of Notes for which an Early Redemption Event or Event of Default has occurred and is continuing, “Finance Charge Allocation Amount” shall mean, in each case, the Nominal Liquidation Amount as of the close of business on the last day of the Due Period immediately prior to the occurrence of the Early Redemption Event or Event of Default for such Series, Class or Tranche of Notes. Notwithstanding the foregoing, on any date prior to the occurrence of an Early Redemption Event or Event of Default for a Tranche (or on which all such events have been cured), at the direction of the Beneficiary and subject to confirmation from the applicable Note Rating Agencies that such action will not have a Ratings Effect, the Issuer may notify the Indenture Trustee that the proviso to the preceding sentence shall no longer apply with respect to such Tranche.
          “Finance Charge Allocation Percentage” for each Series for any Due Period or the related Distribution Date means the sum of the Finance Charge Allocation Amounts for all Classes or Tranches of Notes in such Series, without duplication, divided by the sum of the Finance Charge Allocation Amounts for all Classes or Tranches of Notes in all Series, without duplication, in each case for such Due Period.
          “Finance Charge Amounts” means, for any Due Period, the sum of
          (a) the Series Finance Charge Collections distributed to the Issuer as the Investor Certificateholder for the Series 2007-CC Collateral Certificate pursuant to Section 9 of the Series 2007-CC Supplement for such Due Period,
          (b) the Series Interchange distributed to the Issuer as the Investor Certificateholder for the Series 2007-CC Collateral Certificate pursuant to Section 9 of the Series 2007-CC Supplement for such Due Period, and
          (c) Series Finance Charge Collections or Series Interchange under any Additional Collateral Certificate, any related Series Supplement or an Assignment of Additional Assets for such Due Period, in each case to the extent allocated to the Issuer.
          “Finance Charge Collections” with respect to the DCMT has the meaning set forth in the DCMT Pooling and Servicing Agreement.
          “Finance Charge Prefunding Negative Spread Amounts” means, for any Due Period, the sum of

          (a) the amount of the Finance Charge Collections otherwise allocable to Discover Bank as Holder of the Seller Certificate that is instead allocated to cover Prefunding Negative Spread pursuant to the proviso to the definition of “Series Finance Charge Collections” under the Series 2007-CC Supplement for such Due Period, and
          (b) the portion of any seller amounts similar to those described in clause (a) that are allocated to any Additional Collateral Certificate under any applicable Series Supplement for such Due Period.
          “Fitch” means Fitch, Inc., or any successor thereto.
          “Foreign Currency” means (a) a currency other than Dollars or (b) denominated in a currency other than Dollars.
          “Foreign Currency Note” means a Note denominated in a Foreign Currency.
          “Foreign Depository” means the Person specified in the applicable Indenture Supplement, in its capacity as depository for the accounts of any clearing agencies located outside the United States.
          “Global Note” means any Note issued pursuant to Section 204.
          “Group” has the meaning set forth in the DCMT Pooling and Servicing Agreement.
          “Holder,” when used with respect to any Note, means a Noteholder, or with respect to the Series 2007-CC Collateral Certificate or any Additional Collateral Certificate, has the meaning set forth in the related Pooling and Servicing Agreement.
          “Holder of the Seller Certificate” with respect to any Master Trust has the meaning set forth in the applicable Pooling and Servicing Agreement.
          “Indenture” or “this Indenture” means this Indenture as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time including by Indenture Supplements for the issuance of Series of Notes.
          “Indenture Supplement” means, with respect to any Series of Notes, a supplement to this Indenture, executed and delivered in conjunction with the issuance of such Notes pursuant to Section 301, together with any applicable Terms Document for any Classes and Tranches of Notes belonging to such Series related to such Indenture Supplement and any amendment to the Indenture Supplement executed pursuant to Section 1001 or 1002, and, in either case, including all amendments thereof and supplements thereto.
          “Indenture Trustee” means the Person named as the Indenture Trustee in the first paragraph of this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee hereunder. If at any time there is more than one such Person, “Indenture Trustee” as used with respect to the Notes of any Series, Class or Tranche means the Indenture Trustee with respect to Notes of that Series, Class or Tranche.
          “Initial Dollar Principal Amount” means, with respect to any Series of Notes, the sum of the Initial Dollar Principal Amounts for all Outstanding Classes or Tranches of Notes of such Series, without duplication, and for any Class or Tranche of Notes has the meaning set forth in the applicable Indenture Supplement.
          “Interest Accrual Period” has the meaning set forth in the applicable Indenture Supplement.
          “Interest-bearing Note” means a Note that bears interest at a stated or computed rate on the principal amount thereof. A Note may be both an Interest-bearing Note and a Discount Note.
          “Interest Payment Date” means, with respect to any Series, Class or Tranche of Notes, the scheduled due date of any payment of interest on such Notes, as specified in the applicable Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case the Interest Payment Date, unless otherwise specified in the related Indenture Supplement, will be the last Business Day of the current calendar month; provided, however, that upon the acceleration of a Series, Class or Tranche of Notes following an Event of Default or for so long as an Early Redemption Event, for that Series, Class or Tranche of Notes has occurred and is continuing, each Distribution Date will also be an Interest Payment Date.
          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Investor Certificate” has the meaning set forth in the related Pooling and Servicing Agreement.
          “Investor Certificateholder” has the meaning set forth in the related Pooling and Servicing Agreement.
          “Investor Certificateholders’ Monthly Statement” means the statement to be prepared by the Master Trust Trustee for the DCMT (based on information provided by the Master Servicer) pursuant to Section 11 of the Series 2007-CC Supplement, and any comparable statement under the Pooling and Servicing Agreement for any Additional Collateral Certificate.
          “Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.
          “Issuer” is defined in the first paragraph of this Indenture.
          “Issuer Accounts” means, collectively, the Collections Account and any Issuer Account established under Section 402 hereof or under any Indenture Supplement, including any Subaccounts thereof. For the avoidance of doubt, any account of the Issuer included in any agreement purporting to establish the Indenture Trustee’s control (within the meaning of Sections 8-106, 9-104 or 9-106 of the UCC) over such account shall be an Issuer Account.
          “Issuer Authorized Officer” means (a) an authorized signatory of the Owner Trustee, or (b) the chairman or vice-chairman of the board of directors, chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, or any assistant treasurer, in each case of the Beneficiary, or any other officer or employee of the Beneficiary who is authorized to act on behalf of the Issuer.
          “Issuer Certificate” means a certificate (including an Officer’s Certificate) signed in the name of an Issuer Authorized Officer, or the Issuer by an Issuer Authorized Officer and, in each case delivered to the Indenture Trustee relating to, among other things, the issuance of a new Series, Class or Tranche of Notes.
          “Issuer Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of any Outstanding Series, Class or Tranche of Notes that was properly characterized as debt at the time of its issuance, (b) following such action the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation, (c) such action will not cause gain or loss to be recognized by any Holder of any such Notes, and (d) except as otherwise provided in the related Indenture Supplement, where such action is the issuance of a Series, Class or Tranche of Notes, following such action such Series, Class or Tranche of Notes will be properly characterized as debt.
          “Legal Maturity Date” means, with respect to a Series, Class or Tranche of Notes, the date specified in the Indenture Supplement for such Note as the fixed date on which the principal of such Series, Class or Tranche of Notes is due and payable.
          “LIBOR”, if applicable with respect to any Series, Class or Tranche of Notes, shall have the meaning set forth in the applicable Indenture Supplement.
          “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, encumbrance, lien or other security agreement, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.
          “Majority Holders” means, with respect to any Series, Class or Tranche of Notes or all Outstanding Notes, the Holders of greater than 50% in Outstanding Dollar Principal Amount of the Outstanding Notes of that Series, Class or Tranche or of all Outstanding Notes, as the case may be (such percentage to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any Note beneficially owned by any Beneficiary or any Affiliate or agent of any Beneficiary).
          “Master Servicer” means, with respect to the Series 2007-CC Collateral Certificate or the DCMT, Discover Bank as master servicer under the DCMT Pooling and Servicing Agreement and any successor servicer thereunder, and for any Additional Collateral

Certificate or related Master Trust, the master servicer and any successor servicer under any related Pooling and Servicing Agreement.
          “Master Trust” means the DCMT, as established by the DCMT Pooling and Servicing Agreement, and any other master trust under which an Additional Collateral Certificate is issued, as established by any other Pooling and Servicing Agreement.
          “Master Trust Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the Investor Certificates of any outstanding series or class under the applicable Master Trust that were properly characterized as debt at the time of their issuance, (b) following such action such Master Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause gain or loss to be recognized by any Investor Certificateholder.
          “Master Trust Trustee” means U.S. Bank National Association, as trustee under the DCMT Pooling and Servicing Agreement, and any successor trustee thereunder, and any trustee under any other Pooling and Servicing Agreement, and any successor trustee thereunder.
          “Material Adverse Effect” means, whenever used in this Indenture with respect to any Series, Class or Tranche of Notes with respect to any Action, that such Action will at the time of its occurrence (a) result in the occurrence of an Early Redemption Event or Event of Default relating to such Series, Class or Tranche of Notes, as applicable, (b) materially adversely affect the amount of funds available to be distributed to the Noteholders of any such Series, Class or Tranche of Notes pursuant to this Indenture or the timing of such distributions, or (c) materially adversely affect the Security Interest of the Indenture Trustee in the Collateral securing the Outstanding Notes unless otherwise permitted by this Indenture.
          “Monthly Principal Accretion Date” with respect to any Class or Tranche of Notes, is defined in the Indenture Supplement.
          “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
          “Nominal Liquidation Amount” means, with respect to any Outstanding Series, Class or Tranche of Notes, an amount determined in accordance with the applicable Indenture Supplement. The Nominal Liquidation Amount for a Series of Notes will be the sum of the Nominal Liquidation Amounts of all of the Classes or Tranches of Notes of such Series.
          “Note” or “Notes” means any note or notes of any Series, Class or Tranche authenticated and delivered from time to time under this Indenture.
          “Note Issuance Trust” has the meaning set forth in the first paragraph of this Indenture.
          “Note Owner” means the beneficial owner of an interest in a Global Note.
          “Note Rating Agency” means, with respect to any Outstanding Series, Class or Tranche of Notes, each nationally recognized statistical rating organization selected by the Issuer to rate such Notes, provided, however, that unless otherwise specified in the applicable Indenture Supplement, for purposes of any provision of this Indenture or any Indenture Supplement that requires (i) consent or agreement from any Note Rating Agency, (ii) confirmation from the applicable Note Rating Agencies that such provision shall not have a Ratings Effect, or (iii) that any provision or arrangement be acceptable to any Note Rating Agency, “Note Rating Agency” shall mean only Moody’s, Standard & Poors, and Fitch, in each case for as long as such rating organization rates any Outstanding Notes, and any Note Rating Agency rating at least 25% of the Outstanding Dollar Principal Amount of the Notes.
          “Note Register” has the meaning set forth in Section 305.
          “Note Registrar” means the Person who keeps the Note Register specified in Section 305.
          “Noteholder” means a Person in whose name a Note is registered in the Note Register or the bearer of any Bearer Note (including a Global Note in bearer form), as the case may be.
          “Officer’s Certificate” means a certificate signed by a Vice President (or an officer holding an office with equivalent or more senior responsibilities, or in the case of the Beneficiary, any executive of such Beneficiary designated in writing by a Vice President of such Beneficiary for this purpose) of the Beneficiary or the Owner Trustee and delivered to the Indenture Trustee.
          “Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Issuer, any Beneficiary, the Owner Trustee, the Indenture Trustee, Discover Bank or any of their Affiliates.
          “Outstanding” means, with respect to all Notes, all Notes issued under this Indenture, and with respect to a Note or with respect to Notes of any Series, Class or Tranche means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except, in each case:
          (a) any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, or canceled by the Issuer and delivered to the Indenture Trustee pursuant to Section 309;
          (b) any Notes for whose full payment (including principal and interest) or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture or the related Indenture Supplement, or provision therefor satisfactory to the Indenture Trustee has been made;
          (c) any Notes which are canceled pursuant to Section 603; and
          (d) any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, or which will have been paid pursuant to the terms of Section 306 (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).
For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes.” In determining whether the Holders of the requisite principal amount of such Outstanding Notes have taken any Action hereunder, and for purposes of Section 904, Notes beneficially owned by the Issuer or any Beneficiary or any Affiliate or agent of the Issuer or any Beneficiary will be disregarded and deemed not to be Outstanding. In determining whether the Indenture Trustee will be protected in relying upon any such Action, only Notes which a Responsible Officer of the Indenture Trustee knows to be owned by the Issuer or any Beneficiary, or any Affiliate or agent of the Issuer or any Beneficiary, will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee proves to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuer or any Beneficiary or any other obligor upon the Notes or any Affiliate or agent of the Issuer, any Beneficiary or such other obligor.
          “Outstanding Dollar Principal Amount” means at any time, either:
          (a) with respect to any Series, Class or Tranche of Notes (other than Discount Notes), the aggregate Initial Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche at such time; minus
          (i) the amount of any withdrawals from the Principal Funding Account or the related Principal Funding Subaccount, as applicable, for such Series, Class or Tranche of Notes for payment of principal to the Holders of such Series, Class or Tranche of Notes or the applicable Derivative Counterparty pursuant to the related Indenture Supplement; and
          (ii) any net losses of principal of funds on deposit in respect of principal in the Principal Funding Account or the related Principal Funding Subaccount, as applicable, for such Series, Class or Tranche of Notes.
          (b) with respect to any Series, Class or Tranche of Discount Notes, an amount of the Outstanding Notes of such Series, Class or Tranche calculated by reference to the applicable formula set forth in the applicable Indenture Supplement, taking into account the amount and timing of payments of principal made to the Holders of such Series, Class or Tranche or to the applicable Derivative Counterparty and accretions of principal, each pursuant to the related Indenture Supplement;
plus, in either case, without duplication, the amount of any increase in the Outstanding Dollar Principal Amount of such Series, Class or Tranche of Notes due to the issuance of additional Notes of such Series, Class or Tranche pursuant to Section 310 or the applicable Indenture Supplement. Notwithstanding the foregoing, with respect to any Class or Tranche of Notes for which a Receivables Sale has occurred, the Outstanding Dollar Principal Amount shall be zero.

          “Owner Trustee” has the meaning set forth in the Trust Agreement.
          “Paying Agent” means any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as provided in Sections 1102 and 1103 hereof.
          “Payment Date” means, with respect to any Series, Class or Tranche of Notes, any applicable Principal Payment Date or Interest Payment Date.
          “Payment Instruction” means with respect to any Series of Notes, an instruction, the form of which is attached as an exhibit to the related Indenture Supplement.
          “Permanent Global Note” has the meaning set forth in Section 205.
          “Permitted Investments” means:
          (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (i) obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency thereof when such obligations are backed by the full faith and credit of the United States of America; (ii) time deposits in, or bankers’ acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Note Issuance Trust’s investment or contractual commitment to invest therein, the short-term deposits or commercial paper or, in the absence of a rating on the short-term deposits or commercial paper of such depository institution or trust company, the long-term unsecured debt obligations of such depository institution or trust company shall have the Highest Rating; (iii) commercial paper or other short-term obligations having, at the time of the Note Issuance Trust’s investment or contractual commitment to invest therein, the Highest Rating; or (iv) investments in money market funds having the Highest Rating;
          (b) demand deposits in the name of the Note Issuance Trust or the Indenture Trustee in any depository institution or trust company referred to in clause (a) (ii) above;
          (c) securities not represented by an instrument, which are registered in the name of the Indenture Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Indenture Trustee as held for the benefit of the Note Issuance Trust or the Noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from its date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share and (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares, and the acquisition of which will not result in a Ratings Effect as confirmed in writing by the applicable Note Rating Agencies for any Tranche or Class of any Series then outstanding as confirmed in writing by the Note Rating Agencies;

          (d) a guaranteed investment contract (guaranteed as to timely payment), the terms of which meet the criteria of the applicable Note Rating Agencies and with an entity having the Highest Rating;
          (e) money market mutual funds (including those offered or managed by the Indenture Trustee or an Affiliate thereof) registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, of no less than Aaa by Moody’s, AAAm by Standard & Poor’s and AAA by Fitch, if rated by Fitch;
          (f) any other investment, including repurchase agreements but excluding equity investments, if each applicable Note Rating Agency confirms in writing that such investment will not cause a Ratings Effect;
Permitted Investments shall include, without limitation, securities of Discover Bank or any of its affiliates which otherwise qualify as a Permitted Investment under clause (a), (b), (c), (d) or (e) above. For purposes of this definition of Permitted Investments, “Highest Rating” shall mean, with respect to Moody’s, P-1 or Aaa, and, with respect to Standard & Poor’s, A-1+ or AAA, or with respect to either Standard & Poor’s or Moody’s, any rating category which will not cause a reduction in or withdrawal of the rating of any Tranche or Class of any Series of Notes then outstanding, as confirmed in writing by the applicable Note Rating Agency. All Permitted Investments shall be denominated in Dollars, unless otherwise specified in the Indenture Supplement for any Series, Class or Tranche of Notes.
          “Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, statutory trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.
          “Place of Payment” means, with respect to any Series, Class or Tranche of Notes issued hereunder, the city or political subdivision so designated with respect to such Series, Class or Tranche of Notes in accordance with the provisions of Section 1103.
          “Pooling and Servicing Agreement” means, for the DCMT and the Series 2007-CC Collateral Certificate, the DCMT Pooling and Servicing Agreement, and for any other Master Trust or Additional Collateral Certificate, as applicable, shall have the meaning set forth in the applicable Assignment of Additional Assets.
          “Prefunding Finance Charge Allocation Percentage” means, for any Series of Notes, the Prefunding Negative Spread for such Series divided by the sum of the Prefunding Negative Spreads for all Series of Notes.
          “Prefunding Negative Spread” with respect to any Note has the meaning set forth in the applicable Indenture Supplement.
          “Principal Allocation Amount” with respect to any Series, Class or Tranche of Notes for any Due Period means the Nominal Liquidation Amount for such Series, Class or Tranche of Notes as of the first day of such Due Period; provided, however, that unless otherwise specified in the applicable Indenture Supplement, with respect to any Series, Class or Tranche of

Notes (w) for which an Early Redemption Event or Event of Default has occurred and is continuing, (x) in its Accumulation Period, (y) for which the Targeted Prefunding Deposit is greater than zero or (z) any other Targeted Principal Deposit for such Series, Class or Tranche is greater than zero, “Principal Allocation Amount” shall mean, in each case, the Nominal Liquidation Amount as of the close of business on the last day of the Due Period immediately prior to the earliest to occur of (i) the date of the Early Redemption Event or Event of Default for such Note, (ii) the start of the Accumulation Period for such Note, (iii) the first date on which the Targeted Prefunding Deposit for such Note is greater than zero (unless the Targeted Prefunding Deposit for such Note has thereafter been reduced to zero) or (iv) such other date set forth in the applicable Indenture Supplement.
          “Principal Allocation Percentage” for each Series for any Due Period or the related Distribution Date means the sum of the Principal Allocation Amounts for all Classes or Tranches of Notes in such Series, without duplication, divided by the sum of the Principal Allocation Amounts for all Classes or Tranches of Notes in all Series, without duplication, in each case for such Due Period.
          “Principal Amounts” means, for any Due Period, the sum of
          (a) the Series Principal Collections distributed to the Issuer as the Investor Certificateholder for the Series 2007-CC Collateral Certificate pursuant to Section 9 of the Series 2007-CC Supplement for such Due Period, and
          (b) Series Principal Collections under any Additional Collateral Certificate, any related Series Supplement or an Assignment of Additional Assets for such Due Period, to the extent allocated to the Issuer.
          “Principal Funding Account” means, for each Series, Class or Tranche of Notes, the trust account designated as such and established pursuant the Indenture Supplement.
          “Principal Funding Subaccount” means any subaccount to the Principal Funding Account established for a particular Class or Tranche of Notes pursuant to the applicable Indenture Supplement.
          “Principal Payment Date” means, with respect to any Series, Class or Tranche of Notes, each Expected Principal Payment Date or upon the acceleration of such Series, Class or Tranche of Notes following an Event of Default or upon the occurrence and during the continuance of an Early Redemption Event (unless all such events have been cured), each Distribution Date and the Legal Maturity Date, or in the event of a cleanup call, the date of redemption in accordance with Section 1202.
          “Proceeds” means,
          (i) any property (including but not limited to Cash and securities) received as a distribution on the Collateral or any portion thereof;

          (ii) any property (including but not limited to Cash and securities) received in connection with the sale, liquidation, exchange or other disposition of the Collateral or any portion thereof; and
          (iii) all proceeds (as such term is defined in Section 9-102(a)(64) of the UCC) of the Collateral or any portion thereof.
          “Ratings Effect” means a reduction, qualification with negative implications or withdrawal of any then current rating of the Notes of any Series, Class or Tranche (other than as a result of the termination of a Note Rating Agency); provided, however, that any reduction or qualification with negative implications shall not be considered a Ratings Effect unless the rating as so reduced (or as such rating would be reduced after giving effect to such negative implications) is less than the Specified Rating set forth in the applicable Indenture Supplement.
          “Receivables Sale” shall have the meaning set forth in the applicable Indenture Supplement.
          “Record Date” for the interest or principal payable on any Note on any applicable Payment Date means the last day of the month before the related Interest Payment Date or Principal Payment Date, as applicable, unless otherwise specified in the applicable Indenture Supplement.
          “Registered Note” means a Note issued in registered form.
          “Registered Noteholder” means a holder of a Registered Note.
          “Regulation AB” means Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
          “Required Daily Deposit” means, for a day in a Due Period, for each Collateral Certificate:
          (a) with respect to the Series 2007-CC Collateral Certificate,
          (i) the amount of Series Finance Charge Collections for such day, until the aggregate amount deposited during such Due Period pursuant to this clause (a)(i) and clause (b)(i) equals the sum of the Required Daily Deposit Target Finance Charge Amounts for all Series, Classes or Tranches of Notes (without duplication),
          (ii) the amount of Series Principal Collections for such day and any Series Finance Charge Collections for such day remaining after clause (a)(i), until the aggregate amount deposited during such Due Period pursuant to this clause (a)(ii) and clauses (a)(iii), (b)(ii) and (b)(iii) equals the sum of the Required Daily Deposit Target Principal Amounts for all Series, Classes or Tranches of Notes (without duplication), and

          (iii) until the aggregate amount deposited during such Due Period pursuant to this clause (a)(iii) and clauses (a)(ii), (b)(ii) and (b)(iii) equals the sum of the Required Daily Deposit Target Principal Amounts for all Series, Classes or Tranches of Notes (without duplication), the product of (I) the amount of Series Principal Collections for such day for each other series in the DCMT in the Group to which Series 2007-CC belongs which is in its Revolving Period, and (II) the Principal Distribution Amount for Series 2007-CC divided by the sum of the Principal Distribution Amounts for Series 2007-CC and for each other series in the Group to which Series 2007-CC belongs that is not in its Amortization Period or Revolving Period (as each such term is defined in the applicable series supplement to the DCMT Pooling and Servicing Agreement), and
          (b) with respect to each Additional Collateral Certificate,
          (i) the amount of Series Finance Charge Collections for such day, until the aggregate amount deposited during such Due Period pursuant to this clause (b)(i) and clause (a)(i) equals the sum of the Required Daily Deposit Target Finance Charge Amounts for all Series, Classes or Tranches of Notes (without duplication),
          (ii) the amount of Series Principal Collections for such day and any Series Finance Charge Collections for such day remaining after clause (b)(i), until the aggregate amount deposited during such Due Period pursuant to this clause (b)(ii) and clauses (a)(ii), (a)(iii) and (b)(iii) equals the sum of the Required Daily Deposit Target Principal Amounts for all Series, Classes or Tranches of Notes (without duplication) and
          (iii) until the aggregate amount deposited during such Due Period pursuant to this clause (b)(iii) and clauses (a)(ii), (a)(iii) and (b)(ii) equals the sum of the Required Daily Deposit Target Principal Amounts for all Series, Classes or Tranches of Notes (without duplication), the total amount available to be reallocated to such Additional Collateral Certificate from other series issued by the applicable Master Trust, as determined in accordance with the applicable Series Supplement and Pooling and Servicing Agreement.
Notwithstanding the foregoing, on any day on which the Required Daily Deposit Target Finance Charge Amount or the Required Daily Deposit Target Principal Amount is adjusted because (i) LIBOR or any other applicable floating interest rate index (or other amount or rate basis as specified in the related Indenture Supplement) which could not previously be determined for purposes of calculating such amount has been determined for the applicable Interest Accrual Period, (ii) the Issuer issues additional Notes or (iii) an Excess Spread Early Redemption Cure has occurred, the amount of such adjustment shall be deposited by the applicable servicer into the applicable Collections Account if the adjustment increases the sum of the Required Daily Deposit Target Finance Charge Amounts or the Required Daily Deposit Target Principal Amounts, and may be withdrawn by such servicer from such Collections Account if the adjustment decreases the sum of the Required Daily Deposit Target Finance Charge Amounts or the Required Daily Deposit Target Principal Amounts.
Notwithstanding the foregoing, if at any time the Issuer, Discover Bank or any additional seller or depositor has obtained a letter of credit in the form and substance reasonably satisfactory to the Indenture Trustee in an amount determined in accordance with the calculation above with respect to any Collateral Certificate, and has received written confirmation from each applicable Note Rating Agency that replacing the Required Daily Deposit for such Collateral Certificate with such letter of credit will not cause a Rating Effect, the Required Daily Deposit shall be zero.
          “Required Daily Deposit Target Finance Charge Amount” has, for any Series, Class or Tranche of Notes, the meaning set forth in the Indenture Supplement relating to such Series, Class or Tranche of Notes.
          “Required Daily Deposit Target Principal Amount” has, for any Series, Class or Tranche of Notes, the meaning set forth in the Indenture Supplement relating to such Series, Class or Tranche of Notes.
          “Required Subordinated Amount” means, with respect to any Tranche of a Senior Class of Notes, the amount specified in the related Indenture Supplement with respect to a related Subordinated Class of Notes.
          “Responsible Officer” shall mean, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture, any documents related thereto and the Issuer Accounts, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
          “Sarbanes Certification” has the meaning specified in Section 1504(c).
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          “Securitization Transaction” means any issuance of new Notes of any Series, Class or Tranche, pursuant to Section 310 or the applicable Indenture Supplement, whether publicly offered or privately placed, rated or unrated.
          “Security Interest” means the security interest granted pursuant to the granting clause of this Indenture.
          “Senior Class,” with respect to a Class of Notes of any Series, has the meaning set forth in the related Indenture Supplement.
          “Series” means, with respect to any Note, the Series specified in the applicable Indenture Supplement.
          “Series 2007-CC” means the series of Investor Certificates issued by the DCMT pursuant to the DCMT Pooling and Servicing Agreement and the Series 2007-CC Supplement.
          “Series 2007-CC Collateral Certificate” means the Series 2007-CC Collateral Certificate issued pursuant to, and all rights and benefits allocated to the Series 2007-CC

Collateral Certificate under, the DCMT Pooling and Servicing Agreement and the Series 2007-CC Supplement, as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.
          “Series 2007-CC Collateral Certificate Percentage” means, with respect to the Series 2007-CC Collateral Certificate, initially 100%, and for any Due Period or the related Distribution Date after the inclusion of any Additional Collateral Certificate in the Collateral, the percentage equivalent of a fraction, the numerator of which is the Series Investor Interest for the Series 2007-CC Collateral Certificate and the denominator of which is the sum of the Series Investor Interests for all Collateral Certificates, in each case as of the first day of such Due Period.
          “Series 2007-CC Collateral Certificate Transfer Agreement” means that certain agreement dated as of July 26, 2007, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time, pursuant to which Discover Bank conveyed the Series 2007-CC Collateral Certificate to the Issuer.
          “Series 2007-CC Supplement” means the Series 2007-CC Supplement to the DCMT Pooling and Servicing Agreement dated as of July 26, 2007, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.
          “Series Finance Charge Collections” means, with respect to any Collateral Certificate, amounts designated as “Series Finance Charge Collections” or a comparable term in the applicable Series Supplement.
          “Series Interchange” means, with respect to any Collateral Certificate, amounts designated as “Series Interchange” or a comparable term in the applicable Series Supplement.
          “Series Investor Charged-Off Amounts” means, with respect to any Collateral Certificate, amounts designated as “Series Investor Charged-Off Amounts” or a comparable term in the applicable Series Supplement.
          “Series Investor Interest,” with respect to any Collateral Certificate, has the meaning set forth in the related Series Supplement.
          “Series Principal Collections” means, with respect to any Collateral Certificate, amounts designated as “Series Principal Collections” or a comparable term in the applicable Series Supplement.
          “Series Supplement” means, for the Series 2007-CC Collateral Certificate, the Series 2007-CC Series Supplement, and for any other Collateral Certificate means, any series supplement to the applicable Pooling and Servicing Agreement under which such Collateral Certificate was issued, as set forth in the applicable Assignment of Additional Assets, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

          “Servicer” means initially (i) with respect to the Series 2007-CC Collateral Certificate, Discover Bank as servicer for the DCMT and (ii) with respect to an Additional Collateral Certificate, the Person who is designated as the Servicer with respect to such Additional Collateral Certificate in the Assignment of Additional Assets relating to such Additional Collateral Certificate; and thereafter any Person appointed as a successor Servicer to any such Servicer or as an additional servicer, as provided in the DCMT Pooling and Servicing Agreement or the Pooling and Servicing Agreement for such Additional Collateral Certificate.
          “Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
          “Servicing Fee” has the meaning set forth in Section 504.
          “Servicing Fee Allocation Percentage” means, for any Series of Notes for any Due Period or the related Distribution Date, the sum of the Nominal Liquidation Amounts for all Classes or Tranches of Notes in such Series, without duplication, divided by the sum of the Nominal Liquidation Amounts for all Series of Notes, in each case as of the first day of such Due Period.
          “Specified Rating” with respect to any Series, Class or Tranche of Notes has the meaning set forth in the applicable Indenture Supplement.
          “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.
          “Stated Principal Amount,” means, with respect to any Series of Notes, the sum of the Stated Principal Amounts for all Outstanding Classes or Tranches of Notes of such Series, without duplication, and for any Class or Tranche of Notes has the meaning set forth in the applicable Indenture Supplement.
          “Subaccount” means each portion of an Issuer Account designated as such pursuant to this Indenture or the related Indenture Supplement.
          “Subordinated Class,” with respect to a Class of Notes of any Series, has the meaning set forth in the related Indenture Supplement.
          “Subordinated Notes” means Notes of a Subordinated Class of a Series.
          “Supplemental Credit Enhancement Agreement” means a cash collateral account, a letter of credit, a surety bond, an insurance policy or other similar arrangement with any credit enhancement provider which provides the benefit of one or more forms of credit enhancement which is referenced in the applicable Indenture Supplement for any Series, Class or Tranche of Notes.
          “Supplemental Credit Enhancement Provider” means, unless otherwise specified in the applicable Indenture Supplement, any party to any Supplemental Credit Enhancement Agreement other than the Issuer or the Indenture Trustee.

          “Supplemental Liquidity Agreement” means any liquidity facility or other liquidity agreement which provides the benefit of liquidity for any Series, Class or Tranche of Notes which is referenced in the applicable Indenture Supplement.
          “Supplemental Liquidity Provider” means, unless otherwise specified in the applicable Indenture Supplement, any party to any Supplemental Liquidity Agreement other than the Issuer or the Indenture Trustee.
          “Targeted Prefunding Deposit” has, for any Series, Class or Tranche of Notes, the meaning set forth in the applicable Indenture Supplement.
          “Targeted Principal Deposit” has, for any Series, Class or Tranche of Notes, the meaning set forth in the applicable Indenture Supplement.
          “Temporary Global Note” has the meaning set forth in Section 205.
          “Terms Document” with respect to any Class or Tranche of Notes, has the meaning set forth in the applicable Indenture Supplement.
          “Tranche” means, with respect to any Class of Notes, Notes of such Class which have identical terms, conditions and Tranche designation. Notes of a single Tranche may be issued on different dates.
          “Trust Agreement” means the Trust Agreement dated as of July 2, 2007 between the Discover Bank, as Beneficiary and Wilmington Trust Company, as Owner Trustee as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.
          “Trust Estate” has the meaning set forth in the Trust Agreement.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture was executed except as provided in Section 1005.
          “UCC” means the Uniform Commercial Code, as in effect in the relevant jurisdiction.
          “United States Person” has the meaning provided in Section 7701(a)(30) of the Internal Revenue Code.
          “U.S. Depository” means, unless otherwise specified by the Issuer pursuant to Section 204 or 301, with respect to Notes of any Tranche issuable or issued as a Global Note within the United States, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act, or other applicable statute or regulation.

          Section 102. Acts of Noteholders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, “Action”) provided by this Indenture to be given or taken by Noteholders of any Series, Class or Tranche may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing. If Notes of a Series, Class or Tranche are issuable in whole or in part as Bearer Notes, any Action provided by this Indenture to be given or taken by such Noteholders may, alternatively, be embodied in and evidenced by the record of such Noteholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Noteholders duly called and held in accordance with the provisions of Section 904, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such Action will become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and any such record (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments and so voting at any meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, will be sufficient for any purpose of this Indenture and (subject to Section 801) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 102.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit will also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.
     (c) (i) The ownership of Registered Notes will be proved by the Note Register.
          (ii) The ownership of Bearer Notes or coupons will be proved by the production of such Bearer Notes or coupons or by a certificate, satisfactory to the Issuer and the Indenture Trustee by any bank, trust company or recognized securities dealer, as depositary, wherever situated, satisfactory to the Issuer. Each such certificate will be dated and will state that on the date thereof a Bearer Note or coupon bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Notes or coupons specified therein. The holding by the Person named in any such certificate of any Bearer Note specified therein will be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (A) another certificate bearing a later date issued in respect of the same Bearer Note or coupon is produced, (B) the Bearer Note or coupon specified in such certificate is produced by some other Person or (C) the Bearer Note or coupon specified in such certificate has ceased to be Outstanding.
          (d) The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Notes held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Indenture Trustee deems sufficient; and the Indenture Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.
          (e) If the Issuer will solicit from the Holders any Action, the Issuer may, at its option, by an Officer’s Certificate and consistent with the Trust Indenture Act, fix in advance a record date for the determination of Holders entitled to give such Action, but the Issuer will have no obligation to do so. If the Issuer does not so fix a record date, such record date will be the later of thirty (30) days before the first solicitation of such Action or the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 901 before such solicitation. Such Action may be given before or after the record date, but only the Holders of record at the close of business on the record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such Action, and for that purpose the Notes Outstanding will be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the record date.
          (f) Any Action by the Holder of any Note will bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such Action is made upon such Note.
          (g) Without limiting the foregoing, a Holder entitled hereunder to take any Action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or Action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
          (h) Without limiting the generality of the foregoing, unless otherwise specified pursuant to Section 301 or pursuant to one or more Indenture Supplements, a Holder, including a Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders, and a Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in or security entitlements to any such Global Note through such Depository’s standing instructions and customary practices.
          (i) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in or security entitlements to any Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such Action, whether or not such Holders remain Holders after such record date. No such Action shall be valid or effective if made, given or taken more than 90 days after such record date.
          Section 103. Notices, etc., to Indenture Trustee and Issuer. Any Action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee by any Noteholder or by the Issuer will be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid or sent via facsimile transmission to the Indenture Trustee at its Corporate Trust Office, or the Issuer by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder (except as provided in Subsection 701(c)) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.
          Section 104. Compliance Certificates and Opinions. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for the written statement required by Section 1105) will include:
          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          Section 105. Notices to Noteholders; Waiver.
          (a) Where this Indenture, any Indenture Supplement or any Registered Note provides for notice to Registered Noteholders of any event, such notice will be sufficiently given (unless otherwise herein, in such Indenture Supplement or in such Registered Note expressly provided) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission or personally delivered to each Holder of a Registered Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Registered Noteholders is given by mail, facsimile, electronic transmission or delivery neither the failure to mail, send by facsimile, send by electronic transmission or deliver such notice, nor any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, sent by electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.
          Where this Indenture, any Indenture Supplement or any Registered Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Registered Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          (b) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Holder of a Registered Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as will be satisfactory to the Indenture Trustee and the Issuer will be deemed to be a sufficient giving of such notice.
          (c) No notice will be given by mail, facsimile, electronic transmission or otherwise delivered to a Holder of Bearer Notes or coupons in bearer form. In the case of any Series, Class or Tranche with respect to which any Bearer Notes are Outstanding, any notice required or permitted to be given to Holders of such Bearer Notes will be published in an Authorized Newspaper within the time period prescribed in this Indenture or the applicable Indenture Supplement.
          (d) With respect to any Series, Class or Tranche of Notes, the applicable Indenture Supplement may specify different or additional means of giving notice to the Holders of the Notes of such Series, Class or Tranche.
          (e) Where this Indenture provides for notice to any Note Rating Agency, failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute a Material Adverse Effect.
          Section 106. Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision will control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision will be deemed to apply to this Indenture as so modified or excluded, as the case may be.
          Section 107. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.
          Section 108. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee.

          Section 109. Severability of Provisions. In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
          Section 110. Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Note Registrar, Derivative Counterparties (to the extent specified in the applicable Derivative Agreement), Supplemental Credit Enhancement Providers and Supplemental Liquidity Providers (each to the extent specified in the applicable Supplemental Credit Enhancement Agreement and Supplemental Liquidity Agreement, as applicable) and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.
          Section 111. Governing Law. THIS INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.
          Section 112. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.
          Section 113. Indenture Referred to in the Trust Agreement. This is the Indenture referred to in the Trust Agreement.
[END OF ARTICLE I]

ARTICLE II
NOTE FORMS
          Section 201. Forms Generally. The Notes will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the applicable Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer’s execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
          The definitive Notes will be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer’s execution of such Notes, subject, with respect to the Notes of any Series, Class or Tranche, to the rules of any securities exchange on which such Notes are listed.
          Section 202. Forms of Notes. Each Note will be in one of the forms approved from time to time by or pursuant to an Indenture Supplement.
          Section 203. Authentication of Notes; Form of Indenture Trustee’s Certificate of Authentication. The Indenture Trustee will authenticate and deliver, upon the order of Discover Bank as Beneficiary of the Note Issuance Trust, the Notes of each Series, Class or Tranche, to be issued under any Indenture Supplement. The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture will be substantially as follows:
INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Notes of the Series, Class or Tranche designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee,

By:

Authorized Signatory

Dated:

          Section 204. Notes Issuable in the Form of a Global Note.
          (a) If the Issuer establishes pursuant to Sections 202 and 301 that the Notes of a particular Series, Class or Tranche are to be issued in whole or in part in the form of one or more Global Notes, then the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 303 and the authentication order delivered to the Indenture Trustee or its agent thereunder in accordance with Section 203, authenticate and deliver, such Global Note or Notes, which, unless otherwise provided in the applicable Indenture Supplement (i) will represent, and will be denominated in an amount equal to the aggregate Stated Principal Amount (or in the case of Discount Notes, the aggregate Stated Principal Amount at the Expected Maturity Date of such Notes) of the Outstanding Notes of such Series, Class or Tranche to be represented by such Global Note or Notes, or such portion thereof as Discover Bank, as Beneficiary of the Note Issuance Trust, will specify in such authentication order, (ii) in the case of Registered Notes, will be registered in the name of the Depository for such Global Note or Notes or its nominee, (iii) will be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction, (iv) if applicable, will bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (v) may bear such other legend as the Issuer, upon advice of counsel, deems to be applicable.
          (b) Notwithstanding any other provisions of this Section 204 or of Section 305, and subject to the provisions of paragraph (c) below, unless the terms of a Global Note or the applicable Indenture Supplement expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 305, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuer, or to a nominee of such successor Depository.
          (c) With respect to Notes issued within the United States, unless otherwise specified in the applicable Indenture Supplement, or with respect to Notes issued outside the United States, if specified in the applicable Indenture Supplement:
          (i) If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Notes for such Series, Class or Tranche ceases to be a clearing agency registered under the Securities Exchange Act, or other applicable statute or regulation, the Issuer will appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global Note is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Indenture Trustee or its agent, upon receipt of an authentication order requesting the authentication and delivery of individual Notes of such Series, Class or Tranche in exchange for such Global Note, will authenticate and deliver, individual Notes of such Series, Class or Tranche of like tenor and terms in an aggregate Stated Principal Amount equal to the Stated Principal Amount of the Global Note in exchange for such Global Note.

          (ii) The Issuer may at any time and in its sole discretion determine that the Notes of any Series, Class or Tranche or portion thereof issued or issuable in the form of one or more Global Notes will no longer be represented by such Global Note or Notes. In such event the Issuer will execute, and the Indenture Trustee, upon receipt of a written request by the Issuer for the authentication and delivery of individual Notes of such Series, Class or Tranche in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of such Series, Class or Tranche of like tenor and terms in definitive form in an aggregate Stated Principal Amount equal to the Stated Principal Amount of such Global Note or Notes representing such Series, Class or Tranche or portion thereof in exchange for such Global Note or Notes.
          (iii) If specified by the Issuer pursuant to Sections 202 and 301 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of such Series, Class or Tranche of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depository. Thereupon the Issuer will execute, and the Indenture Trustee or its agent will authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of the same Series, Class or Tranche of like tenor and terms and of any authorized denomination as requested by such Person in aggregate Stated Principal Amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Stated Principal Amount of the surrendered Global Note and the aggregate Stated Principal Amount of Notes delivered to the Holders thereof.
          (iv) If any Event of Default has occurred and is continuing with respect to such Global Notes, and Holders of Notes evidencing more than 50% of the unpaid Outstanding Dollar Principal Amount of the Global Notes of that Series, Class or Tranche advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Noteholders, the Holders of Global Notes of that Tranche may exchange such Notes for individual Notes.
          (v) In any exchange provided for in any of the preceding four paragraphs, the Issuer will execute and the Indenture Trustee or its agent will authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of the entire Stated Principal Amount of a Global Note for individual Notes, such Global Note will be canceled by the Indenture Trustee or its agent. Except as provided in the preceding four paragraphs, Notes issued in exchange for a Global Note pursuant to this Section will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar. The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

          Section 205. Temporary Global Notes and Permanent Global Notes.
          (a) If specified in the applicable Indenture Supplement for any Tranche, all or any portion of a Global Note may initially be issued in the form of a single temporary global Bearer Note or Registered Note (the “Temporary Global Note”), without interest coupons, in the denomination of the applicable portion or the entire aggregate principal amount of such Series, Class or Tranche and substantially in the form set forth in the exhibit with respect thereto attached to the applicable Indenture Supplement. The Temporary Global Note will be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Notes in definitive form. The Temporary Global Note may be exchanged as described below or in the applicable Indenture Supplement for permanent global Bearer Notes or Registered Notes (the “Permanent Global Notes”).
          (b) Unless otherwise provided in the applicable Indenture Supplement, exchanges of beneficial interests in or security entitlements to Temporary Global Notes for beneficial interests in or security entitlements to Permanent Global Notes will be made as provided in this clause. The Beneficiary will, upon its determination of the date of completion of the distribution of the Notes of such Series, Class or Tranche, so advise the Indenture Trustee, the Issuer, the Foreign Depository, and each foreign clearing agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Issuer will execute and deliver to the Indenture Trustee at the office of its designated agent outside the United States Permanent Global Notes in bearer or registered form (as specified in the applicable Indenture Supplement) in an aggregate principal amount equal to the Outstanding Dollar Principal Amount of such Series, Class or Tranche of Notes. Bearer Notes so issued and delivered may have coupons attached. The Temporary Global Note may be exchanged for an equal aggregate principal amount of Permanent Global Notes only on or after the Exchange Date. A United States Person may exchange its beneficial interest in or security entitlement to the Temporary Global Note only for an equal aggregate principal amount of Permanent Global Notes in registered form bearing the applicable legend set forth in the form of Registered Note attached to the applicable Indenture Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Issuer so elects. The Issuer may waive the $500,000 minimum denomination requirement if it so elects. Upon any demand for exchange for Permanent Global Notes in accordance with this clause, the Issuer will cause the Indenture Trustee to authenticate and deliver the Permanent Global Notes to the Holder (x) outside the United States, in the case of Bearer Notes and (y) according to the instructions of the Holder, in the case of Registered Notes, but in either case only upon presentation to the Indenture Trustee of a written statement substantially in the form of Exhibit B-1 (or such other form as the Issuer may determine) with respect to the Temporary Global Note, or portion thereof being exchanged, signed by a foreign clearing agency or Foreign Depository and dated the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex (i) in the case of beneficial ownership of the Temporary Global Note, or a portion thereof being exchanged, by a United States qualified institutional buyer pursuant to this clause, the certificate substantially in the form of Exhibit B-2 (or such other form as the Issuer may determine) signed by the beneficial owner which sold the relevant Notes or (ii) in all other cases, the certificate substantially in the form of Exhibit B-3 (or such other form as the Issuer may determine), the certificate referred to in this clause (ii) being dated on the earlier of the first payment of interest in respect of such Note and the date of the delivery of such Note in definitive form. Upon receipt of such certification, the Indenture

Trustee will cause the Temporary Global Note to be endorsed in accordance with clause (d). Any exchange as provided in this Section will be made free of charge to the Holders and the beneficial owners of the Temporary Global Note and to the beneficial owners of the Permanent Global Note issued in exchange, except that a Person receiving the Permanent Global Note must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Permanent Global Note in person at the offices of a foreign clearing agency or Foreign Depository.
          (c) The delivery to the Indenture Trustee by a foreign clearing agency or Foreign Depository of any written statement referred to above may be relied upon by the Issuer and the Indenture Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such foreign clearing agency pursuant to the terms of this Indenture.
          (d) Upon any such exchange of all or a portion of the Temporary Global Note for a Permanent Global Note or Notes, such Temporary Global Note will be endorsed by or on behalf of the Indenture Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Permanent Global Note or Notes. Until so exchanged in full, such Temporary Global Note will in all respects be entitled to the same benefits under this Indenture as Permanent Global Notes authenticated and delivered hereunder except that the beneficial owners of such Temporary Global Note will not be entitled to receive payments of interest on the Notes until they have exchanged their beneficial interests or security entitlements to such Temporary Global Note for Permanent Global Notes.
          Section 206. Beneficial Ownership of Global Notes. Until definitive Notes have been issued to the applicable Noteholders pursuant to Section 204 or as otherwise specified in any applicable Indenture Supplement:
          (a) the Issuer and the Indenture Trustee may deal with the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners; and
          (b) the rights of the respective Note Owners will be exercised only through the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants and will be limited to those established by law and agreements between such Note Owners and the clearing agency or Depository and/or the clearing agency’s or Depository’s participants. Pursuant to the operating rules of the applicable clearing agency, unless and until Notes in definitive form are issued pursuant to Section 204, the clearing agency or Depository will make book-entry transfers among the clearing agency’s or Depository’s participants and receive and transmit distributions of principal and interest on the related Notes to such clearing agency’s or Depository’s participants.
          For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the Outstanding Dollar Principal Amount of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the clearing agency and the clearing agency’s participants) owning interests in or security entitlements to Notes evidencing the requisite percentage of principal amount of Notes.
          Section 207. Notices to Depository. Whenever any notice or other communication is required to be given to Noteholders with respect to which book-entry Notes have been issued, unless and until Notes in definitive form will have been issued to the related Note Owners, the Indenture Trustee will give all such notices and communications to the applicable clearing agency or Depository.
[END OF ARTICLE II]

ARTICLE III
THE NOTES
          Section 301. General Title; General Limitations; Issuable in Series; Terms of a Series, Class or Tranche of Notes.
          (a) The aggregate Stated Principal Amount of Notes which may be authenticated and delivered and Outstanding under this Indenture is not limited.
          (b) The Notes may be issued in one or more Series, Classes or Tranches up to an aggregate Stated Principal Amount of Notes as from time to time may be authorized by the Issuer. All Notes of each Series, Class or Tranche under this Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to such Series, Class or Tranche without preference, priority or distinction on account of (i) the actual time of the authentication and delivery, (ii) Expected Maturity Date or (iii) Legal Maturity Date of the Notes of such Series, Class or Tranche, except as specified in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.
          (c) Each Note issued must be part of a Series, Class and Tranche of Notes for purposes of allocations pursuant to the related Indenture Supplement. A Series of Notes is created pursuant to an Indenture Supplement. A Class or Tranche of Notes is created pursuant to an Indenture Supplement or pursuant to a Terms Document, each related to the Indenture Supplement for the applicable Series.
          (d) Each Series of Notes may, but need not be, subdivided into multiple Classes. Notes belonging to a Class in any Series may be entitled to specified payment priorities over other Classes of Notes in that Series.
          (e) Notes of a Series that belong to different Classes in that Series belong to different Tranches on the basis of the difference in Class membership.
          (f) Each Class of Notes may consist of a single Tranche or may be subdivided into multiple Tranches. Notes of a single Class of a Series will belong to different Tranches if they have different terms and conditions. With respect to any Class of Notes, Notes which have identical terms, conditions and Tranche designation will be deemed to be part of a single Tranche.
          (g) Before the initial issuance of Notes of each Series, Class or Tranche, there shall also be established in or pursuant to an Indenture Supplement or pursuant to a Terms Document related to the applicable Indenture Supplement, provision for:
     (i) the Series designation;
     (ii) the Stated Principal Amount of the Notes;
     (iii) whether such Notes are of a particular Class of Notes or a Tranche of a Class of Notes;

     (iv) the Required Subordinated Amount (if any) for such Class or Tranche of Notes;
     (v) the currency or currencies in which such Notes will be denominated and in which payments of principal of, and interest on, such Notes will or may be payable;
     (vi) if the principal of or interest, if any, on such Notes is to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies other than that in which the Notes are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;
     (vii) if the amount of payments of principal of or interest, if any, on such Notes may be determined with reference to an index based on (A) a currency or currencies other than that in which the Notes are stated to be payable, (B) changes in the prices of one or more other securities or groups or indexes of securities or (C) changes in the prices of one or more commodities or groups or indexes of commodities, or any combination of the foregoing, the manner in which such amounts will be determined;
     (viii) the price or prices at which such Series, Class or Tranche of the Notes will be issued;
     (ix) the rate per annum at which such Series, Class or Tranche of Notes will bear interest, if any, or the formula or index (including any applicable spread to such index) on which such rate will be determined, including all relevant definitions, and the date from which interest will accrue;
     (x) each Interest Payment Date and Expected Principal Payment Date, the Expected Maturity Date and the Legal Maturity Date for such Series, Class or Tranche of Notes;
     (xi) whether such Series, Class or Tranche of Notes consists of Discount Notes and if so the rate or method by which principal accretes thereon;
     (xii) the Initial Dollar Principal Amount of such Series, Class or Tranche of Notes, and the means for calculating the Outstanding Dollar Principal Amount of such Series, Class or Tranche of Notes;
     (xiii) the Nominal Liquidation Amount of such Series, Class or Tranche of Notes, and the means for calculating the Nominal Liquidation Amount of such Series, Class or Tranche of Notes;
     (xiv) whether or not application will be made to list such Series, Class or Tranche of Notes on any securities exchange;
     (xv) any Events of Default or Early Redemption Events with respect to such Series, Class or Tranche of Notes, if not set forth herein, any cure provisions with respect to such events and any additions, deletions or other changes to the Events of

Default or Early Redemption Events set forth herein that will be applicable to such Series, Class or Tranche of Notes (including a provision making any Event of Default or Early Redemption Event set forth herein inapplicable to the Notes of that Series, Class or Tranche);
     (xvi) the appointment by the Indenture Trustee of an Authenticating Agent in one or more places other than the location of the office of the Indenture Trustee with power to act on behalf of the Indenture Trustee and subject to its direction in the authentication and delivery of such Notes in connection with such transactions as will be specified in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement creating such Series, Class or Tranche;
     (xvii) if such Series, Class or Tranche of Notes will be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions, if any, upon which such Global Note or Global Notes may be exchanged in whole or in part for other individual Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 101);
     (xviii) if such Series, Class or Tranche of Notes will be issued in whole or in part as Registered Notes, Bearer Notes or both, whether such Series, Class or Tranche of Notes are to be issued with or without coupons or both;
     (xix) the subordination of such Series, Class or Tranche of Notes to any other indebtedness of the Issuer, including without limitation, the Notes of any other Series, Class or Tranche;
     (xx) if such Series, Class or Tranche of Notes are to have the benefit of any Derivative Agreement, the terms and provisions of such agreement;
     (xxi) if such Series, Class or Tranche of Notes is to have the benefit of any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, the terms and provisions of the applicable agreement;
     (xxii) if such Series, Class or Tranche of Notes is to have the benefit of any reserve account, the provisions relating to such account and the conditions to any deposits into or withdrawals therefrom;
     (xxiii) the Record Date for any Payment Date of such Series, Class or Tranche of Notes, if different from the last day of the month before the related Payment Date;
     (xxiv) the amount scheduled or targeted to be deposited on each Principal Payment Date during an early redemption period or accumulation period for such Series, Class or Tranche of Notes;
     (xxv) whether and under what conditions, additional amounts will be payable to Noteholders; and

     (xxvi) any other terms of such Notes as stated in the related Indenture Supplement;
all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such Series, Class or Tranche of Notes.
          (h) The form of the Notes of each Series, Class or Tranche will be established pursuant to the provisions of this Indenture and the related Indenture Supplement or Terms Document creating such Series, Class or Tranche. The Notes of each Series, Class or Tranche will be distinguished from the Notes of each other Series, Class or Tranche in such manner, reasonably satisfactory to the Indenture Trustee, as the Issuer may determine.
          (i) Any terms or provisions in respect of the Notes of any Series, Class or Tranche issued under this Indenture may be determined pursuant to this Section by providing in the applicable Indenture Supplement for the method by which such terms or provisions will be determined.
          Section 302. Denominations. The Notes of each Series, Class or Tranche will be issuable in such denominations and currency as will be provided in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement. In the absence of any such provisions with respect to the Registered Notes of any Series, Class or Tranche, the Registered Notes of that Series, Class or Tranche will be issued in denominations of $100,000 and multiples of $1,000 in excess thereof. In the absence of any such provisions with respect to the Bearer Notes of any Series, Class or Tranche, the Bearer Notes of that Series, Class or Tranche will be issued in denominations of 1,000, 5,000, 50,000 and 100,000 units of the applicable currency.
          Section 303. Execution, Authentication and Delivery and Dating.
          (a) The Notes will be executed on behalf of the Issuer by an Issuer Authorized Officer. The signature of any officer of the Beneficiary or the Owner Trustee on the Notes may be manual or facsimile.
          (b) Notes bearing the manual or facsimile signatures of individuals who were at any time an Issuer Authorized Officer will bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.
          (c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication; and the Indenture Trustee will, upon receipt of an authentication order in accordance with Section 203 above, authenticate and deliver such Notes as in this Indenture provided and not otherwise.
          (d) The Indenture Trustee will not be required to authenticate such Notes if the issue thereof will adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

          (e) Unless otherwise provided in the form of Note for any Series, Class or Tranche, all Notes will be dated the date of their authentication.
          (f) No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Indenture Trustee (including, if applicable, by an Authenticating Agent appointed under Section 815) by manual signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
          Section 304. Temporary Notes.
          (a) Pending the preparation of definitive Notes of any Series, Class or Tranche, the Issuer may execute, and, upon receipt of the documents required by Section 303, the Indenture Trustee will authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Issuer may determine, as evidenced by the Issuer’s execution of such Notes.
          (b) If temporary Notes of any Series, Class or Tranche are issued, the Issuer will cause definitive Notes of such Series, Class or Tranche to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes of such Series, Class or Tranche will be exchangeable for definitive Notes of such Series, Class or Tranche upon surrender of the temporary Notes of such Series, Class or Tranche at the office or agency of the Issuer in a Place of Payment, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Notes the Issuer will execute and the Indenture Trustee will authenticate and deliver in exchange therefor a like Stated Principal Amount of definitive Notes of such Series, Class or Tranche of authorized denominations and of like tenor and terms. Until so exchanged the temporary Notes of such Series, Class or Tranche will in all respects be entitled to the same benefits under this Indenture as definitive Notes of such Series, Class or Tranche.
          Section 305. Registration, Transfer and Exchange.
          (a) The Issuer will keep or cause to be kept a register (herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Registered Notes, or of Registered Notes of a particular Series, Class or Tranche, and for transfers of Registered Notes or of Registered Notes of such Tranche. Any such register will be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers will be available for inspection by the Indenture Trustee at the office or agency to be maintained by the Issuer as provided in Section 1103.
          (b) Subject to Section 204, upon surrender for transfer of any Registered Note of any Series, Class or Tranche at the office or agency of the Issuer in a Place of Payment, if the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, and, upon receipt of such surrendered Note, the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of such Series, Class or Tranche of any authorized denominations, of a like aggregate Stated Principal Amount, Expected Maturity Date and Legal Maturity Date and of like terms.
          (c) Subject to Section 204, at the option of the Holder, Notes of any Series, Class or Tranche may be exchanged for other Notes of such Series, Class or Tranche of any authorized denominations, of a like aggregate Stated Principal Amount, Expected Maturity Date and Legal Maturity Date and of like terms, upon surrender of the Notes to be exchanged at such office or agency. Registered Notes, including Registered Notes received in exchange for Bearer Notes, may not be exchanged for Bearer Notes. At the option of the Holder of a Bearer Note, subject to applicable laws and regulations, Bearer Notes may be exchanged for other Bearer Notes or Registered Notes (of the same Series, Class and Tranche of Notes) of authorized denominations of like aggregate Stated Principal Amount, Expected Maturity Date and Legal Maturity Date and of like terms, upon surrender of the Bearer Notes to be exchanged at an office or agency of the Note Registrar located outside the United States. Each Bearer Note surrendered pursuant to this Section will have attached thereto all unmatured coupons; provided, however, that any Bearer Note so surrendered after the close of business on the last day of the month preceding the relevant Payment Date need not have attached the coupon relating to such Payment Date. Whenever any Notes are so surrendered for exchange, the Issuer will execute, and the Indenture Trustee will authenticate and deliver (in the case of Bearer Notes, outside the United Sates), the Notes which the Noteholders making the exchange are entitled to receive.
          (d) All Notes issued upon any transfer or exchange of Notes will be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.
          (e) Every Note presented or surrendered for transfer or exchange will (if so required by the Issuer or the Indenture Trustee) be duly indorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
          (f) Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be made on any Noteholder for any transfer or exchange of Notes, but the Issuer may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes before the transfer or exchange will be complete, other than exchanges pursuant to Section 304 not involving any transfer.
          (g) None of the Issuer, the Note Registrar or the Indenture Trustee shall be required (i) to issue, register the transfer of or exchange any Notes of any Series, Class or Tranche during a period beginning at the opening of business 15 days before the day of selection of Notes of such Series, Class or Tranche to be redeemed and ending at the close of business on (A) if Notes of such Series, Class or Tranche are issuable only as Registered Notes, the day of the mailing of the relevant notice of redemption of Registered Notes of such Series, Class or Tranche so selected for redemption or (B) if Notes of the Series, Class or Tranche are issuable as Bearer Notes, the day of the first publication of the relevant notice of redemption or, if Notes of the Series, Class or Tranche are also issuable as Registered Notes and there is no publication, the mailing of the relevant notice of redemption or (ii) to register the transfer or exchange of any Notes or portions thereof so selected for redemption.
          (h) Notwithstanding anything herein to the contrary, the exchange of Bearer Notes into Registered Notes shall be subject to applicable laws and regulations in effect at the time of exchange; none of the Issuer, the Indenture Trustee or the Note Registrar shall exchange any Bearer Notes into Registered Notes if it has received an Opinion of Counsel that as a result of such exchanges the Issuer or the Beneficiary would suffer adverse consequences under the United States federal income tax laws and regulations then in effect and the Issuer has delivered to the Indenture Trustee an Issuer Certificate directing the Indenture Trustee not to make such exchanges unless and until the Indenture Trustee receives a subsequent Issuer Certificate to the contrary. The Issuer shall deliver copies of such Issuer Certificates to the Note Registrar.
          (i) None of the Issuer, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership.
          (j) The Issuer initially appoints U.S. Bank National Association to act as Note Registrar for the Registered Notes on its behalf. The Issuer may at any time and from time to time authorize any Person to act as Note Registrar in place of the Indenture Trustee with respect to any Series, Class or Tranche of Notes issued under this Indenture.
          (k) Registration of transfer of Notes containing the following legend or to which the following legend is applicable:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”
will be effected only if such transfer is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act other than Rule 144A under the Securities Act or Rule 903 or Rule 904 of Regulation S under the Securities Act, any requirements to transfer notes that have not been registered under the Securities Act, including any forms of transferor or transferee certifications, will be contained in the Terms Document relating to such notes.

          Notes issued upon registration or transfer of, or Notes issued in exchange for, Notes bearing the legend referred to above will also bear such legend unless the Issuer, the Indenture Trustee and the Note Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.
          The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture and any Indenture Supplement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          Section 306. Mutilated, Destroyed, Lost and Stolen Notes.
          (a) If (i) any mutilated Note (together, in the case of Bearer Notes, with all unmatured coupons, if any, appertaining thereto) is surrendered to the Indenture Trustee or the Note Registrar, or the Issuer, the Note Registrar or the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Note Registrar or the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer will execute and upon its request the Indenture Trustee will authenticate and deliver (in the case of Bearer Notes, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Series, Class or Tranche, Expected Maturity Date, Legal Maturity Date and Stated Principal Amount, bearing a number not contemporaneously Outstanding.
          (b) In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Issuer shall, instead of issuing a new Note, pay such Note.
          (c) Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.
          (d) Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series, Class or Tranche duly issued hereunder.
          (e) The provisions of this Section are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          Section 307. Payment of Interest; Interest Rights Preserved; Withholding Taxes.
          (a) Unless otherwise provided with respect to such Note pursuant to Section 301, interest payable on any Registered Note will be paid to the Person in whose name that Note is registered at the close of business on the most recent Record Date and interest payable on any Bearer Note will be paid to the bearer of that Note (or the applicable coupon).
          (b) Subject to clause (a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.
          (c) The right of any Noteholder to receive interest on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Internal Revenue Code or other applicable tax law, including foreign withholding and deduction. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder.
          Section 308. Persons Deemed Owners. Title to any Bearer Note, including any coupons appertaining thereto, shall pass by delivery. The Issuer, the Indenture Trustee, the Owner Trustee, the Beneficiary and any agent of the Issuer, the Indenture Trustee, the Owner Trustee or the Beneficiary may treat the Person who is proved to be the owner of such Note pursuant to Subsection 102(c) as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Indenture Trustee, the Owner Trustee, the Beneficiary, nor any agent of the Issuer, the Indenture Trustee, the Owner Trustee or the Beneficiary will be affected by notice to the contrary.
          Section 309. Cancellation. All Notes surrendered for payment, redemption, transfer, conversion or exchange will be cancelled by the Indenture Trustee, and, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already canceled, will be promptly canceled by it. No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. The Indenture Trustee will dispose of all canceled Notes in accordance with its customary procedures and will deliver a certificate of such disposition to the Issuer.
          Section 310. New Issuances of Notes.
          (a) Unless otherwise specified in the related Indenture Supplement, the Issuer may issue new Notes of any Series, Class or Tranche, so long as the following conditions precedent are satisfied:
     (i) on or prior to the third Business Day before the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee notice of such new issuance; provided, however, that notice of the issuance of the Class B(2007-1) DiscoverSeries Notes and Class C(2007-1) DiscoverSeries Notes will not be required;

     (ii) on or prior to the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee and each Note Rating Agency an Issuer Certificate to the effect that:
     (A) the Issuer reasonably believes that the new issuance will not cause an Early Redemption Event or Event of Default for any Outstanding Notes (for the avoidance of doubt, in giving this certification the Issuer need not consider any effects on the timing of principal payments on Outstanding Subordinated Notes caused by the issuance of Senior Notes);
     (B) all instruments furnished to the Indenture Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Indenture Trustee to authenticate and deliver such Notes;
     (C) the form and terms of such Notes have been established in conformity with the provisions of this Indenture; and
     (D) the Series Investor Interest for each Collateral Certificate has been increased by an amount equal to the product of (i) the Nominal Liquidation Amount of any Notes to be issued by the Note Issuance Trust and (ii) the percentage of the Nominal Liquidation Amount of such Notes to be allocated to that Collateral Certificate, as determined by the Calculation Agent and notified to Discover Bank; provided that the amount of such increase may be reduced to the extent of any reductions in the Series Investor Interest as a result of reductions in the Nominal Liquidation Amount of any Notes on the date of issuance in connection with principal payments and deposits;
which certificate shall also include such other matters as the Indenture Trustee may reasonably request;
     (iii) on or prior to the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee and each Note Rating Agency an Opinion of Counsel, which may be from internal counsel of the Issuer or any Beneficiary, that all laws and requirements with respect to the execution and delivery by the Issuer of such Notes have been complied with, the Issuer has the trust power and authority to issue such Notes and such Notes have been duly authorized and delivered by the Issuer and, assuming due authentication and delivery by the Indenture Trustee, constitute legally valid and binding obligations of the Issuer enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and are entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Notes, if any, of such Series, Class or Tranche, subject to the terms of this Indenture, each Indenture Supplement and each Terms Document;

     (iv) on or prior to the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for each applicable Master Trust and an Issuer Tax Opinion with respect to such issuance;
     (v) the Issuer obtains confirmation from each applicable Note Rating Agency that the new issuance will not have a Ratings Effect on any Outstanding Notes;
     (vi) in the case of Bearer Notes described in Section 163(f)(2)(A) of the Internal Revenue Code (without regard to subsection (iv) thereof), the issuance of such Notes shall satisfy the requirements of Section 163(f)(2)(B) of the Internal Revenue Code;
     (vii) on or prior to the date that the new issuance is to occur, each of the Issuer and the Indenture Trustee will have executed and delivered an Indenture Supplement and, if applicable, each of the Issuer and the Indenture Trustee will have executed and delivered a Terms Document relating to the applicable Class or Tranche of Notes;
     (viii) in the case of Foreign Currency Notes, the Issuer will have appointed one or more Paying Agents in the appropriate countries;
     (ix) the conditions specified herein or in Section 311 are satisfied; and
     (x) any other conditions specified in the applicable Indenture Supplement are satisfied;
provided, however, that any one of the aforementioned conditions may be eliminated or modified as a condition precedent to any new issuance of a Series, Class or Tranche of Notes if the Issuer has obtained approval from each applicable Note Rating Agency.
          (b) The Issuer and the Indenture Trustee will not be required to provide prior notice to or to obtain the consent of any Noteholder of any Outstanding Series, Class or Tranche to issue any additional Notes of any Series, Class or Tranche. In addition, the Issuer agrees to provide notice of new issuances of Series, Classes or Tranches of Notes as may be required by and in accordance with Item 1121(a)(14) of Regulation AB.
          (c) There are no restrictions on the timing or amount of any additional issuance of Notes of an Outstanding Series, Class or Tranche of Notes, so long as the conditions described in this Section 310 and any provisions relating to required subordination in the applicable Indenture Supplement are met or waived. As of the date of any additional issuance of Notes of an Outstanding Series, Class or Tranche of Notes, the Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of that Series, Class or Tranche will be increased to reflect the principal amount of the additional Notes. Unless otherwise provided in the applicable Indenture Supplement, if the additional Notes are part of a Series, Class or Tranche of Notes, as applicable, for which all previously issued Notes in such Series, Class or Tranche have the benefit of a Derivative Agreement, the Issuer will enter into a Derivative Agreement for the benefit of the additional Notes. In addition, if the additional Notes are part of a Series, Class or Tranche of Notes, as applicable, for which all previously issued Notes in such Series, Class or Tranche have the benefit of any Supplemental Credit Enhancement Agreement or any Supplemental Liquidity Agreement, the Issuer will enter into a Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, as applicable, for the benefit of the additional Notes. Furthermore, the targeted deposits, if any, to any applicable Issuer Account will be increased proportionately to reflect the principal amount of the additional Notes.
          When issued, the additional Notes of a Tranche will be identical in all respects to the other Outstanding Notes of that Tranche and will be equally and ratably entitled to the benefits of the Indenture and the related Indenture Supplement applicable to the previously issued Notes of such Tranche, as the other Outstanding Notes of that Tranche without preference, priority or distinction.
          Section 311. Specification of Required Subordinated Amount and other Terms with Respect to each Series, Class or Tranche of Notes.
          (a) The applicable Indenture Supplement for each Series, Class or Tranche of Notes will specify the manner of calculating the Required Subordinated Amount of each Subordinated Class or Tranche of Notes, if any.
          (b) The Issuer may change the Required Subordinated Amount or method of computing such amount for any Class or Tranche of Notes at any time, to the extent and subject to the conditions in the applicable Indenture Supplement.
[END OF ARTICLE III]

ARTICLE IV
ISSUER ACCOUNTS AND INVESTMENTS
          Section 401. Collections. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance from any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture including, without limitation, all funds and other property payable to the Indenture Trustee in connection with the Collateral. The Indenture Trustee will hold all such money and property received by it as part of the Collateral and will apply it as provided in this Indenture.
          Section 402. Issuer Accounts.
          (a) On or before the date hereof, the Issuer shall cause to be established one or more Eligible Deposit Accounts (each such account together with any successor account, a “Collections Account” and collectively, the “Collections Accounts”) in the name of the Indenture Trustee and for which the Indenture Trustee is the customer of the deposit bank, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee and the Noteholders. All collections and distributions received pursuant to Section 401 shall be deposited into the Collections Account. From time to time in connection with the issuance of a Series, Class or Tranche of Notes, the Issuer may cause the Indenture Trustee to establish one or more Eligible Deposit Accounts denominated as “Issuer Accounts” in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds and other assets deposited therein are held for the benefit of the Indenture Trustee and the Noteholders. All investments of funds on deposit in the Collections Account or any Issuer Account shall be credited to the Collections Account or an Issuer Account except for any repurchase agreements or other general intangibles covered by the UCC financing statement filed under the Indenture and any investments that are otherwise under the control (within the meaning of Section 9-104 or 9-106, as applicable, of the UCC) of the Indenture Trustee. The Collections Account and any Issuer Account shall be under the control (within the meaning of Section 9-104 or 9-106, as applicable, of the UCC) of the Indenture Trustee for the benefit of the Indenture Trustee and the Noteholders. If, at any time, the institution holding the Collections Account or any Issuer Account ceases to be an Eligible Institution, the Issuer shall notify each applicable Note Rating Agency thereof and shall within 10 Business Days of knowledge or notice of the ineligibility (or such longer period, not to exceed 30 calendar days, as to which each applicable Note Rating Agency (other than Moody’s, which has requested notification rather than a consent right) may consent in writing) establish a new Collections Account or Issuer Account, as applicable, that is an Eligible Deposit Account and shall transfer any cash and/or investments from such Collections Account or Issuer Account, as applicable, to such new Collections Account or Issuer Account, as applicable. From the date each such new Collections Account is established, it shall be the “Collections Account.” From the date each such new Issuer Account is established, it shall be an “Issuer Account.” Any Issuer Account will receive deposits as set forth herein, in the Indenture and in the applicable Indenture Supplement.
          (b) All payments to be made from time to time by the Indenture Trustee to Noteholders out of funds in the Issuer Accounts pursuant to this Indenture and any Indenture

Supplement will be made by the Paying Agent on the applicable Payment Date in accordance with the requirements of any applicable Depository, or as otherwise provided in the applicable Indenture Supplement but only to the extent of available funds in the applicable Issuer Account or Subaccount.
          Section 403. Investment of Funds in the Issuer Accounts; Securities Account.
          (a) Funds on deposit in the Issuer Accounts will (unless otherwise stated in the applicable Indenture Supplement) be invested and reinvested by the Indenture Trustee at the written direction of the Issuer in one or more Permitted Investments. Absent such a direction, funds shall be invested in First American Funds, First American Prime Class D (Ticker FPDXX); provided that the Calculation Agent may specify in writing from time to time a replacement investment that satisfies the definition of Permitted Investment and after any such instruction is given, absent a specific direction funds shall be invested in such replacement investment. The Issuer may authorize the Indenture Trustee to make specific investments pursuant to written instructions, in such amounts as the Issuer will specify. Notwithstanding the foregoing, funds held by the Indenture Trustee in any of the Issuer Accounts will be invested in Permitted Investments that will mature in each case no later than the date on which such funds in the Issuer Accounts are scheduled to be transferred or distributed by the Indenture Trustee pursuant to this Indenture (or as necessary to provide for timely payment of principal or interest on the applicable Payment Date).
          (b) All funds deposited from time to time in the Issuer Accounts pursuant to this Indenture and all Permitted Investments made with such funds will be held by the Indenture Trustee as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee for the purposes set forth herein. Funds and other property in any of the Issuer Accounts will not be commingled with any other funds or property of the Issuer or the Indenture Trustee.
          (c) The Issuer shall cause all Collateral to be delivered to the Indenture Trustee and held as follows:
          (i) The Series 2007-CC Collateral Certificate and any Additional Collateral Certificate shall be delivered by the Issuer to the Indenture Trustee in the State of New York registered in the name of the Indenture Trustee;
          (ii) All Permitted Investments that constitute investment property or that the applicable securities intermediary is otherwise willing to credit to an Issuer Account shall be held in an Issuer Account with a securities intermediary that shall agree with the Issuer and the Indenture Trustee that (A) such investment property or other assets at all times shall be credited to a securities account of the Indenture Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (F)

such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Indenture Trustee) (and other than fees and expenses of the securities intermediary relating to the applicable Issuer Account), (G) such agreement between such securities intermediary and the Indenture Trustee shall be governed by the laws of the State of New York, and (H) the State of New York shall be the securities intermediary’s jurisdiction for purposes of the UCC; provided, however, that any such Permitted Investment that would constitute an interest in a trust, partnership or limited liability company shall not be held in an Issuer Account with a securities intermediary but shall be delivered to the Indenture Trustee in the State of New York registered in the name of the Indenture Trustee or duly endorsed in blank.
          (iii) All instruments not credited to an Issuer Account shall be delivered to the Indenture Trustee in the State of New York duly endorsed in blank;
          (iv) In the case of deposit accounts, the Issuer shall cause the Indenture Trustee to become the customer of the bank with respect to such deposit account;
          (v) In all cases, the Issuer shall cause the filing of an appropriate Financing Statement in the appropriate filing office in accordance with the UCC as in effect in any relevant jurisdiction; and
          (d) The Indenture Trustee shall maintain possession of any Collateral delivered to it in the State of New York separate and apart from all other property held by the Indenture Trustee; provided that, other than following an Event of Default and acceleration pursuant to Section 702, no Permitted Investment shall be disposed of prior to its maturity.
          (e) On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Collections Account will be distributed to the Beneficiary in accordance with Section 4.01 of the Trust Agreement. Unless otherwise stated in the related Indenture Supplement, for purposes of determining the availability of funds or the balance in the Issuer Accounts for any reason under this Indenture or any Indenture Supplement, interest and earnings on such funds shall be deemed not to be available or on deposit.
     Subject to Section 801(c) of this Indenture, the Indenture Trustee will not in any way be held liable by reason of any insufficiency in such Issuer Accounts resulting from any loss on any Permitted Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity, in accordance with their terms.
          (f) Funds on deposit in the Issuer Accounts will be invested and reinvested by the Indenture Trustee to the fullest extent practicable, in such manner as the Indenture Trustee will from time to time determine, but only in one or more Permitted Investments, upon the occurrence of any of the following events:

          (i) the Issuer shall have failed to give investment directions to the Indenture Trustee, in which case the Indenture Trustee shall invest and reinvest funds on deposit in the Issuer Accounts in accordance with Section 403(a); or
          (ii) an Event of Default shall have occurred and is continuing but no Notes shall have been declared due and payable pursuant to Section 702 of the Indenture.
[END OF ARTICLE IV]

ARTICLE V
COLLECTIONS, ALLOCATIONS, DEPOSITS AND PAYMENTS
          Section 501. Collections and Allocations. The Calculation Agent shall instruct the Indenture Trustee to apply all funds on deposit in the Collections Account as described in this Article V of the Indenture and in any Indenture Supplement for any Series, Class or Tranche of Notes.
          Section 502. Allocations of Finance Charge Amounts and Charge-offs.
          (a) With respect to each Due Period, the Indenture Trustee, at the direction of the Calculation Agent, shall allocate to each Series of Notes an amount equal to the sum of
               (i) the product of
     (A) the Finance Charge Amounts minus the Finance Charge Prefunding Negative Spread Amounts, in each case for such Due Period and
     (B) the Finance Charge Allocation Percentage for such Series for such Due Period, and
               (ii) the product of
     (A) the Finance Charge Prefunding Negative Spread Amounts and
     (B) the Prefunding Finance Charge Allocation Percentage for such Series for such Due Period.
          (b) With respect to each Due Period, the Indenture Trustee, at the direction of the Calculation Agent, shall allocate to each Series of Notes an amount equal to the product of
     (i) the Charge-offs for such Due Period and
     (ii) the Charge-off Allocation Percentage for such Series for such Due Period.
          Section 503. Allocations of Principal Amounts. With respect to each Due Period, the Indenture Trustee, at the direction of the Calculation Agent, shall allocate to each Series of Notes an amount equal to the product of
          (a) the Principal Amounts for such Due Period and
          (b) the Principal Allocation Percentage for such Series for such Due Period.

          Section 504. Allocations of the Servicing Fee.
          (a) As compensation for its servicing activities under the related Pooling and Servicing Agreement for any Collateral Certificate and as reimbursement for any expense incurred by it in connection therewith, each Master Servicer under the related Pooling and Servicing Agreement shall be entitled to receive a servicing fee (the “Servicing Fee”). For each Due Period, the Servicing Fees shall equal the sum of the Investor Servicing Fees, as defined in the related Series Supplements, for each Collateral Certificate. If the total amount allocated under all Indenture Supplements to pay the Servicing Fees for each Collateral Certificate is less than the amount needed to pay the Servicing Fees in full, the Indenture Trustee, at the direction of the Calculation Agent, shall pay the amounts so allocated to the Master Servicer for each Collateral Certificate based on the ratio of the Servicing Fee for such Master Servicer to the Servicing Fees for all Master Servicers. The fees of the Calculation Agent shall be allocated to the Calculation Agent by the Master Servicer out of such Servicing Fee.
          (b) With respect to each Due Period, the Indenture Trustee, at the direction of the Calculation Agent, shall allocate to each Series of Notes an amount equal to the product of
     (i) the Servicing Fee for such Due Period and
     (ii) the Servicing Fee Allocation Percentage for such Series for such Due Period.
          Section 505. Final Payment. On the earliest to occur of:
          (a) the date of the payment in full of the Stated Principal Amount of and all accrued interest on that Series, Class or Tranche of Notes, as applicable; or
          (b) for Foreign Currency Notes, the date on which the Outstanding Dollar Principal Amount of such Notes, after giving effect to all deposits, allocations, reallocations, sales of Collateral and payments to be made on such date, is reduced to zero, all Dollar amounts with respect to accrued interest on such Notes are paid in full and all such amounts are converted to Foreign Currency and paid to Noteholders as set forth in the applicable Indenture Supplement.
          (c) on the Legal Maturity Date of such Notes, after giving effect to all deposits, allocations, reallocations, sales of Collateral and payments to be made on such date, each Series, Class or Tranche of Notes, as applicable, will be considered to be paid in full in the manner set forth in the applicable Indenture Supplement. The Holders of such Series, Class or Tranche of Notes, as applicable, will have no further right or claim, and the Issuer will have no further obligation or liability with respect to such Series, Class or Tranche of Notes, as applicable.
          Section 506. Payments within a Series, Class or Tranche. All payments of principal, interest or other amounts to Holders of the Notes of a Series, Class or Tranche will be made in accordance with the related Indenture Supplement.

          Section 507. Appointment of Calculation Agent; Resignation or Removal of Calculation Agent. Discover Bank is hereby appointed as Calculation Agent hereunder. The Calculation Agent shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Calculation Agent could take to make the performance of its duties hereunder permissible under applicable law. For purposes of the foregoing sentence, applicable law shall include, without limitation, any condition that relates to the activities of the Calculation Agent under any requirements of law and that, in the Calculation Agent’s reasonable judgment, must be satisfied in order for any affiliate of the Calculation Agent not otherwise treated as a bank holding company (or any similar designation under the Bank Holding Company Act of 1956, as said act may be amended from time to time) to avoid being treated as a bank holding company under the Bank Holding Company Act of 1956, as amended, or to avoid limitations under said act upon the activities in which the Calculation Agent or any affiliate of the Calculation Agent may engage. Any such determination permitting the resignation of the Calculation Agent shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor Calculation Agent, as applicable, shall have assumed the responsibilities and obligations of the Calculation Agent hereunder. The successor Calculation Agent shall be (i) for any Collateral Certificate, the successor Master Servicer under the related Pooling and Servicing Agreement, and (ii) for the Note Issuance Trust, the successor Master Servicer under the DCMT Pooling and Servicing Agreement. If any successor Master Servicer shall decline to assume the responsibilities and obligations of the Calculation Agent hereunder, the Indenture Trustee shall appoint a Calculation Agent. If the Indenture Trustee is unable to appoint a successor Calculation Agent, the Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor Calculation Agent.
          Section 508. Delegation of Duties of Calculation Agent. In the ordinary course of business, the Calculation Agent may at any time delegate any of its duties under this Indenture or any Indenture Supplement to any Person who agrees to conduct such duties in accordance with the applicable guidelines established in this Indenture. Such delegation shall not relieve the Calculation Agent of its liabilities and responsibilities with respect to such duties, and shall not constitute a resignation under this Indenture or any Indenture Supplement.
          Section 509. Merger or Consolidation of, or Assumption of the Obligations of, the Calculation Agent. Nothing in this Indenture shall prevent any consolidation or merger of the Calculation Agent with or into any other corporation, or any consolidation or merger of any other corporation with or into the Calculation Agent, or any sale or transfer of all or substantially all of the property and assets of the Calculation Agent to any other corporation lawfully entitled to acquire the same; provided, however, that, so long as Notes are outstanding hereunder, the Calculation Agent covenants and agrees that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Indenture to be kept or performed by the Calculation Agent shall, by an agreement supplemental hereto, executed and delivered to the Indenture Trustee, be assumed by the corporation (if other than the Calculation Agent) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Calculation Agent, just as fully and effectually as if such successor corporation had been the original party of the first part hereto; and in the event of any such sale or transfer the predecessor Calculation Agent may be dissolved, wound up and liquidated at any time thereafter. The Calculation Agent shall notify the applicable Note Rating Agencies of any consolidation, merger or transfer of all or substantially all of its property or assets pursuant to this Section 509.
[END OF ARTICLE V]

ARTICLE VI
SATISFACTION AND DISCHARGE; CANCELLATION OF NOTES
HELD BY THE ISSUER OR THE BANK
          Section 601. Satisfaction and Discharge of Indenture. This Indenture will cease to be of further effect with respect to any Series, Class or Tranche of Notes (except as to any surviving rights of transfer or exchange of Notes of that Series, Class or Tranche expressly provided for herein or in the form of Note for that Series, Class or Tranche), and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture as to that Series, Class or Tranche, when:
          (a) all Notes of that Series, Class or Tranche theretofore authenticated and delivered (other than (A) Notes of that Series, Class or Tranche which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (B) Notes of that Series, Class or Tranche for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from that trust, as provided in Section 1104) have been delivered to the Indenture Trustee, canceled or designated for cancellation;
          (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Notes of that Series, Class or Tranche; and
          (c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes of that Series, Class or Tranche have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series, Class or Tranche of Notes, the obligations of the Issuer to the Indenture Trustee with respect to that Series, Class or Tranche of Notes under Section 806 and the obligations of the Indenture Trustee under Sections 602 and 1103 will survive such satisfaction and discharge.
          Section 602. Application of Trust Money. All money and obligations deposited with the Indenture Trustee pursuant to Sections 601 or 603 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by it, in accordance with the provisions of the Series, Class or Tranche of Notes in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee.
          Section 603. Cancellation of Notes Held by the Issuer or any Beneficiary. If the Issuer, the Depositor or any of their Affiliates holds any Notes, that Holder may, subject to any provisions of a related Indenture Supplement limiting the repayment of such Notes, by notice from that Holder to the Indenture Trustee, cause the Notes to be repaid and canceled, whereupon the Notes will no longer be Outstanding.
[END OF ARTICLE VI]

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES
          Section 701. Events of Default. “Event of Default,” wherever used herein, means with respect to any Series, Class or Tranche of Notes any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either expressly stated to be inapplicable to a particular Series, Class or Tranche or specifically deleted or modified in the applicable Indenture Supplement creating such Series, Class or Tranche of Notes or in the form of Note for such Series, Class or Tranche:
          (a) with respect to such Series, Class or Tranche of Notes, as applicable, a default by the Issuer in the payment of any interest on such Series, Class or Tranche of Notes when such interest becomes due and payable, and continuance of such default for a period of thirty-five (35) days following the date on which such interest became due and payable; provided, however, that the failure to pay such interest shall not be an Event of Default hereunder if the Dollar amount required to be applied to interest and converted to Foreign Currency with respect to any Foreign Currency Notes has been so converted and paid to the applicable Noteholder as provided in the applicable Indenture Supplement;
          (b) with respect to such Series, Class or Tranche of Notes, a default by the Issuer in the payment of the Stated Principal Amount of such Series, Class or Tranche of Notes at the applicable Legal Maturity Date; provided, however, that the failure to pay the Stated Principal Amount shall not be an Event of Default hereunder if the Outstanding Dollar Principal Amount has been paid to the applicable Noteholders of such Series, Class or Tranche (or, with respect to any Foreign Currency Notes, has been converted to such currency and paid to the applicable Noteholders) as provided in the applicable Indenture Supplement;
          (c) a default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture in respect of the Notes of such Series, Class or Tranche (other than a covenant or warranty in respect of the Notes of such Series, Class or Tranche a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), all of such covenants and warranties in this Indenture which are not expressly stated to be for the benefit of a particular Series, Class and Tranche of Notes being deemed to be in respect of the Notes of all Series, Classes or Tranches for this purpose, and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the aggregate in Outstanding Dollar Principal Amount of the Outstanding Notes of the affected Series, Class or Tranche, a written notice specifying such default or breach and requesting it to be remedied and stating that such notice is a “Notice of Default” hereunder and, as a result of such default, the interests of the Holders of the Notes of such Series, Class or Tranche are materially and adversely affected and continue to be materially and adversely affected during the sixty (60) day period;
          (d) (i) the Issuer shall file a petition or commence a proceeding (A) to take advantage of any bankruptcy, conservatorship, receivership, insolvency, or similar laws or (B)

for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to the Issuer or all or substantially all of its property, (ii) the Issuer shall consent or fail to object to any such petition filed or proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or proceeding, (iii) the Issuer shall admit in writing its inability to pay its debts generally as they become due, (iv) the Issuer shall make an assignment for the benefit of its creditors, or (v) the Issuer shall voluntarily suspend payment of its obligations.
          (e) with respect to any such Series, Class or Tranche, any additional Event of Default specified in the Indenture Supplement for such Series, Class or Tranche of Notes as applying to such Series, Class or Tranche, or specified in the form of Note for such Series, Class or Tranche.
          Section 702. Acceleration of Maturity; Rescission and Annulment.
          (a) If an Event of Default described in clause (a), (b), (c) or (e) (if the Event of Default under clause (c) or (e) is with respect to less than all Series, Classes and Tranches of Notes then Outstanding) of Section 701 occurs and is continuing with respect to any Series, Class or Tranche, then and in each and every such case, unless the principal of all the Notes of such Series, Class or Tranche shall have already become due and payable, either the Indenture Trustee or the Majority Holders of the Notes of such Series, Class or Tranche then Outstanding hereunder (each such Series, Class or Tranche acting as a separate Class), by notice in writing to the Issuer (and to the Indenture Trustee if given by the Holders), may declare the Outstanding Dollar Principal Amount of all the Outstanding Notes of such Series, Class or Tranche then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, anything in this Indenture, the related Indenture Supplement or in the Notes of such Series, Class or Tranche to the contrary notwithstanding. Such payments are subject to the allocation provisions of this Indenture and the allocation, deposits and payment sections of the related Indenture Supplement.
          (b) If an Event of Default described in clause (c) or (e) of Section 701 occurs with respect to all Series, Classes and Tranches of Outstanding Notes and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Indenture Trustee or the Majority Holders of all the Outstanding Notes hereunder (treated as one Class), by notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), may declare the Outstanding Dollar Principal Amount of all the Notes then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, notwithstanding anything in this Indenture, the related Indenture Supplements or the Notes to the contrary.
          (c) If an Event of Default described in clause (d) of Section 701 occurs and is continuing, then the Outstanding Dollar Principal Amount of all the Notes then Outstanding of all Series, Classes and Tranches and all interest accrued or principal accreted and unpaid (if any)

thereon will automatically be and become immediately due and payable by the Issuer, without notice or demand to any Person, and the Issuer will automatically and immediately be obligated to pay off the Notes.
          At any time after such a declaration of acceleration has been made or an automatic acceleration has occurred with respect to the Notes of any Series, Class or Tranche and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VII provided, the Majority Holders of such Series, Class or Tranche, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:
          (x) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (i) all overdue installments of interest on the Notes of such Series, Class or Tranche, (ii) the Outstanding Dollar Principal Amount of any Notes of such Series, Class or Tranche which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes of such Series, Class or Tranche, to the extent that payment of such interest is lawful, and (iii) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Notes of such Series, Class or Tranche to the extent that payment of such interest is lawful, and;
          (y) all Events of Default with respect to such Series, Class or Tranche of Notes, other than the nonpayment of the principal of the Notes of such Series, Class or Tranche which has become due solely by such acceleration, have been cured or waived as provided in Section 712.
          No such rescission will affect any subsequent default or impair any right consequent thereon.
          Section 703. Application of Money Collected. Any money or other property collected by the Indenture Trustee with respect to a Series, Class or Tranche of Notes pursuant to this Article VII will be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes of such Series, Class or Tranche and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          (a) first, to the payment of the amounts then due and unpaid upon the Notes of that Series, Class or Tranche for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind (but subject to the allocation provided in the cash flow and subordination provisions of this Indenture and the related Indenture Supplement), according to the amounts due and payable on such Notes for principal and interest, respectively;
          (b) second, to pay any servicing fee, all amounts due to the Indenture Trustee under Section 806 or Section 807 or to the Owner Trustee under the Trust Agreement and any other fees or expenses then owing for that Series, Class or Tranche of Notes; and
          (c) third, to the Note Issuance Trust for distribution to Discover Bank.

          Section 704. Indenture Trustee May Elect to Hold the Collateral Certificate. Following an acceleration of any Series, Class or Tranche of Notes, the Indenture Trustee may elect to continue to hold any Collateral Certificate, refrain from directing a Receivables Sale and apply distributions on such a Collateral Certificate in accordance with the regular distribution provisions pursuant to Article V of this Indenture and the allocation provisions of the applicable Indenture Supplement, except that principal will be paid on the accelerated Series, Class or Tranche of Notes to the extent funds are received and allocated to the accelerated Series, Class or Tranche, and payment is permitted by the subordination provisions of the accelerated Series, Class or Tranche.
          Section 705. Sale of Collateral for Accelerated Notes. In the case of a Series, Class or Tranche of Notes that has been accelerated following an Event of Default, the Indenture Trustee may, and at the direction of the Majority Holders of that Series, Class or Tranche of Notes will, cause the Issuer to sell Collateral as provided in the related Indenture Supplement (which may include a direction to any Master Trust Trustee to sell receivables supporting any Collateral Certificate).
          Section 706. Limitation on Suits. No Holder of any Note of any Series, Class or Tranche will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless:
          (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes of such Series, Class or Tranche;
          (b) the Holders of more than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in the name of the Indenture Trustee hereunder;
          (c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and
          (d) the Indenture Trustee, for sixty (60) days after the Indenture Trustee has received such notice, request and offer of indemnity, has failed to institute any such proceeding;
it being understood and intended that no one or more Holders of Notes of such Series, Class or Tranche will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such Series, Class or Tranche, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such Series, Class or Tranche.
          Section 707. Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse. Notwithstanding any other provisions in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Legal Maturity Date expressed in the related Indenture Supplement and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be without recourse to any Seller, Beneficiary, Depositor, the Indenture Trustee, the Owner Trustee or any Affiliate, officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be subject to Article V and the allocation, payment and subordination provisions of the applicable Indenture Supplement and limited to amounts available from the Collateral pledged to secure the Notes.
          Section 708. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.
          Section 709. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          Section 710. Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
          Section 711. Control by Noteholders. The Majority Holders of any affected Series, Class or Tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, Class or Tranche, provided that:
          (a) the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith determines that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

          (b) the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction.
          Section 712. Waiver of Past Defaults. Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of any Series, Class or Tranche may on behalf of the Holders of all the Notes of such Series, Class or Tranche waive any past default hereunder or under the related Indenture Supplement with respect to such Series, Class or Tranche and its consequences, except a default not theretofore cured:
          (a) in the payment of the principal of or interest on any Note of such Series, Class or Tranche, or
          (b) in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note of such Series, Class or Tranche.
          Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.
          Section 713. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of any Series, Class or Tranche to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Legal Maturity Date expressed in such Note.
          Section 714. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
[END OF ARTICLE VII]

ARTICLE VIII
THE INDENTURE TRUSTEE
           Section 801. Duties of Indenture Trustee.
          (a) The Indenture Trustee, prior to the occurrence of an Event of Default with respect to any Series, Class or Tranche of Notes of which it has knowledge and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and any Indenture Supplement. If any Event of Default of which a Responsible Officer of the Indenture Trustee has knowledge has occurred (which has not been cured or waived), the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture or any Indenture Supplement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provision of this Indenture or any Indenture Supplement, shall examine them to determine whether they conform on their face to the requirements of this Indenture or any Indenture Supplement. The Indenture Trustee shall give prompt written notice to the Issuer of any lack of conformity of any such instrument to the applicable requirements of this Indenture or any Indenture Supplement discovered by the Indenture Trustee and if not promptly corrected by the Issuer to the Indenture Trustee’s reasonable satisfaction shall give prompt written notice to the Noteholders of any such lack of conformity that would entitle a specified percentage of the Noteholders of any Series, Class or Tranche to take any action pursuant to this Indenture or any Indenture Supplement.
          (c) Subject to Section 801(a) no provision of this Indenture or any Indenture Supplement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
          (i) The Indenture Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;
          (ii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Notes evidencing an Outstanding Dollar Principal Amount aggregating more than 50% of the Outstanding Dollar Principal Amount of any Series, Class or Tranche of Notes materially adversely affected by the matter to which such action relates relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture;

          (iii) The Indenture Trustee shall not be charged with knowledge of an Event of Default referred to in Section 701(d) or with knowledge of any Early Redemption Event described in Sections 1201(d) unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such Event of Default or Early Redemption Event or the Indenture Trustee receives written notice of such Event of Default or Early Redemption Event from any Holders of Notes evidencing not less than 10% of the Outstanding Dollar Principal Amount of any Series, Class or Tranche of Notes materially adversely affected thereby; and
          (iv) The Indenture Trustee shall not be liable for any loss attributable to the investment of funds in any Permitted Investment pursuant to this Indenture or any Indenture Supplement. In no event shall the Indenture Trustee be liable for the payment of interest on any funds in its possession, except as expressly provided in this Indenture or any Indenture Supplement.
          (d) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (e) Except for actions expressly authorized by this Indenture or any Indenture Supplement, the Indenture Trustee shall take no action reasonably likely to impair the interests of the Note Issuance Trust in any Collateral or to impair the value of any Collateral now existing or hereafter created.
          (f) Except as provided in this Indenture (including in Section 1306) or an applicable Indenture Supplement, the Indenture Trustee shall have no power to vary the Trust Estate including, without limitation, the power to (i) accept any substitute obligation for a Collateral Certificate initially assigned by the Note Issuance Trust under the Granting Clause hereof or under an Assignment of Additional Assets, (ii) add any other investment, obligation or security to the Note Issuance Trust, or (iii) withdraw from the Note Issuance Trust any Collateral, except for a withdrawal permitted under Section 1412.
          (g) In the event that the Paying Agent shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent under this Indenture, the Indenture Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.
          (h) Any action, suit or proceeding brought in respect of one or more particular Series, Class or Tranche of Notes shall have no effect on the Indenture Trustee’s rights, duties and obligations hereunder with respect to any Series, Class or Tranche of Notes not the subject of such action, suit or proceeding.
          Section 802. Notice of Defaults
          (a) Within 90 days after the occurrence of any default hereunder with respect to Notes of any Series, Class or Tranche,

               (i) the Indenture Trustee will transmit by mail to all Registered Noteholders of such Series, Class or Tranche, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Indenture Trustee,
               (ii) the Indenture Trustee will notify all Holders of Bearer Notes of such Series, Class or Tranche, by publication of notice of such default in an Authorized Newspaper, or as otherwise provided in the applicable Indenture Supplement, and
               (iii) the Indenture Trustee will give prompt written notification thereof to the Note Rating Agencies, unless such default will have been cured or waived;
provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note of such Series, Class or Tranche, the Indenture Trustee will be protected in withholding such notice if and so long as a Responsible Officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of such Series, Class or Tranche; provided further, however, that the Indenture Trustee will give notice of any such default to Standard & Poor’s notwithstanding any determination to withhold such notice from the applicable Noteholders. For the purpose of this Section, the term “default,” with respect to Notes of any Series, Class or Tranche, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such Series, Class or Tranche.
          Section 803. Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 801:
          (a) The Indenture Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Indenture by the proper party or parties;
          (b) The Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
          (c) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Indenture Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture or any Indenture Supplement, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Indenture Trustee of the obligations, upon the occurrence of any Event of Default or Early Redemption Event (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture or any Indenture Supplement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;
          (d) The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any Indenture Supplement;
          (e) The Indenture Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless (i) requested in writing so to do by Holders of Notes evidencing an Outstanding Dollar Principal Amount aggregating more than 50% of the Outstanding Dollar Principal Amount of any Series, Class or Tranche of Notes which could be materially adversely affected if the Indenture Trustee does not make such investigation and (ii) the Indenture Trustee receives indemnification from the Noteholders that is reasonably satisfactory to it for costs of such investigation or the Indenture Trustee is otherwise reasonably assured of payment of such costs;
          (f) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;
          (g) the Indenture Trustee will not be responsible for filing any financing statements or continuation statements in connection with the Notes, but will cooperate with the Issuer in connection with the filing of such financing statements or continuation statements; and
          (h) the Indenture Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture.
          Section 804. Indenture Trustee Not Liable for Recitals in Notes. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Notes (other than the certificate of authentication on the Notes). Except as set forth in Section 820, the Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or any Indenture Supplement or of the Notes (other than the certificate of authentication on the Notes) or of any Collateral Certificate or related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or the proceeds of such Notes, or for the use or application of any funds paid to the Holder of the Seller Certificate in respect of any Collateral Certificate or any deficiency in amounts deposited in any Issuer Accounts by the Issuer.
          Section 805. Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights with respect to such Notes as it would have if it were not the Indenture Trustee.

          Section 806. Beneficiary to Pay Indenture Trustee’s Fees and Expenses. Discover Bank, as Beneficiary, covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Indenture Trustee, and Discover Bank, as Beneficiary, will pay or reimburse the Indenture Trustee (without reimbursement from any Issuer Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions of this Indenture or any Indenture Supplement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith. Discover Bank’s obligations, as Beneficiary, under this Section shall survive the termination of the Note Issuance Trust and the resignation or removal of the Indenture Trustee. Notwithstanding the foregoing, if following an Event of Default for any Notes Discover Bank, as Beneficiary, fails to or is unable to pay such reasonable compensation or to reimburse the Indenture Trustee for such reasonable expenses, disbursements and advances, the Indenture Trustee shall have a claim against the Issuer for such amounts subject to the priority set forth in Section 703.
          Section 807. Beneficiary Indemnification of Indenture Trustee. Discover Bank, as Beneficiary, will indemnify and hold harmless the Indenture Trustee for any loss, liability, expense, damage or injury (including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or other expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) that may be imposed on, incurred by or asserted at any time against the Indenture Trustee (whether or not indemnified against by other parties) incurred by reason of its acceptance of the appointment hereunder. Discover Bank, as Beneficiary, shall also indemnify and hold harmless the Indenture Trustee from and against any loss, liability, expense, damage or injury (including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or other expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) that may be imposed on, incurred by or asserted at any time against the Indenture Trustee (whether or not indemnified against by other parties) arising out of any acts or omissions of Discover Bank, as Beneficiary, or the Issuer, as applicable, hereunder including, without limitation, acts or omissions of Discover Bank, as Beneficiary (including in its roles as Calculation Agent and Depositor) relating to the administration of the Note Issuance Trust, the collection of payments due under the Notes, the preparation of reports and other information with respect to the Notes or the Note Issuance Trust, the execution and delivery of any documents relating to the Notes or the Note Issuance Trust, and the registration or filing of any document with the Commission, the Internal Revenue Service or any other securities or tax authority of any jurisdiction with respect to the Notes or the Note Issuance Trust; provided, however, that Discover Bank, as Beneficiary, shall not indemnify the Indenture Trustee to the extent any such loss, liability, expense, damage or injury results from fraud, negligence, breach of fiduciary duty or willful misconduct by the Indenture Trustee or from action taken by the Indenture Trustee at the request of the Noteholders. Discover Bank’s obligations, as Beneficiary, under this Section shall survive the termination of the Note Issuance Trust and the resignation or removal of the Indenture Trustee. Notwithstanding the foregoing, if following an Event of Default for any Notes Discover Bank, as Beneficiary, fails to or is unable to provide such indemnification to the Indenture Trustee, the Indenture Trustee shall have a claim against the Issuer for such amounts subject to the priority set forth in Section 703.
          Section 808. Disqualification; Conflicting Interests. If the Indenture Trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture Act, the Indenture Trustee will, if so required by the Trust Indenture Act, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Nothing herein will prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.
          Section 809. Eligibility Requirements for Indenture Trustee. The Indenture Trustee hereunder shall at all times: (i) be a bank or trust company in good standing, organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers; (ii) have a combined capital and surplus of at least $50,000,000; (iii) have a long-term debt rating from Moody’s of at least Baa3 and from Standard & Poor’s of at least BBB-; provided that, in the case of a bank or trust company which is the principal subsidiary in a holding company system, the rating referred to above shall be the rating of the bank or trust company in such system; and (iv) be subject to supervision or examination by federal or state banking authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 809, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuer, serve as Indenture Trustee. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 809, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 810.
          Section 810. Resignation or Removal of Indenture Trustee.
          (a) The Indenture Trustee may, upon the giving of written notice to the Issuer and the appointment of a successor trustee, resign and be discharged from the trust hereby created. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.
          (b) If at any time the Indenture Trustee:
(i)	shall cease to be eligible in accordance with the provisions of Section 809 hereof and shall fail to resign after written request therefor by the Issuer; or

(ii)	the Indenture Trustee fails to comply with Section 310(b) of the Trust Indenture Act with respect to any Series, Class or Tranche of Notes after written request therefor by the Issuer or by any Noteholder who has been a bona fide Holder of a Note of that Series, Class or Tranche for at least six (6) months; or

(iii)	if at any time the Indenture Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer may remove the Indenture Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor trustee.
          (c) Any resignation or removal of the Indenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 810 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 811 hereof. The Issuer shall provide written notice to the Note Rating Agencies of any resignation or removal of the Trustee and the appointment of any successor trustee.
     Section 811. Successor Trustee.
          (a) Any successor trustee appointed as provided in Section 810 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder and under any Indenture Supplement, with like effect as if originally named as Indenture Trustee herein. The predecessor Indenture Trustee shall deliver to the successor trustee all documents and statements held by it hereunder; and the Issuer and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, power, duties and obligations.
          (b) No successor trustee shall accept appointment as provided in this Section 811 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 809 hereof.
          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 811, such successor trustee shall notify all Noteholders of such succession hereunder.
          Section 812. Merger or Consolidation of Indenture Trustee. Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to the corporate trust business of the Indenture

Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 809 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Indenture Trustee shall promptly notify each Note Rating Agency of the occurrence of any such event.
          Section 813. Appointment of Co-Trustee or Separate Trustee.
          (a) Notwithstanding any other provisions of this Indenture or any Indenture Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Note Issuance Trust may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Note Issuance Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Note Issuance Trust, or any part thereof, and, subject to the other provisions of this Section 813, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 809 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 811 hereof.
          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
               (i) All rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any applicable law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
               (ii) No trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder; and
               (iii) The Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
          (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 813. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Indenture Supplement, specifically including every provision of this Indenture or any Indenture Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Issuer and the Note Rating Agencies.
          (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Indenture Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
          Section 814. Preferential Collection of Claims Against Issuer. If and when the Indenture Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Indenture Trustee will be subject to the provisions of Section 311 of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed will be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.
          Section 815. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent or Agents with respect to one or more Series, Classes or Tranches of Notes which will be authorized to act on behalf of the Indenture Trustee to authenticate Notes of such Series, Classes or Tranches issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or the Indenture Trustee’s Certificate of Authentication, such reference will be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent will be acceptable to the Issuer and will at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by federal or state banking authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 815, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 815, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 815. The initial Authenticating Agent for the Notes of all Series, Classes and Tranches will be U.S. Bank National Association.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such corporation will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which will be acceptable to the Issuer and will give notice to each Noteholder as provided in Section 105. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section.
          The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer from time to time) reasonable compensation for its services under this Section, and the Indenture Trustee will be entitled to be reimbursed for such payments, subject to the provisions of Section 806.
          If an appointment with respect to one or more Series, Classes or Tranches is made pursuant to this Section, the Notes of such Series, Classes or Tranche may have endorsed thereon, in addition to or in place of the Indenture Trustee’s Certificate of Authentication, an alternate Certificate of Authentication in the following form:
          This is one of the Notes of the Series, Classes or Tranches designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee
By:	[NAME OF AUTHENTICATING AGENT]
As Authenticating Agent

By:
Authorized Signatory

          Section 816. Tax Returns. In the event the Note Issuance Trust shall be required to file tax returns, the Issuer shall cause a firm of nationally recognized independent public accountants to prepare any tax returns required to be filed by the Note Issuance Trust and shall remit such returns to the Owner Trustee or Beneficiary for signature at least five days before such returns are due to be filed. The Issuer shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least five days prior to the date it is required by law to be distributed to Noteholders. The Indenture Trustee, upon request, will furnish the Issuer, the Calculation Agent and any Beneficiary with all such information known to the Indenture Trustee as may be reasonably required in connection with the preparation of all tax returns of the Note Issuance Trust, and shall, upon request, execute such returns. In no event shall the Indenture Trustee or Owner Trustee be liable for any liabilities, costs or expenses of the Note Issuance Trust or the Noteholders arising under any tax law, including, without limitation, federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).
          Section 817. Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy or other similar proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise) will be entitled and empowered by intervention in such proceeding or otherwise,
          (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 707) and of the Noteholders allowed in such judicial proceeding, and
          (b) to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same;
and any receiver, assignee, trustee, liquidator or other similar official in any such proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee, and in the event that the Indenture Trustee will consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 807, subject, in each case, to Section 703.
          Nothing herein contained will be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
          Section 818. Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or any Indenture Supplement or the

Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been obtained.
          Section 819. Suits for Enforcement.
          (a) If an Event of Default with respect to any Series, Class or Tranche of Notes shall occur and be continuing, the Indenture Trustee in its discretion may, subject to the provisions of Section 711, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture or any Indenture Supplement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or any Indenture Supplement or in aid of the execution of any power granted in this Indenture or any Indenture Supplement or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or the Noteholders.
          (b) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
          Section 820. Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants and any successor trustee shall represent and warrant that:
          (a) The Indenture Trustee is organized, existing and in good standing under the laws of the United States of America;
          (b) The Indenture Trustee has full power, authority and right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and
          (c) This Indenture has been duly executed and delivered by the Indenture Trustee.
          Section 821. Maintenance of Office or Agency. The Indenture Trustee will maintain at its expense (a) in the Borough of Manhattan, The City of New York and in Chicago, Illinois in the case of Registered Notes and (b) in the case of Bearer Notes in London, if and for so long as any Bearer Notes are outstanding, an office or offices or agency or agencies where notices and demands to or upon the Indenture Trustee in respect of the Notes, this Indenture and any Indenture Supplement may be served. The Indenture Trustee initially appoints the Corporate Trust Office of the Indenture Trustee as the office for such purposes in Chicago, Illinois and the New York office of the Indenture Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005 for such purposes in New York. The Indenture Trustee will give prompt written notice to the Issuer and to the Noteholders of any change in the location of the Note Register or any such office or agency.
          Section 822. Requests for Agreement. A copy of the Indenture or any Indenture Supplement may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office and will be provided at the expense of the Issuer.
[END OF ARTICLE VIII]

ARTICLE IX
NOTEHOLDERS’ MEETINGS, LISTS,
REPORTS BY INDENTURE TRUSTEE,
ISSUER, MASTER SERVICER, SERVICER AND BENEFICIARY
          Section 901. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee:
          (a) not more than fifteen (15) days after each Record Date, in each year in such form as the Indenture Trustee may reasonably require, a list of the names and addresses of the Registered Noteholders of such Series, Classes or Tranches as of such date, and
          (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than fifteen (15) days before the time such list is furnished;
provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.
          Section 902. Preservation of Information; Communications to Noteholders.
          (a) The Indenture Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Registered Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 901 and the names and addresses of Registered Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 901 upon receipt of a new list so furnished.
          (b) If three (3) or more Holders of Notes of any Series, Class or Tranche (hereinafter referred to as “applicants”) (or, if there are less than three (3) such Holders, all of the Holders) apply in writing to the Indenture Trustee, and furnish to the Indenture Trustee reasonable proof that each such applicant has owned a Note of such Series, Class or Tranche for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such Series, Class or Tranche or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Indenture Trustee will, within five (5) Business Days after the receipt of such application, at its election, either:
          (i) afford such applicants access to the information preserved at the time by the Indenture Trustee in accordance with Subsection 902(a), or
          (ii) inform such applicants as to the approximate number of Holders of Notes of such Series, Class or Tranche or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with Subsection 902(a), and as to the approximate cost of mailing to such

Noteholders the form of proxy or other communication, if any, specified in such application.
          If the Indenture Trustee shall elect not to afford such applicants access to such information, the Indenture Trustee shall, upon the written request of such applicants, mail to each Holder of a Registered Note of such Series, Class or Tranche or to all Registered Noteholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with Subsection 902(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Indenture Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within five (5) days after such tender, the Indenture Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Indenture Trustee, such mailing would be contrary to the best interests of the Holders of Notes of such Series, Class or Tranche or all Noteholders, as the case may be, or would be in violation of applicable law. Such written statement will specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Indenture Trustee will mail copies of such material to all Registered Noteholders of such Series, Class or Tranche or all Registered Noteholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Indenture Trustee will be relieved of any obligation or duty to such applicants respecting their application. Notwithstanding the foregoing, if such Notes are not then registered under the Exchange Act, any decision of the Indenture Trustee shall be final.
          (c) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Subsection 902(b), regardless of the source from which such information was derived, and that the Indenture Trustee will not be held accountable by reason of mailing any material pursuant to a request made under Subsection 902(b).
          Section 903. Reports by Indenture Trustee.
          (a) The term “reporting date” as used in this Section means the Note Issuance Trust’s Annual Report Date, beginning in 2008. Within sixty (60) days after the Annual Report Date in each year, beginning in 2008, the Indenture Trustee will transmit to Noteholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such reporting date if required by Section 313(a) of the Trust Indenture Act.
          (b) To the extent required by the Trust Indenture Act, the Indenture Trustee will mail each year to all Registered Noteholders, with a copy to the Note Rating Agencies a report concerning:

               (i) its eligibility and qualifications to continue as trustee under this Indenture;
               (ii) any amounts advanced by the Indenture Trustee under this Indenture;
               (iii) the amount, interest rate and maturity date of indebtedness owing by the Issuer to the Indenture Trustee, in its individual capacity;
               (iv) the property and funds physically held by the Indenture Trustee by which the related Notes are secured;
               (v) any release or release and substitution of Collateral subject to the lien of this Indenture which has not previously been reported; and
               (vi) any action taken by the Indenture Trustee that materially affects the Notes and that has not previously been reported.
          (c) The Indenture Trustee will comply with Subsections 313(b) and 313(c) of the Trust Indenture Act.
          (d) A copy of each such report will, at the time of such transmission to Noteholders, be filed by the Indenture Trustee with each stock exchange upon which the Notes are listed, and also with the Commission. The Issuer will notify the Indenture Trustee when the Notes are admitted to trading on any stock exchange.
          Section 904. Meetings of Noteholders and Noteholder Consent; Amendments and Waivers.
          (a) If Notes of a Series, Class or Tranche are issuable in whole or in part as Bearer Notes, a meeting of Noteholders of the Notes of such Series, Class or Tranche may be called at any time and from time to time pursuant to this Section 904 to make, give or take any Action provided by this Indenture or any Indenture Supplement to be made, given or taken by Noteholders of such Series, Class or Tranche.
          (b) The Indenture Trustee may call a meeting of the Noteholders of a Series, Class or Tranche issuable in whole or in part as Bearer Notes at any time for any purpose specified hereunder or under any Indenture Supplement. The Indenture Trustee will call a meeting upon request of the Issuer or the Holders of at least 10% in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche issuable in whole or in part as Bearer Notes. In any case, a meeting will be called after notice is given to such Noteholders pursuant to Section 105.
          (c) To be entitled to vote at any meeting of Noteholders of any Series, Class or Tranche, a Person shall be (1) a Holder of one or more Outstanding Notes of such Series, Class or Tranche, or (2) a Person appointed by an instrument in writing as proxy for the Noteholder or Noteholders of one or more Outstanding Notes of such Series, Class or Tranche by the Noteholder or Noteholders, and shall not be a Beneficiary or any Affiliate or agent of a

Beneficiary. The only Person who shall be entitled to be present or to speak at any meeting of Noteholders of any Series, Class or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its counsel and any representatives of the Issuer and its counsel.
          (d) Except for any consent that must be given by the Holders of each Outstanding Note affected or any action to be taken by the Issuer as holder of any Collateral Certificate, any resolution presented at any meeting at which a quorum is present may be adopted by the affirmative vote of the Majority Holders of that Series, Class or Tranche, as the case may be. However, any resolution with respect to any Action which may be given by the Holders of not less than a specified percentage in aggregate Outstanding Dollar Principal Amount of Outstanding Notes of a Series, Class or Tranche of Bearer Notes may be adopted at any meeting at which a quorum is present only by the affirmative vote of the Holders of not less than the specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche (such percentage to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any Note beneficially owned by any Beneficiary or any Affiliate or agent of any Beneficiary). Any resolution passed or decision taken at any meeting of Noteholders duly held in accordance with this Indenture will be binding on all Noteholders of the affected Series, Class or Tranche.
          (e) The quorum at any meeting will be persons holding or representing the Majority Holders of a Series, Class or Tranche or all Notes, as the case may be; provided, however, that if any action is to be taken at that meeting concerning an Action that may be taken by the Holders of not less than a specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of a Series, Class or Tranche, the persons holding or representing such specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche or all Notes will constitute a quorum (such percentage to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any Note beneficially owned by any Beneficiary or any Affiliate or agent of any Beneficiary).
          (f) The ownership of Bearer Notes will be proved as provided in Subsection 102(c)(ii).
          (g) Any Beneficiary, on behalf of the Note Issuance Trust, may make reasonable rules for other matters relating to Action by or a meeting of Noteholders not otherwise covered by this Section, including but not limited to the location or locations for such meeting, the manner of voting at such meeting, the appointment and duties of inspectors of the vote, the submission and examination of proxies, certificates and other evidence of the right to vote, the recording of the proceedings at such meeting, and the appointment of a chairperson for the meeting.
          (h) Any action that can be taken at a meeting of Noteholders may also be taken by written consent of the requisite percentage of Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche (such percentage to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any Note beneficially owned by any Beneficiary or any Affiliate or agent of any Beneficiary). Any resolution passed or decision taken by written consent in accordance with this Indenture will be binding on all Noteholders of the affected Series, Class or Tranche.
          (i) With respect to certain actions relating to any amendment, modification, waiver or solicitation with respect to any Collateral and requiring the consent or direction of Noteholders holding a specified percentage of the Outstanding Dollar Principal Amount of any Class of Notes, the Indenture Trustee shall request instructions from the Noteholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Indenture Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Outstanding Dollar Principal Amounts of Notes materially adversely affected by such proposed amendment, modification, waiver or solicitation) as the Notes, voting as a single class, were actually voted or not voted by the Noteholders thereof as of a date determined by the Indenture Trustee prior to the date on which such consent or vote is required (such proportion to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any Note beneficially owned by any Beneficiary or any Affiliate or agent of any Beneficiary); provided, however, that the Indenture Trustee shall at no time vote on or consent to any matter unless such vote or consent would not (based on the advice of counsel) cause the Note Issuance Trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Internal Revenue Code. The Indenture Trustee shall have no liability for any failure to act resulting from Noteholders’ late return of, or failure to return, directions requested by the Indenture Trustee from the Noteholders.
          (j) The Noteholders may, on behalf of the Note Issuance Trust as holder of the Collateral Certificate, request the Master Trust Trustee to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement or any Series Supplement or to institute, conduct or defend any litigation at the request, order or direction of the Investor Certificateholder. The Master Trust Trustee shall take such action with the consent of the requisite percentage of Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche (such percentage to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any Note beneficially owned by any Beneficiary or any Affiliate or agent of any Beneficiary).
          Section 905. Reports by Issuer to the Commission. The Issuer will:
          (a) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
          (c) transmit by mail to all Registered Noteholders, as their names and addresses appear in the Note Register, and notify all Holders of Bearer Notes of such Series, Class or Tranche, by publication of such notice in an Authorized Newspaper or as otherwise provided in the applicable Indenture Supplement, within thirty (30) days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
[END OF ARTICLE IX]

ARTICLE X
INDENTURE SUPPLEMENTS AND AMENDMENTS TO THE TRUST AGREEMENT AND POOLING AND SERVICE AGREEMENT
          Section 1001. Supplemental Indentures and Amendments Without Consent of Noteholders. This Indenture and any Indenture Supplement (including, for the avoidance of doubt, any Terms Document) may be amended from time to time by the Issuer at the direction of the Beneficiary and by the Indenture Trustee, without the consent of any of the Noteholders, for one or more of the following purposes:
          (a) to add to the covenants and agreements of this Indenture or any Indenture Supplement for the benefit of the Noteholders of all or any Series, Class or Tranche (and if such covenants and agreements are for the benefit of less than all Tranches of all Series, stating that such covenants and agreements are expressly being included solely for the benefit of such Series, Class or Tranche), or to surrender any right or power herein reserved to or conferred upon the Issuer; provided, however, that such action shall not adversely affect in any material respect, as evidenced by an Officer’s Certificate, the interests of the Holders of any Notes then outstanding; and provided, further, that the permitted activities of the Note Issuance Trust may be significantly changed pursuant to this Section 1001(a) only with the consent of the Holders of Notes evidencing an Outstanding Dollar Principal Amount aggregating more than 50% of the Outstanding Dollar Principal Amount of all Notes then Outstanding (such percentage to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any Note beneficially owned by any Beneficiary or any Affiliate or agent of any Beneficiary);
          (b) to add provisions to or change or eliminate any of the provisions of this Indenture or any Indenture Supplement, provided that any such addition, change or elimination shall not adversely affect in any material respect, as evidenced by an Officer’s Certificate, the interests of the Holders of any Series, Class or Tranche of any Notes then outstanding; and provided, further, that the permitted activities of the Note Issuance Trust may be significantly changed pursuant to this Section 1001(b) only with the consent of the Holder of Notes evidencing an Outstanding Dollar Principal Amount aggregating more than 50% of the Outstanding Dollar Principal Amount (such percentage to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any Note beneficially owned by any Beneficiary or any Affiliate or agent of any Beneficiary);
          (c) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Indenture, in any Indenture Supplement, between this Indenture or any Indenture Supplement and any prospectus or other offering document for any Notes, or in any amendment to this Indenture or any Indenture Supplement;
          (d) to evidence the succession of another Entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; provided, however, that the Issuer shall have received written confirmation from Standard & Poor’s that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such amendment;

          (e) to add to this Indenture or any Indenture Supplement such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision in any similar federal statute hereafter enacted; provided, however, that such action shall not have a Material Adverse Effect, as evidenced by an Officer’s Certificate;
          (f) to establish any form of Note, as provided in Article II; to provide for the issuance of any Series, Class or Tranche of Notes as provided in Article III and to set forth the terms thereof; to provide for the issuance of any additional Notes in any Outstanding Series, Class or Tranche of Notes as provided in Article III and to set forth the terms thereof; to provide for the execution of any Derivative Agreement, Supplemental Liquidity Agreement or Supplemental Credit Enhancement Agreement in connection therewith and to secure any obligation under such Agreement and/or to add to the rights of the Holders of the Notes of any Series, Class or Tranche; provided, however, that the Issuer shall have received written confirmation from Standard & Poor’s that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such amendment;
          (g) to evidence and provide for the acceptance of appointment by another corporation as a successor Indenture Trustee hereunder with respect to one or more Series, Classes or Tranches of Notes and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to Section 813;
          (h) to add any additional Early Redemption Events or Events of Default in respect of any new Series, Classes or Tranches of Notes (and if such additional Events of Default are to be in respect of less than all new Series, Classes or Tranches of Notes, stating that such Events of Default are expressly being included solely for the benefit of one or more specified Series, Classes or Tranches of Notes); provided, however, that such action shall not have a Material Adverse Effect, as evidenced by an Officer’s Certificate;
          (i) if one or more additional Sellers under any Pooling and Servicing Agreement are added to, or replaced under, any such Pooling and Servicing Agreement, or one or more additional Beneficiaries under the Trust Agreement are added to, or replaced under, the Trust Agreement, to make any necessary changes to the Indenture or any other related document; provided, however, that the Issuer shall have received written confirmation from Standard & Poor’s that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such amendment;
          (j) to add provisions to or change any of the provisions of this Indenture or any Indenture Supplement for the purpose of accommodating the addition of Collateral Certificates and interests in credit card receivables to the Note Issuance Trust pursuant to an Assignment of Additional Assets, including, to modify any provision to allocate increases in the Nominal Liquidation Amount of any Outstanding Notes, reinvest Principal Amounts, reallocate Finance Charge Amounts or Principal Amounts or any similar allocations or reallocations between the Series 2007-CC Collateral Certificate and any such Additional Collateral Certificate; provided, however, that the Issuer shall have received written confirmation from

Standard & Poor’s that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such amendment;
          (k) to provide for additional or alternative forms of credit enhancement for any Series, Class or Tranche of Notes;
          (l) to comply with any regulatory or tax laws or any accounting requirements; or
          (m) to permit the Depositor, any Beneficiary or any Seller under any Pooling and Servicing Agreement to maintain or establish sale accounting treatment under then-applicable financial accounting standards.
          The Indenture Trustee shall give prior written notice to the Note Rating Agencies of any proposal to amend this Indenture or any Indenture Supplement pursuant to this Section 1001.
          The Indenture Trustee may, but shall not be obligated to, enter into any amendments which adversely affects the Indenture Trustee’s rights, duties, benefits, protections, privileges or immunities under this Indenture or otherwise.
          Section 1002. Supplemental Indentures with Consent of Noteholders.
          (a) This Agreement and any Indenture Supplement (including for the avoidance of doubt, any Terms Document) may also be amended from time to time by the Issuer and the Indenture Trustee with the consent of the Holders of Notes evidencing an Outstanding Dollar Principal Amount aggregating not less than 66 2/3% of the Outstanding Dollar Principal Amount of each Series, Class or Tranche of Notes materially adversely affected or, with respect to any Series, Class or Tranche the Notes of which are, in whole or in part, represented by Bearer Notes, with the consent of persons entitled to vote an Outstanding Dollar Principal Amount aggregating not less than 66 2/3% of the Outstanding Dollar Principal Amount with respect to such Series, Class or Tranche, as described in Section 904, for purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any Indenture Supplement or of modifying in any manner the rights of the Noteholders of any Class then outstanding; provided, however, that the Trustee shall have been advised by the applicable Note Rating Agencies that such amendment will not result in a Ratings Effect with respect to any Series, Class or Tranche not entitled to vote thereon.. For purposes of calculating whether a 66 2/3% consent has been achieved pursuant to this Section 1002, the applicable Outstanding Dollar Principal Amount shall be calculated without taking into account the Outstanding Dollar Principal Amount represented by any Note beneficially owned by any Beneficiary or any affiliate or agent of any Beneficiary, and neither any Beneficiary nor an affiliate or agent of any Beneficiary shall be entitled to vote on any amendment pursuant to this Section 1002.
          (b) Notwithstanding the forgoing, no such amendment of this Indenture or any Indenture Supplement will, without the consent of the Holder of each Outstanding Note affected thereby:

          (i) change the scheduled payment date of any payment of interest on any Note, or change an Expected Principal Payment Date, Expected Maturity Date or Legal Maturity Date of any Note;
          (ii) reduce the Stated Principal Amount of, or the interest rate on any Note, or change the method of computing the Outstanding Dollar Principal Amount, the Adjusted Outstanding Dollar Principal Amount or the Nominal Liquidation Amount in a manner that is adverse to the Holder of any Note;
          (iii) reduce the amount of a Discount Note payable upon the occurrence of an Early Redemption Event, a cleanup call or upon the acceleration of such Note following an Event of Default;
          (iv) impair the right to institute suit for the enforcement of any payment on any Note;
          (v) reduce the percentage of the Outstanding Dollar Principal Amount of the Outstanding Notes of any Series, Class or Tranche of Notes, the consent of whose Holders is required for any such amendment, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or any Indenture Supplement or of defaults hereunder or thereunder and their consequences, provided for in this Indenture or such Indenture Supplement;
          (vi) permit the creation of any lien or other encumbrance on the Collateral that secures any Tranche of Notes that is prior to the lien in favor of the Indenture Trustee for the benefit of the Holders of the Notes of such Tranche; or
          (vii) change any Place of Payment where any principal of, or interest on, any Note is payable, unless otherwise provided in the applicable Indenture Supplement.
          (c) Notwithstanding the foregoing, the permitted activities of the Note Issuance Trust may be significantly changed pursuant to this Section 1002 only with the consent of the Holders of Notes evidencing an Outstanding Dollar Principal Amount aggregating more than 50% of the Outstanding Dollar Principal Amount of all Outstanding Notes (such percentage to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any Notes beneficially owned by any Beneficiary or any affiliate or agent of any Beneficiary). The Indenture Trustee shall give prompt notice to the Note Rating Agencies of the solicitation of any consents for the purpose of amending this Indenture or any Indenture Supplement pursuant to this Section 1002.
          (d) An amendment of this Indenture or an Indenture Supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series, Class or Tranche of Notes, or which modifies the rights of the Holders of Notes of such Series, Class or Tranche with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of Notes of any other Series, Class or Tranche.

          (e) It will not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment or supplemental indenture, but it will be sufficient if such Act will approve the substance thereof.
          Section 1003. Execution of Amendments and Supplemental Indentures. In executing or accepting the additional trusts created by any amendment of this Indenture or Indenture Supplement permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee will be entitled to receive, and (subject to Section 801) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Indenture Trustee may, but will not (except to the extent required in the case of an amendment or supplemental indenture entered into under Subsections 1001(e) or 1001(g)) be obligated to, enter into any such amendment or supplemental indenture which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          Section 1004. Effect of Amendments and Supplemental Indentures. Upon the execution of any amendment of this Indenture or any Indenture Supplement and any supplemental indentures under this Article X, this Indenture and the related Indenture Supplement will be modified in accordance therewith with respect to each Series, Class or Tranche of Notes affected thereby, or all Notes, as the case may be, and such amendment or supplemental indenture will form a part of this Indenture and the related Indenture Supplement for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.
          Section 1005. Conformity with Trust Indenture Act. Every amendment of this Indenture or any Indenture Supplement and every supplemental indenture executed pursuant to this Article X will conform to the requirements of the Trust Indenture Act as then in effect.
          Section 1006. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any amendment of this Indenture or any Indenture Supplement or any supplemental indenture pursuant to this Article X may, and will if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or supplemental indenture. If the Issuer will so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such amendment or supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
          Section 1007. Amendments to the Trust Agreement.
          (a) Subject to the provisions of the Trust Agreement, without the consent of the Holders of any Notes or the Indenture Trustee, the Owner Trustee (at the written direction of the Beneficiary) and the Beneficiary, so long as the Beneficiary has received written confirmation from the applicable Note Rating Agencies that such amendment will not cause a Rating Effect with respect to any outstanding Notes then issued by the Note Issuance Trust, may amend the Trust Agreement; provided, however, that such amendment will not significantly change the permitted activities of the Note Issuance Trust; provided, further that as such amendment will not have a Material Adverse Effect and is not reasonably expected to have a Material Adverse Effect at any time in the future.
          (b) The Trust Agreement may also be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, with prior written notice to each Note Rating Agency, in the case of a significant change to the permitted activities of the Note Issuance Trust as set forth in Section 2.03(a) of the Trust Agreement, with the consent of holders of a majority of the Outstanding Dollar Principal Amount of each Series, Class or Tranche of Notes affected by such change, voting as a single class; provided, however, that, without the consent of the holders of all of the Notes then outstanding, no such amendment shall reduce the aforesaid percentage of the Outstanding Dollar Principal Amount of the Notes, the holders of which are required to consent to any such amendment.
          Section 1008. Amendments to Pooling and Servicing Agreement. The Issuer, as the Investor Certificateholder of the Series 2007-CC Collateral Certificate and as the Holder of any Additional Collateral Certificate, has the right to vote and give consents and waivers in respect of each such Collateral Certificate to the extent provided in the applicable Series Supplement and Pooling and Servicing Agreement. In the event that the Indenture Trustee receives a request from the Seller, the Master Servicer or the Master Trust Trustee with respect to any Master Trust for its consent to any amendment, modification or waiver with respect to any Collateral Certificate, any Pooling and Servicing Agreement, any Series Supplement or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to any Collateral Certificate, Series Supplement or Pooling and Servicing Agreement, the Indenture Trustee shall, as directed by the Beneficiary, mail a notice of such proposed amendment, modification, waiver or solicitation to each Holder of Notes belonging to any Series, Class or Tranche, as applicable, materially adversely affected by such proposed amendment, modification, waiver or solicitation. The Indenture Trustee shall request instructions from the Noteholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Indenture Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Outstanding Dollar Principal Amounts of Notes materially adversely affected by such proposed amendment, modification, waiver or solicitation) as the Notes, voting as a single class, were actually voted or not voted by the Noteholders thereof as of a date determined by the Indenture Trustee prior to the date on which such consent or vote is required; provided, however, that the Indenture Trustee shall at no time vote on or consent to any matter unless such vote or consent would not (based on the advice of counsel) cause the Note Issuance Trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Internal Revenue Code. The Trustee shall have no liability for any failure to act resulting from Noteholders’ late return of, or failure to return, directions requested by the Trustee from the Noteholders. For the avoidance of doubt, each Noteholder will be deemed to have consented to any amendment of any Pooling and Servicing Agreement to permit the Depositor, the Beneficiary or any Seller under the Pooling and Servicing Agreement to maintain or establish sale accounting treatment under then-applicable financial accounting standards, and the Noteholders will be treated as the beneficial owners of the applicable Collateral Certificates for all purposes in connection therewith, including for purposes of calculating whether the requisite consent percentage, if any, under the applicable

Pooling and Servicing Agreement has been received for any amendment that requires such consent (except that Notes beneficially owned by the Beneficiary or any Affiliate or agent of the Beneficiary will not be included in any such calculation).
          Section 1009. Deemed Consent to Combination of Master Trust and Issuer. Any Noteholder that acquires a Note of any Series, Class or Tranche will be deemed to have consented to an amendment of this Indenture or any Indenture Supplement to provide for the combination of any Master Trust and the Issuer into a single Entity or the transfer of assets in such Master Trust to the Issuer after the termination of all Series of Investor Certificates (other than the related Collateral Certificate or Collateral Certificates) issued by such Master Trust.
[END OF ARTICLE X]

ARTICLE XI
REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER
          Section 1101. Representations and Warranties of Issuer. The Issuer hereby represents and warrants to the Indenture Trustee, that:
          (a) the Issuer has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Indenture and to perform the terms and provisions hereof;
          (b) the execution, delivery and performance of this Indenture by the Issuer have been duly authorized by all necessary corporate and statutory trust proceedings of the Beneficiary and the Owner Trustee, do not require any approval or consent of any governmental agency or authority, and do not and will not conflict with any material provision of the Certificate of Trust or the Trust Agreement of the Issuer;
          (c) this Indenture is the valid, binding and enforceable obligation of the Issuer, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles;
          (d) to the best of the Issuer’s knowledge, this Indenture will not conflict with any law or governmental regulation or court decree applicable to it;
          (e) the Issuer is not required to be registered under the Investment Company Act;
          (f) all information heretofore furnished by the Issuer in writing to the Indenture Trustee for purposes of or in connection with this Indenture or any transaction contemplated hereby is, and all such information hereafter furnished by the Issuer in writing to the Indenture Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified; and
          (g) to the best knowledge of the Issuer, there are no proceedings or investigations pending against the Issuer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Issuer (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling which in the Issuer’s judgment would materially and adversely affect the performance by the Issuer of its obligations under this Indenture or the validity or enforceability of this Indenture.
          Section 1102. Payment of Principal and Interest. With respect to each Series, Class or Tranche of Notes, the Issuer will duly and punctually pay the principal of and interest on such Notes in accordance with their terms and this Indenture, in each case subject to the cash flow and subordination provisions set forth in this Indenture and the applicable Indenture Supplement, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Notes of such Series, Class or Tranche.

          Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Note is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of Cede & Co., as nominee for The Depository Trust Company, payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.
          Section 1103. Maintenance of Office or Agency. The Issuer will maintain an office or agency in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuer will fail to maintain such office or agency or will fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Issuer may also from time to time designate one or more other offices or agencies where the Notes of one or more Series, Classes or Tranches may be presented or surrendered for any or all of such purposes specified above and may constitute and appoint one or more Paying Agents for the payments of such Notes, in one or more other cities, and may from time to time rescind such designations and appointments; provided, however, that no such designation, appointment or rescission shall in any manner relieve the Issuer of its obligations to maintain an office or agency in each Place of Payment for Notes of any Series, Class or Tranche for such purposes. The Issuer will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless and until the Issuer rescinds one or more of such appointments, the Issuer hereby appoints the Indenture Trustee, at its Corporate Trust Office in Chicago, Illinois as its Paying Agent with respect to all Series, Classes and Tranches of Notes having a Place of Payment in the City of Chicago, Illinois, and at its New York office located at 100 Wall Street, Suite 1600, New York, New York 10005, as its Paying Agent with respect to all Series, Classes and Tranches of Notes having a Place of Payment in the City of New York, New York.
          Section 1104. Money for Note Payments to be Held in Trust         . The Paying Agent, on behalf of the Indenture Trustee, will make distributions to Noteholders from the Collection Accounts or other applicable Issuer Account pursuant to the provisions of Article V of this Indenture or any Indenture Supplement and will report the amounts of such distributions to the Indenture Trustee. Any Paying Agent will have the revocable power to withdraw funds from the Collection Account or other applicable Issuer Account for the purpose of making the distributions referred to above. The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under this Indenture or any Indenture Supplement in any material respect. The Paying Agent upon removal will return all funds in its possession to the Indenture Trustee.
          The Issuer will cause each Paying Agent (other than the Indenture Trustee) for any Series, Class or Tranche of Notes to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent will agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it so agrees), subject to the provisions of this Section, that such Paying Agent will:
          (a) hold all sums held by it for the payment of principal of or interest on Notes of such Series, Class or Tranche in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as herein provided;
          (b) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes of such Series, Class or Tranche) in the making of any such payment of principal or interest on the Notes of such Series, Class or Tranche;
          (c) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
          (d) immediately resign as a Paying Agent and, if such Paying Agent is not the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards described in this Section 1104 required to be met by a Paying Agent at the time of its appointment; and
          (e) comply with all requirements of the Internal Revenue Code or any other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Series, Class or Tranche of Notes or for any other purpose, pay, or by an Officer’s Certificate direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuer or such Paying Agent in respect of each and every Series, Class or Tranche of Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent will be released from all further liability with respect to such money.
          Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note of any Series, Class or Tranche and remaining unclaimed for two years after such principal or interest has become due and payable will be paid to the Issuer upon request in an Officer’s Certificate, or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease. The Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give to the Holders of the Notes as to which the money to be repaid was held in trust, as provided in Section 105, a notice that such funds remain unclaimed and that, after a date specified in the notice, which will not be less than thirty (30) days from the date on which the notice was first mailed or published to the Holders of the Notes as to which the money to be repaid was held in trust, any unclaimed balance of such funds then remaining will be paid to the Issuer free of the trust formerly impressed upon it.
          Each Paying Agent will at all times have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by a United States federal or state authority or be regulated by or subject to the supervision or examination of a governmental authority of a nation that is a member of the Organization for Economic Co-operation and Development. If such Paying Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Paying Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition as so published.
          Section 1105. Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Note Rating Agencies, on or before the date that is fifteen days prior to the Note Issuance Trust’s Annual Report Date, or such other date that is mutually agreed upon in writing by the parties hereto, of each calendar year (and relating to the preceding fiscal year ending on November 30), beginning in 2008, a written statement signed by an Issuer Authorized Officer, substantially in the form of Exhibit C stating that:
          (a) a review of the activities of the Issuer during the prior year and of the Issuer’s performance under this Indenture and under the terms of the Notes has been made under such Issuer Authorized Officer’s supervision; and
          (b) to the best of such Issuer Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant (without regard to any grace period or requirement of notice), specifying each such default known to such Issuer Authorized Officer and the nature and status thereof.
          Section 1106. Legal Existence. The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.
          Section 1107. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          Section 1108. Compliance with Laws. The Issuer will comply with the requirements of all applicable laws, the noncompliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes or this Indenture.
          Section 1109. Notice of Events of Default. The Issuer agrees to give the Indenture Trustee and the Note Rating Agencies prompt written notice of each Event of Default hereunder and each breach on the part of any Master Trust or the Depositor of their respective obligations under the applicable Pooling and Servicing Agreement, and any default of a Derivative Counterparty, a Supplemental Credit Enhancement Provider or a Supplemental Liquidity Provider.
          Section 1110. Certain Negative Covenants. The Issuer will not:
          (a) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law including foreign withholding);
          (b) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby;
          (c) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the Indenture Trustee created by this Indenture and any lien in connection with a Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement entered into in connection with the issuance of any Series, Class or Tranche of Notes) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof;
          (d) permit the lien in favor of the Indenture Trustee created by this Indenture not to constitute a valid first priority security interest in the Collateral; or
          (e) voluntarily dissolve or liquidate.
          Section 1111. No Other Business. The Issuer will not engage in any business other than as permitted under the Trust Agreement.
          Section 1112. Rule 144A Information. For so long as any of the Notes of any Series, Class or Tranche are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer agrees to provide to any Noteholder of such Series, Class or Tranche and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

          Section 1113. Performance of Obligations.
          (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Trust Agreement, the applicable Pooling and Servicing Agreement or such other instrument or agreement.
          (b) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, any Indenture Supplement, the Trust Agreement and in the instruments and agreements (including but not limited to, the applicable Pooling and Servicing Agreement) relating to the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and amendments thereto required to be filed by the terms of this Indenture and the Trust Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided herein or therein, the Issuer shall not waive, amend, modify, supplement or terminate this Indenture, any Indenture Supplement or the Trust Agreement or any provision thereof without the consent of the Majority Holders of the Notes of each materially adversely affected Series, Class or Tranche.
          Section 1114. Issuer May Consolidate, Etc., Only on Certain Terms.
          (a) The Issuer shall not consolidate or merge with or into any other Person, unless:
          (1) the Person (if other than the Issuer) formed by or surviving such consolidation or merger (i) shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (ii) shall not be subject to regulation as an “investment company” under the Investment Company Act and (iii) shall expressly assume, by a supplemental indenture, executed and delivered to the Indenture Trustee, in a form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;
          (2) immediately after giving effect to such transaction, no Event of Default or Early Redemption Event shall have occurred and be continuing;
          (3) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (i) such consolidation or merger and such supplemental indenture comply with this Section 1114, (ii) all conditions precedent in this Section 1114 relating to such transaction have been complied with (including any filing required by the Securities Exchange Act), and (iii) such supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against such Person except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles;

          (4) the Issuer shall provide prior written notice to each applicable Note Rating Agency of such consolidation or merger and shall have received written confirmation from each applicable Note Rating Agency (other than Moody’s, which has requested notification rather than a consent right) that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such consolidation or merger;
          (5) the Issuer shall have received an Issuer Tax Opinion and a Master Trust Tax Opinion for each applicable Master Trust;
          (6) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and
          (7) such action shall not be contrary to the status of the Issuer as a qualifying special purpose entity under existing accounting literature.
          (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any Person, unless:
          (1) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia, (B) expressly assume, by a supplemental indenture, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the lien and security interest of the Indenture Trustee created by this Indenture, (D) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Securities Exchange Act in connection with the Notes and (F) not be an “investment company” as defined in the Investment Company Act;
          (2) immediately after giving effect to such transaction, no Event of Default or Early Redemption Event shall have occurred and be continuing;
          (3) the Issuer shall have received written confirmation from each applicable Note Rating Agency that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such conveyance or transfer;
          (4) the Issuer shall have received an Issuer Tax Opinion and a Master Trust Tax Opinion for each applicable Master Trust;
          (5) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (6) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such Indenture Supplement comply with this Section 1114 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Securities Exchange Act).
          Section 1115. Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 1114 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 1115 shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that the Issuer shall not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness.
          Section 1116. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Trust Agreement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.
          Section 1117. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).
          Section 1118. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions as contemplated by, and to the extent funds are available for such purpose under, the Trust Agreement or any Indenture Supplement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collections Account or any Issuer Account except in accordance with this Indenture or any Indenture Supplement.

          Section 1119. No Borrowing. The Issuer will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any additional indebtedness, except for the Notes and any obligation under any Derivative Agreement, Supplemental Enhancement Agreement or Supplemental Liquidity Agreement relating to any Tranches of Notes.
[END OF ARTICLE XI]

ARTICLE XII
EARLY REDEMPTION OF NOTES
          Section 1201. Applicability of Article. Unless otherwise specified in the applicable Indenture Supplement related to a Series, Class or Tranche of Notes, pursuant to the terms of this Article XII, the Issuer will redeem and pay, provided that funds are available, each affected Series, Class or Tranche of Notes upon the occurrence and during the continuance of any Early Redemption Event. Unless otherwise specified in the applicable Indenture Supplement relating to a Series, Class or Tranche of Notes, or in the form of Notes for such Series, Class or Tranche, the following are “Early Redemption Events”:
          (a) with respect to any Series, Class or Tranche of Notes, the occurrence of the Expected Maturity Date of such Series, Class or Tranche of Notes, if such Notes are not paid in full on such date;
          (b) the Issuer shall become an investment company within the meaning of the Investment Company Act;
          (c) the Depositor shall file a petition or commence a proceeding (A) to take advantage of any bankruptcy, conservatorship, receivership, insolvency, or similar laws or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to such Depositor or all or substantially all of its property, (ii) the Depositor shall consent or fail to object to any such petition filed or proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or proceeding, (C) the Depositor shall admit in writing its inability to pay its debts generally as they become due, (D) the Depositor shall make an assignment for the benefit of its creditors, or (E) the Depositor shall voluntarily suspend payment of its obligations; or
          (d) with respect to any Series, Class or Tranche of Notes, any additional Early Redemption Event specified in the Indenture Supplement for such Series, Class or Tranche as applying to such Series, Class or Tranche of Notes.
          The repayment price of a Tranche of Notes so redeemed will equal the Outstanding Dollar Principal Amount of such Tranche (converted, if applicable, to Foreign Currency as provided in the applicable Indenture Supplement), plus accrued, past due and additional interest to but excluding the date of repayment, the payment of which will be subject to the cash flow and subordination provisions of this Indenture and the related Indenture Supplement.
          If the Issuer is unable to pay the repayment price in full on the Principal Payment Date following the end of the Due Period in which the Early Redemption Event occurs, monthly payments on such Tranche of Notes will thereafter be made for so long as such Early Redemption Event is continuing, subject to the cash flow provisions and to the extent permitted under the applicable subordination provisions of this Indenture and the related Indenture Supplement, on each following Principal Payment Date until the Outstanding Dollar Principal Amount of such Series, Class or Tranche, plus all accrued, past due and additional interest, is paid in full or until the Legal Maturity Date occurs, whichever is earlier. Any funds in any Issuer Accounts for a repaid Tranche will be applied to make the principal and interest payments on that Tranche on the repayment date, subject to the subordination and cash flow provisions of this Indenture and the related Indenture Supplement.
          Section 1202. Cleanup Call. Unless otherwise provided in the applicable Indenture Supplement for a Series, Class or Tranche of Notes, the Depositor or any Affiliate thereof has the right, but not the obligation, to redeem a Series, Class or Tranche of Notes in whole but not in part on any day on or after the day on which the aggregate Nominal Liquidation Amount (after giving effect to all payments, if any, on that day) of such Series, Class or Tranche is reduced to less than 5% (or such other percentage as shall be specified from time to time by such servicer or any Affiliate thereof, consistent with sale treatment under GAAP and regulatory accounting principles) of the highest Outstanding Dollar Principal Amount for such Series, Class or Tranche at any time since the issuance thereof; provided, however, that if such Class or Tranche of Notes to be redeemed is a Subordinated Class or a Tranche of Subordinated Notes, the Depositor or any Affiliate thereof will not have the right to redeem such Notes if the provisions of the related Indenture Supplement would prevent the payment of such Subordinated Notes until a level of prefunding of the applicable Issuer Accounts for the Senior Classes of Notes for that Series has been reached and such level has not been reached.
          If the Depositor or any Affiliate thereof elects to redeem a Series, Class or Tranche of Notes, it will cause the Issuer to notify the Holders of such redemption at least thirty (30) days prior to the redemption date. Unless otherwise specified in the Indenture Supplement applicable to the Notes to be so redeemed, the redemption price of a Series, Class or Tranche so redeemed will equal 100% of the Outstanding Dollar Principal Amount thereof, plus accrued, unpaid and additional interest or principal accreted and unpaid on such Series, Class or Tranche to but excluding the date of redemption, the payment of which will be subject to the cash flow and subordination provisions of this Indenture and the related Indenture Supplement; provided, however, that the Depositor or an Affiliate of the Depositor, may alternatively deposit such redemption price directly into the Principal Funding Account (or the applicable Subaccount or Subaccounts thereof) for the Notes to be redeemed.
          If the Issuer is unable to pay the redemption price in full on the redemption date, monthly payments on such Series, Class or Tranche of Notes will thereafter be made until the Outstanding Dollar Principal Amount of such Series, Class or Tranche (converted at the rate determined in accordance with the Indenture Supplement if such Notes are not Dollar Notes), plus all accrued and unpaid interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to Article V and the cash flow and subordination provisions of this Indenture and the related Indenture Supplement. Any funds in any Issuer Accounts for a redeemed Tranche will be applied to make the principal and interest payments on that Tranche on the redemption date in accordance with the related Indenture Supplement. Principal payments on redeemed Tranches will be made in accordance with the related Indenture Supplement.

          Section 1203. Notice. Promptly after the occurrence of any Early Redemption Event or a redemption pursuant to Section 1202, the Issuer will notify the Indenture Trustee and the Note Rating Agencies in writing of the identity, Stated Principal Amount and Outstanding Dollar Principal Amount of the affected Series, Class or Tranche of Notes to be redeemed. Notice of redemption will promptly be given as provided in Section 105. All notices of redemption will state (a) the date on which the redemption of the applicable Series, Class or Tranche of Notes pursuant to this Article will begin, which will be the Principal Payment Date next following the end of the Due Period in which the applicable Early Redemption Event or redemption pursuant to Section 1202 occurs, (b) the repayment price for such Series, Class or Tranche of Notes and (c) the Series, Class or Tranche of Notes to be redeemed pursuant to this Article XII.
[END OF ARTICLE XII]

ARTICLE XIII
COLLATERAL
          Section 1301. Collateral. The Series 2007-CC Collateral Certificate and any Additional Collateral Certificate shall be registered in the name of the Indenture Trustee and delivered to (and held by) the Indenture Trustee in the State of New York.
          Section 1302. Filing.
          (a) The Issuer intends the Security Interest granted pursuant to this Indenture in favor of the Indenture Trustee to be prior to all other liens in respect of the Collateral. Subject to Section 1303, the Issuer will take all actions necessary to obtain and maintain a perfected lien on and security interest in the Collateral in favor of the Indenture Trustee to the extent such security interests may be perfected by the filing of financing statements under the applicable UCC. The Issuer will from time to time execute, authorize and deliver all such supplements and amendments hereto and all such financing statements, amendments thereto, instruments of further assurance and other instruments, all as prepared by the Issuer, and will take such other action necessary or advisable to:
          (i) grant a Security Interest more effectively in all or any portion of the Collateral;
          (ii) maintain or preserve the Security Interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;
          (iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;
          (iv) enforce the Series 2007-CC Collateral Certificate, any Additional Collateral Certificate, any Derivative Agreements, any Supplemental Credit Enhancement Agreements, any Supplemental Liquidity Agreements, any Permitted Investment and each other instrument or agreement designated for inclusion in the Collateral;
          (v) preserve and defend title to the Collateral and the rights of the Indenture Trustee in the Collateral against the claims of all persons and parties; or
          (vi) pay all taxes or assessments levied or assessed upon the Collateral when due.
          (b) The Issuer will from time to time promptly pay and discharge all UCC recording and filing fees, charges and taxes relating to the Indenture, any amendments thereto or hereto and any other instruments of further assurance.
          (c) Without limiting the generality of clause (a)(ii) or (a)(iii):

          (i) The Issuer will cause this Indenture, all amendments and supplements hereto and all financing statements and amendments thereto and any other necessary documents covering the Indenture Trustee’s right, title and interest in and to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee in and to all property comprising the Collateral. The Issuer will deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.
          (ii) Within 30 days after the Issuer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-506 (or any comparable provision) of the UCC, the Issuer will give the Indenture Trustee notice of any such change and will file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee’s interest in the Collateral.
          (d) The Issuer will give the Indenture Trustee prompt notice of any relocation of its state of location, and any change in the jurisdiction of its organization, and whether, as a result of such relocation or change, the applicable provision of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Indenture Trustee’s security interest in the Collateral. The Issuer will at all times maintain its chief executive office within the United States (which will at all times be the Wilmington, Delaware office of the Owner Trustee).
          (e) The duty of the Indenture Trustee to execute or authorize any instrument required pursuant to this Section 1302 will arise only if the Indenture Trustee has actual knowledge of any default of the Issuer in complying with the provisions of this Section 1302.
          (f) The Issuer hereby authorizes the Indenture Trustee to file such financing statements, including continuation statements or other instruments, in such jurisdictions and containing such collateral descriptions (including, without limitation, the words “All of the Debtor’s right, title and interest in, to and under all assets of the Debtor wherever located and all related underlying instruments and all proceeds thereof, in each case, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence” or words of similar effect) as the Indenture Trustee deems necessary or appropriate and shall take such other action as may be necessary to secure the rights and remedies of the Indenture Trustee.
          Section 1303. Trust Indenture Act Requirements. The release of any Collateral from the lien created by this Indenture or the release, in whole or in part, of the liens on all Collateral, will not be deemed to impair the Security Interest in contravention of the provisions hereof if and to the extent the Collateral or liens are released pursuant to the terms hereof.

          The Indenture Trustee and each of the Noteholders are hereby deemed to acknowledge that a release of Collateral securing Notes or liens strictly in accordance with the terms hereof will not be deemed for any purpose to be an impairment of the remaining Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Issuer will cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the liens hereof to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Issuer Authorized Officer, except in cases in which Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.
          Section 1304. Suits To Protect the Collateral. Subject to the provisions of this Indenture, the Indenture Trustee will have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture, and such suits and proceedings as the Indenture Trustee may deem expedient to preserve or protect the interests of the Noteholders and the interests of the Indenture Trustee in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest or be prejudicial to the interests of the Noteholders or the Indenture Trustee). No counterparties to a Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement may direct the Indenture Trustee to enforce the Security Interest. Unless otherwise provided in the applicable Indenture Supplement, each Derivative Counterparty’s, Supplemental Credit Enhancement Provider’s and Supplemental Liquidity Provider’s rights consist solely of the right to receive Finance Charge Amounts or Principal Amounts, as applicable, allocated for such party’s benefit pursuant to the related Indenture Supplement.
          Section 1305. Powers Exercisable by Receiver or Indenture Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XIII upon the Issuer or any other obligor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any other obligor, as applicable, or of any officer or officers thereof required by the provisions of this Article XIII.
          Section 1306. Release of all Collateral.
          (a) Subject to the payment of its fees and expenses pursuant to Section 806 of this Indenture, the Indenture Trustee shall, at the request of the Issuer or when otherwise required by the provisions of this Indenture, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest (which is held by the Indenture Trustee for the benefit of the Noteholders) in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article XIII will be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

          (b) Upon delivery of an Officer’s Certificate certifying that the Issuer’s obligations under this Indenture have been satisfied and discharged by complying with the provisions of this Article XIII, the Indenture Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuer or any other obligor, as applicable, may reasonably request evidencing the termination of the Security Interest created by this Indenture and (ii) not be deemed to hold the Security Interest for the benefit of itself, the Noteholders, any applicable Derivative Counterparty, any applicable Supplemental Credit Enhancement Provider or any applicable Supplemental Liquidity Provider.
          (c) The Beneficiary, the Issuer and the Noteholders shall be entitled to receive at least 10 days’ written notice when the Indenture Trustee proposes to take any action pursuant to clause (a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also be entitled to require, as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.
          Section 1307. Opinions as to Collateral.
          (a) On the date hereof, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the filing of any financing statements and amendments thereto as is necessary to perfect and maintain the perfection of the Security Interest created by this Indenture in favor of the Indenture Trustee to the extent such security interest may be perfected by the filing of financing statements under the applicable UCC, and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest perfected.
          (b) On or before that date that is 15 days before the Note Issuance Trust’s Annual Report Date in each calendar year, beginning in 2008, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel with respect to each UCC financing statement which has been filed by the Issuer with respect to the Collateral either stating that, (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, such financing statements and amendments thereto as are necessary to maintain the Security Interest created by this Indenture and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Security Interest. Such Opinion of Counsel will also describe the recording, filing, re-recording and refiling of this Indenture or such financing statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the Security Interest created by this Indenture until the Note Issuance Trust’s Annual Report Date in the following calendar year.
          Section 1308. Certain Commercial Law Representations and Warranties. The Issuer hereby makes the following representations and warranties. Such representations and warranties shall survive until the termination of this Indenture. Such representations and warranties speak as of the date that a security interest in the Collateral is granted to the Indenture

Trustee but shall not be waived by any of the parties to this Indenture unless each applicable Note Rating Agency shall have been notified of any intended waiver and (other than Moody’s, which has requested notification rather than a consent right) shall have notified the Beneficiary, the Owner Trustee and the Indenture Trustee in writing that such waiver will not result in a Ratings Effect.
          (a) This Indenture creates a valid and enforceable security interest (as defined in the applicable UCC) in Collateral in favor of the Indenture Trustee which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from the Issuer, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.
          (b) The now-existing Collateral constitutes an “account,” a “general intangible,” an “instrument,” a “certificated security,” a “deposit account” or a “security entitlement” within the meaning of the applicable UCC.
          (c) The Issuer has caused or will have caused, within ten days of the date of this Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest (as defined in the applicable UCC) in the now-existing Collateral granted to the Indenture Trustee pursuant to this Indenture.
          (d) The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral, other than any financing statement that has been terminated.
          (e) The Issuer is not aware of any judgment or tax lien filings against it.
          (f) At the time of its grant of any security interest in the now-existing Collateral pursuant to this Indenture, the Issuer owned and had good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person.
          (g) The Issuer has caused the Indenture Trustee to be registered as the registered owner of the Series 2007-CC Collateral Certificate.
          (h) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, the related Collateral.
          Section 1309. Addition of Assets.
          (a) The Note Issuance Trust may accept transfers of Additional Collateral Certificates (or, if applicable, transfers of direct interests in pools of credit card receivables) which are pledged under this Indenture concurrently with such transfer pursuant to an Assignment of Additional Assets.

          (b) The Note Issuance Trust shall be permitted to accept such Additional Collateral Certificates (or, if applicable, interests in pools of credit card receivables) and to include such assets as Collateral for the Notes if the following conditions are satisfied:
          (i) The Note Issuance Trust obtains confirmation from each applicable Note Rating Agency that the transfer of such Additional Collateral Certificate (or, if applicable, interests in pools of credit card receivables) will not have a Ratings Effect on any Outstanding Notes; and
          (ii) The Note Issuance Trust delivers an Officer’s Certificate to the Indenture Trustee stating that such addition is not expected to cause an Early Redemption Event or an Event of Default with respect any Outstanding Notes.
[END OF ARTICLE XIII]

ARTICLE XIV
MISCELLANEOUS
          Section 1401. Custody of the Collateral. The Collateral shall be held by the Indenture Trustee separate and apart from all other property held by such Indenture Trustee.
          Section 1402. Noteholders’ Monthly Statement. On each Distribution Date the Issuer will, in cooperation with the Master Servicers, complete and deliver to the Indenture Trustee and the Master Trust Trustee (with a copy to each Note Rating Agency) a monthly noteholders’ statement substantially in the form attached to the related Indenture Supplement.
          Section 1403. Payment Instruction to Master Trust.
          (a) Promptly after the receipt by the Issuer of each Investor Certificateholders’ Monthly Statement under the Series 2007-CC Supplement or each comparable statement under any Series Supplement relating to any Additional Collateral Certificate, the Issuer will, in cooperation with the applicable Master Servicer, complete the Payment Instruction for each Series of Notes issued hereunder and deliver a copy thereof to the Indenture Trustee and the Master Trust Trustee.
          (b) From time to time, the Issuer will notify the Master Servicers of the information necessary to be provided by the Issuer under the applicable Pooling and Servicing Agreement as supplemented by the applicable Series Supplement to calculate the Series Investor Interest of each Collateral Certificate.
          Section 1404. No Petition. The Indenture Trustee, by entering into this Indenture, each Derivative Counterparty, by accepting its rights as a third party beneficiary hereunder, each Supplemental Credit Enhancement Provider or Supplemental Liquidity Provider, as applicable, by accepting its rights as a third party beneficiary hereunder, and each Noteholder, by accepting a Note, agrees that it will not at any time institute against the Issuer, any Master Trust or any special purpose entity that acts as a depositor with respect to any Master Trust or the Issuer, or join in any institution against the Issuer, any Master Trust or any special purpose entity that acts as a depositor with respect to any Master Trust or the Issuer, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Derivative Agreement, any Supplemental Credit Enhancement Agreement and any Supplemental Liquidity Agreement. The obligations of the Noteholders, the Indenture Trustee, each Derivative Counterparty, each Supplemental Credit Enhancement Provider and each Supplemental Liquidity Provider, as applicable, under this Section 1404 will survive the termination of this Indenture.
          Section 1405. Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity or any successor or assign of the Owner Trustee in its individual capacity, (iii) the Depositor, any Beneficiary or any owner of a beneficial interest in the Issuer, (iv) except to the extent provided in any Indenture Supplement with respect to sales of receivables, any Master Trust or (v) the Calculation Agent, any Master Servicer or any Servicer except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity).
          Section 1406. Limitations on Liability.
          (a) It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied herein, all such liability, if any, being expressly waived by the parties to the Indenture and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any related documents.
          (b) None of the Indenture Trustee, the Owner Trustee, the Calculation Agent, any Beneficiary, the Depositor, any Master Servicer or Servicer or any other beneficiary of the Issuer or any of their respective officers, directors, employees, incorporators or agents will have any liability with respect to this Indenture, and recourse may be had solely to the Collateral pledged to secure the Notes under this Indenture.
          Section 1407. Election Under Delaware Asset-Backed Securities Facilitation Act. Without limiting any other provisions of this Indenture or any Indenture Supplement, the parties hereto agree that (a) the transactions contemplated hereby constitute a “securitization transaction” and (b) to the fullest extent permitted under applicable law, including without limitation, the Asset-Backed Securities Facilitation Act, Delaware Code Ann. Tit. 6, § 2701A et seq: (1) all right, title and interest to the Collateral, whether now existing or hereafter acquired, all monies due or to become due with respect thereto, and all proceeds of such Collateral (the “Transferred Assets”), which have been transferred to the Note Issuance Trust in connection with the securitization transactions contemplated herein, shall be deemed to no longer be the property, assets or rights of the Depositor; (2) the Depositor, its creditors or, in any insolvency proceeding with respect to the Depositor or the Depositor’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, shall have no rights, legal or equitable, whatsoever to reacquire, reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Depositor any of the Transferred Assets; and (3) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Depositor or the Depositor’s property, such Transferred Assets shall not be deemed to be part of the Depositor’s property, assets, rights or estate.

          Section 1408. Tax Treatment. The Issuer and the Noteholders agree that the Notes are intended to be debt for federal, state and local income and franchise tax purposes and agree to treat the Notes accordingly for all such purposes, unless otherwise required by a taxing authority.
          Section 1409. Actions Taken by the Issuer. Any and all actions that are to be taken by the Issuer may be taken by either the Beneficiary or the Owner Trustee on behalf of the Issuer.
          Section 1410. Alternate Payment Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the written consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment or notice that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments or notices, as applicable, to be made in accordance with such agreements.
          Section 1411. Final Distribution.
          (a) The Issuer shall give the Indenture Trustee at least thirty (30) days prior written notice of the Payment Date on which the Noteholders of any Series, Class or Tranche may surrender their Notes for payment of the final distribution on and cancellation of such Notes. Not later than the fifth day of the month in which the final distribution in respect of such Series, Class or Tranche is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series, Class or Tranche specifying (i) the date upon which final payment of such Series, Class or Tranche will be made upon presentation and surrender of Notes of such Series, Class or Tranche at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified (which, in the case of Bearer Notes, shall be outside the United States). The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.
          (b) Notwithstanding a final distribution to the Noteholders of any Series, Class or Tranche (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in any Issuer Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated. In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Notes, shall be outside the United States). If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collections

Account or any Issuer Accounts held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.
          Section 1412. Termination Distributions. Upon the termination of the Issuer pursuant to the terms of the Trust Agreement, the Indenture Trustee shall release, assign and convey to the Beneficiary or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Issuer Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 1411(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Beneficiary, to vest in the Beneficiary or any of its designees all right, title and interest which the Indenture Trustee had in and to the Collateral and such other property.
          Section 1413. Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider as Third-Party Beneficiary. Each Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider is a third-party beneficiary of the Indenture to the extent specified in the applicable Derivative Agreement, Supplemental Credit Enhancement Agreement, Supplemental Liquidity Agreement or Indenture Supplement.
          Section 1414. No Prohibited Transactions. Each Noteholder shall be deemed to represent, warrant and agree that on each day the Noteholder holds any Note or interest therein, the Noteholder’s acquisition, holding and disposition of such Note or any interest therein will not constitute or result in (i) a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code unless an exemption is available, all the conditions of which have been satisfied or (ii) a violation of any substantially similar foreign, federal, state, local or other applicable law. The representations made in this Section 1414 will be deemed made on each day from the date of its acquisition through and including the date it disposes of such Note.
[END OF ARTICLE XIV]

ARTICLE XV
COMPLIANCE WITH REGULATION AB
          Section 1501. Intent of the Parties; Reasonableness. The Depositor and the Indenture Trustee acknowledge and agree that the purpose of this Article XV is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Indenture Trustee which is required in order to enable the Depositor to comply with the provisions of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Indenture or any Indenture Supplement, provided that such information is available to the Indenture Trustee without unreasonable expense or effort and within the timeframe as is reasonably requested. Terms used in this Article XV that are defined in Regulation AB but are not defined in Section 101 of this Agreement shall have the meanings ascribed to them in Regulation AB.
          Section 1502. Additional Representations and Warranties of the Indenture Trustee. The Indenture Trustee shall be deemed to represent to the Depositor as of the date on which information is provided under Section 1503 that, except as disclosed in writing to the Depositor prior to such date to the best of its knowledge: (i) neither the execution, delivery and performance by the Indenture Trustee of this Indenture or any Indenture Supplement, the performance by the Indenture Trustee of its obligations under this Indenture or any Indenture Supplement nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or any Indenture Supplement, or of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Indenture Trustee to enter into this Indenture or any Indenture Supplement or to perform its obligations under this Indenture or any Indenture Supplement.
          Section 1503. Information to be Provided by the Indenture Trustee.
          (a) The Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide the Depositor, in writing, such information regarding the Indenture Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, including but not limited to a letter addressed to the Depositor in substantially the form (with appropriate insertions) of Exhibit D hereto, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Depositor, in writing, such updated information.
          (b) The Indenture Trustee shall (i) in connection with any Securitization Transaction which requires a prospectus, prospectus supplement, offering memorandum or related documents, provide to the Depositor such information regarding the Indenture Trustee as is requested and within the timeframe as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any material changes to such previously provided information or to the business operations of the Indenture Trustee, provide to the Depositor, in writing, such updated information, and such other information as may be reasonably requested for purposes of satisfying Exchange Act reporting obligations of the Note Issuance Trust. Such information to be provided under clause (i) of this paragraph shall include, at a minimum:
          (i) the Indenture Trustee’s name and form of organization;
          (ii) a description of the extent to which the Indenture Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables;
          (iii) a description of any affiliation between the Indenture Trustee and any of the following parties to such Securitization Transaction, as such parties are identified to the Indenture Trustee by the Depositor in writing in advance of such Securitization Transaction:
(A)	the sponsor;

(B)	any depositor;

(C)	the issuing entity;

(D)	any servicer;

(E)	any trustee;

(F)	any originator;

(G)	any significant obligor;

(H)	any enhancement or support provider; and

(I)	any other material transaction party.
In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from such Securitization Transaction, the Indenture or any Indenture Supplement that currently exists or that existed during the past two years, and that is material to an investor’s understanding of the Notes. The Indenture Trustee shall furnish a copy of any disclosures of such affiliate relationships to Moody’s.
          Section 1504. Indenture Trustee’s Report on Assessment of Compliance and Attestation. On or before the date that is fifteen days prior to the Note Issuance Trust’s Annual Report Date, or such other date that is mutually agreed upon in writing by the parties hereto, of each calendar year (and relating to the preceding fiscal year ending on November 30), beginning in 2008, the Indenture Trustee shall:
          (a) deliver to each Master Servicer, the Calculation Agent and the Depositor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year, as required under Rules 13a-18(b) and 15d-18(b) of the Exchange Act and Item 1122(a) of Regulation AB. Such report shall be addressed to the Depositor and the Master Servicer and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria applicable to it as specified in Exhibit E or such criteria as mutually agreed upon by the Depositor and the Indenture Trustee;
          (b) deliver to each Master Servicer, the Calculation Agent and the Depositor a report of a “Big Four” accounting firm, or upon the consent of the Master Servicer and the Depositor, which consent shall not be unreasonably withheld, such other nationally recognized registered public accounting firm that satisfies the requirements of Rule 2-01 of Regulation S-X under the Securities Act and the Exchange Act (who may also render services to the Master Servicer or any Seller), that pursuant to Rules 13a-18(c) and 15d-18(c) of the Exchange Act and Item 1122(b) of Regulation AB attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph; such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and
          (c) deliver to each Master Servicer, the Calculation Agent and the Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Issuer, the Master Trust, the Master Servicer or the Depositor with respect to a publicly offered Securitization Transaction, a certification substantially in the form (with appropriate insertions) attached as Exhibit F hereto.
          The Indenture Trustee acknowledges that the parties identified in clause (c) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.
[END OF ARTICLE XV]

ARTICLE XVI
SUBORDINATION.
          Section 1601. Subordination of Subordinate Notes.
          (a) Unless otherwise specified in the applicable Indenture Supplement, the Issuer and the Holders of the Class B Notes of each Series agree for the benefit of the Class A Notes of such Series that the rights of the Holders of the Class B Notes to payment by the Issuer and in and to the Collateral, including to any payment from the Proceeds of Collateral, shall be subordinate and junior to the Class A Notes, to the extent and in the manner set forth in this Indenture and the related Indenture Supplement, including as set forth in Section 506 and hereinafter provided. Unless otherwise specified in the applicable Indenture Supplement, if any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article VII, principal of and interest on, as applicable, the Class A Notes of any Series shall be paid in full in Cash before any further payment or distribution is made on account of the Class B Notes of such Series.
          (b) Unless otherwise specified in the applicable Indenture Supplement, the Issuer and the Holders of the Class C Notes of each Series agree for the benefit of the Class A Notes and Class B Notes of such Series that the rights of the Holders of the Class C Notes to payment by the Issuer and in and to the Collateral, including to any payment from the Proceeds of Collateral, shall be subordinate and junior to the Class A Notes and Class B Notes, to the extent and in the manner set forth in this Indenture and the related Indenture Supplement, including as set forth in Section 506 and hereinafter provided. Unless otherwise specified in the applicable Indenture Supplement, if any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article VII, principal of and interest on, as applicable, the Class A Notes of any Series and the Class B Notes of any Series shall be paid in full in Cash before any further payment or distribution is made on account of the Class C Notes of such Series.
          (c) Unless otherwise specified in the applicable Indenture Supplement, the Issuer and the Holders of the Class D Notes of each Series agree for the benefit of the Class A Notes, Class B Notes and Class C Notes of such Series that the rights of the Holders of the Class D Notes to payment by the Issuer and in and to the Collateral, including to any payment from the Proceeds of Collateral, shall be subordinate and junior to the Class A Notes, Class B Notes and Class C Notes to the extent and in the manner set forth in this Indenture and the related Indenture Supplement, including as set forth in Section 506 and hereinafter provided. Unless otherwise specified in the applicable Indenture Supplement, if any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article VII, principal of and interest on, as applicable, the Class A Notes of any Series, the Class B Notes of any Series and the Class C Notes of any Series shall be paid in full in Cash before any further payment or distribution is made on account of the Class D Notes of such Series.
          (d) In the event that notwithstanding the provisions of this Indenture, any Holder of any Subordinate Notes shall have received any payment or distribution in respect of such Subordinate Notes contrary to the provisions of this Indenture, then, unless and until (w) the

Class A Notes, (x) the Class B Notes or (y) the Class C Notes, as the case may be, shall have been paid in full in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Indenture Trustee, which shall pay and deliver the same to the Holders of the Class A Notes, the Class B Notes or the Class C Notes, as the case may be, in accordance with this Indenture; provided, however, that, if any such payment or distribution is made other than in Cash, it shall be held by the Indenture Trustee as part of the Collateral and subject in all respects to the provisions of this Indenture, including this Section 1601.
          (e) Nothing in this Section 1601 shall affect the obligation of the Issuer to pay Holders of Subordinate Notes.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.
DISCOVER CARD EXECUTION NOTE TRUST

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jennifer A. Luce

Name: Jennifer A. Luce
Title: Sr. Financial Services Officer
U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Patricia M. Child

Name: Patricia M. Child
Title: Vice President
Acknowledged By:
DISCOVER BANK,
as Beneficiary, Depositor and Calculation Agent

By:	/s/ Michael F. Rickert

Name: Michael F. Rickert
Title: Vice President, Chief Financial Officer and Treasurer

STATE OF DELAWARE	)
) ss:
COUNTY OF New Castle	)
          On 24th day of July, 2007, before me personally came Jennifer A. Luce, to me known, who, being by me duly sworn, did depose and say that s/he resides at Wilmington, Delaware; that s/he is a Sr. F.S.O. of Wilmington Trust Co., acting not in its individual capacity but solely as Owner Trustee of the Discover Card Execution Note Trust, one of the parties described in and which executed the above instrument; that s/he knows the corporate seal of the Owner Trustee; that the seal affixed to that instrument is such corporate seal; that it was affixed by authority of the board of directors of the corporation; and that s/he signed his/her name thereto by like authority.

/s/ Susanne M. Gula

Name SUSANNE M. GULA

Notary Public – State of Delaware
My Comm. Expires Nov. 21, 2007

Notarial Seal

STATE OF ILLINOIS	)
) ss:
COUNTY OF COOK	)
          On the 26th day of July, 2007, before me personally came Patricia M. Child to me known, who, being by me duly sworn, did depose and say that s/he is the Vice President of U.S. Bank National Association, one of the entities described in and which executed the foregoing instrument; the s/he signed his/her name to the said instrument and that s/he has been authorized by U.S. Bank National Association to execute the foregoing instrument.

/s/ Julia Linian
Notary Public

My Commission Expires 01/17/2011

OFFICIAL SEAL JULIA LINIAN
NOTARY PUBLIC – STATE OF ILLINOIS MY COMMISSION EXPIRES: 01/17/11
Notarial Seal

EXHIBIT A
FORM OF ASSIGNMENT OF ADDITIONAL ASSETS
          This ASSIGNMENT NO.                      OF ADDITIONAL ASSETS (the “Assignment”), dated as of                     ,                     is entered into by and among Discover Card Execution Note Trust (the “Note Issuance Trust”) and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”).
WITNESSETH
          WHEREAS, Discover Bank, a Delaware banking corporation (“Discover Bank”), and Wilmington Trust Company, as Owner Trustee (“Owner Trustee”), are parties to the Trust Agreement for the Note Issuance Trust, dated as of July 2, 2007, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time (the “Trust Agreement”);
          WHEREAS, the Note Issuance Trust and the Indenture Trustee are parties to the Indenture, dated as of July 26, 2007, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time (the “Indenture”);
          WHEREAS, the Note Issuance Trust and the Indenture Trustee are parties to the Indenture Supplement for the DiscoverSeries Notes, dated as of July 26, 2007, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time (the “Indenture Supplement”);
          WHEREAS, [           ] has transferred [an Additional Collateral Certificate] [a direct interest in a pool of credit card receivables] to the Note Issuance Trust and the Note Issuance Trust wishes to pledge such assets under the Indenture;
          WHEREAS, under Section 1309 of the Indenture, the Note Issuance Trust may accept transfers of Additional Collateral Certificates or direct interests in pools of credit card receivables pursuant to an Assignment of Additional Assets, and under Section 1001(j) of the Indenture, the Indenture and any Indenture Supplement may be amended from time to time to add provisions to or change any of the provisions of the Indenture or any Indenture Supplement for the purpose of accommodating the addition of Collateral Certificates and direct interests in credit card receivables to the Note Issuance Trust pursuant to an Assignment of Additional Assets, without the consent of any of the Noteholders, subject to obtaining confirmation from Standard & Poor’s that there will be no Ratings Effect;
          WHEREAS, Standard & Poor’s has confirmed that the amendments to the Indenture and relevant Indenture Supplement will not cause a Ratings Effect;
          WHEREAS, the Series 2007-CC Series Supplement has been amended as of the date hereof to reflect the pledge of additional assets under this Assignment; and
          [WHEREAS, the Trust Agreement has been amended as of the date hereof to reflect the addition of                      as a Beneficiary thereunder.]

          NOW, THEREFORE, the Note Issuance Trust and the Indenture Trustee hereby agree as follows:
     1. Defined Terms.
                    a. [“Additional Collateral Certificate” means the [Collateral Certificate] representing an interest in credit card receivables and issued by [Master Trust].]
                    b. [“Pooling and Servicing Agreement” means [the agreement for the pooling and servicing of credit card receivables under which the Additional Collateral Certificate was issued to the Note Issuance Trust], as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.]
                    c. [“Series Supplement” means [the series supplement to the applicable Pooling and Servicing Agreement under which the Additional Collateral Certificate was issued to the Note Issuance Trust], as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.]
                    d. [“Servicer” means, with respect to the Additional Collateral Certificate, [the Person who is designated as Servicer with respect to such Additional Collateral Certificate in the Pooling and Servicing Agreement for such Additional Collateral Certificate.]]
                    e. Capitalized terms not defined herein which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein.
     2. Grant to Indenture Trustee. The Note Issuance Trust hereby confirms the grant set forth in the Indenture and does hereby grant to the Indenture Trustee for the benefit and security of the Noteholders and, to the extent so provided in any Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, to the counterparties or providers named therein, a security interest in all of its right, title and interest in and to the following:
a.	[the Additional Collateral Certificate, all rights to vote or to give consents or waivers with respect thereto] [a direct interest in a pool of credit card receivables] and all rights under this Assignment, as applicable;

b.	all present and future claims, demands, causes of and choses in action in respect of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;

c.	all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit and letter-of-credit rights consisting of, arising from, or relating to any of the foregoing; and

d.	all proceeds of the foregoing.

          The property described in the preceding sentence is part of the “Collateral” as defined in the Indenture. The Security Interest in the Collateral is granted to secure the Notes (and the related obligations under the Indenture), equally and ratably without prejudice, priority or distinction between any Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in the Indenture, or in any Indenture Supplement which establishes any Series, Class or Tranche of Notes, and to secure (i) the payment of all amounts due on such Notes in accordance with their respective terms, (ii) the payment of all other sums payable by the Issuer under the Indenture and any Indenture Supplement relating to the Notes, (iii) to the extent so provided in any Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, any payments to the counterparties or providers named therein and (iv) compliance by the Issuer with the provisions of the Indenture or any Indenture Supplement, in each case to the extent relating to the Notes.
          This Assignment, as may be supplemented, is a security agreement within the meaning of the UCC.
          The Indenture Trustee acknowledges the grant of such Security Interest, and accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Noteholders may be adequately and effectively protected.
          The Notes, Derivative Agreements, Supplemental Credit Enhancement Agreements, Supplemental Liquidity Agreements and other obligations under the Indenture and any Indenture Supplement will benefit from the Security Interest to the extent (and only to the extent) proceeds of and distributions on the Collateral are allocated for their benefit pursuant to the Indenture and the applicable Indenture Supplement.
     3. Amendment of the Indenture. The Indenture is hereby amended by providing that all references to the “Indenture,” “this Agreement” and “herein” shall be deemed to be a reference to the Indenture as supplemented by this Assignment. [Additional amendments as necessary to fully accommodate additional assets, including without limitation, amendments relating to defined terms, allocations, required daily deposits, Regulation AB disclosures, limited recourse and nonpetition clauses.]
     [4. Amendment of the Indenture Supplement. The Indenture Supplement is hereby amended by providing:
          a. Additional Collateral Certificate: all references to “the Additional Collateral Certificate” or any applicable agreement relating to “the Additional Collateral Certificate” in the Indenture Supplement will include the Additional Collateral Certificate described in this Assignment; and
          b. Allocation and Reallocation: the following allocation and reallocations provisions of Section 3.01 of the Indenture Supplement will be supplemented as follows:
               i. Step (9) (Allocation from the DCMT Group One Finance Charge Collections Reallocation Account): [           ]

               ii. Step (10) (Allocation from the DCMT Group One Interchange Reallocation Account): [           ]
               iii. Step (21) (Allocation from the DCMT Group One Finance Charge Collections Reallocation Account): [           ]
               iv. Step (22) (Allocation from the DCMT Group One Interchange Reallocation Account): [           ]
               v. Step (56) (Reallocation of Series Finance Charge Amounts to the DCMT Group One Finance Charge Collections Reallocation Account): [           ]
               vi. Step (57) (Reallocation of Series Finance Charge Amounts to the DCMT Group One Interchange Reallocation Account): [           ]
               vii. Step (64) (Allocation from the DCMT Group One Principal Collections Reallocation Account for Principal Shortfalls other than Prefunding Shortfalls): [           ]
               viii. Step (65) (Allocation from the DCMT Group One Principal Collections Reallocation Account for Prefunding Shortfalls): [           ]
               ix. Step (77) (Allocation of Unused Sales Proceeds to Seller): [           ]
               x. Step (79) (Reallocation of Series Principal Amounts to the DCMT Group One Principal Collections Reallocation Account): [           ]
               xi. Step (80) (Remaining Series Principal Amounts to Collections Account for the DCMT for Reinvestment in New Receivables): [           ]
          c. Reinvestment – Interest Funding Subaccounts: Step (4) (Withdrawals for Discount Notes) of Section 3.04 of the Indenture Supplement will be amended or supplemented as follows: [           ]
          d. Reinvestment – Principal Funding Subaccounts: Step (4) (Withdrawal of Prefunding Excess Amount) of Section 3.05 of the Indenture Supplement will be amended or supplemented as follows: [           ]
          e. Early Redemption Events: Section 4.01(a) of the Indenture Supplement will be amended or supplemented as follows: [           ]
          f. Excess Spread Early Redemption Cure: Section 4.01(c) of the Indenture Supplement will be amended or supplemented as follows: [           ]
          g. Sale of Receivables: Section 4.05 of the Indenture Supplement will be amended or supplemented as follows: [           ]

          [h. Additional amendments as necessary to fully accommodate additional assets, including without limitation, amendments relating to defined terms or changes to the Terms Documents.]]
     [5. Appointment of Sub-Calculation Agent: [           ] will be appointed as a Sub-Calculation Agent under the Indenture, to provide the following services: [           ]]
     6. Closing. The transfer, assignment, set over, pledge and conveyance of the Additional Collateral Certificate shall take place at the offices of Latham & Watkins LLP, Sears Tower, Suite 5800, Chicago, IL 60606 on [           ].
     7. Limitation on Liability.
          a. It is expressly understood and agreed by the parties hereto that (i) this Assignment is executed and delivered by the Owner Trustee, not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied herein, all such liability, if any, being expressly waived by the parties to this Assignment and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Assignment or any related documents.
          b. None of the Indenture Trustee, the Owner Trustee, the Calculation Agent, any Beneficiary, the Depositor, any Master Servicer or any Servicer or any of their respective officers, directors, employees, incorporators or agents will have any liability with respect to this Assignment, and recourse may be had solely to the Collateral pledged to secure the DiscoverSeries Notes under the Indenture and the Indenture Supplement.
          c. The obligations of the Note Issuance Trust to the Indenture Trustee with respect to this Assignment shall be limited in recourse to the Collateral conveyed to the Note Issuance under this Assignment.
     8. Governing Law. THIS ASSIGNMENT OF ADDITIONAL ASSETS WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

     IN WITNESS WHEREOF, the undersigned have caused this Assignment of Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

DISCOVER CARD EXECUTION NOTE TRUST

BY: WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee

By:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Title:
Accepted and Agreed:
DISCOVER BANK,
     as Calculation Agent and Beneficiary for Discover Card Execution Note Trust

By:
Title:
[Other parties, including Sub-Calculation Agent, as applicable]

EXHIBIT B-1
[FORM OF] CLEARANCE SYSTEM CERTIFICATE
TO BE GIVEN TO THE INDENTURE TRUSTEE BY
EUROCLEAR OR CLEARSTREAM FOR
DELIVERY OF DEFINITIVE NOTES IN EXCHANGE FOR A PORTION OF A
TEMPORARY GLOBAL NOTE
DISCOVER CARD EXECUTION NOTE TRUST,
[●] Series, Class [●] Notes
[Insert title or sufficient description of Notes to be delivered]
     We refer to that portion of the Temporary Global Note in respect of the [●] Series, Class [●] Notes to be exchanged for definitive Notes (the “Submitted Portion”) pursuant to this certificate (the “Notes”) as provided in the Indenture, dated as of                                         , 200                     (as amended and supplemented, the “Indenture”) in respect of such issue. This is to certify that (i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such person’s beneficial interest either (a) from such person, substantially in the form of Exhibit B-2 to the Indenture, or (b) from                                          ,                     , substantially in the form of Exhibit B-3 to the Indenture, and (ii) the Submitted Portion includes no part of the Temporary Global Note excepted in such certificates.
     We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.
     We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings. As used herein, “United States” means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction; and “United States Person” has the meaning provided in Section 7701(a)(30) of the Code.

Dated: , ,*	[

as operator of the Euroclear System] [Clearstream]

By

*	To be dated on the date of the proposed exchange.

B-1-1

EXHIBIT B-2
[FORM OF] CERTIFICATE TO BE DELIVERED TO
EUROCLEAR OR CLEARSTREAM
BY [●] WITH RESPECT TO REGISTERED NOTES SOLD TO QUALIFIED
INSTITUTIONAL BUYERS
DISCOVER CARD EXECUTION NOTE TRUST,
[●] Series, Class [●] Notes
     In connection with the initial issuance and placement of the [●] Series, Class [●] Notes (the “Notes”), an institutional investor in the United States (an “institutional investor”) is purchasing [U.S.$/(other currency)] aggregate principal amount of the Notes hold in our account at [                                            as operator of the Euroclear System] [Clearstream] on behalf of such investor.
     We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule 144A of the Securities Act of 1933, as amended.
     [We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]
     The Definitive Notes in respect of this certificate are to be issued in registered form in the minimum denomination of [U.S.$/(other currency)] and such Definitive Notes (and, unless the Indenture or terms document relating to the Notes otherwise provides, any Notes issued in exchange or substitution for or on registration of transfer of Notes) shall bear the following legend:
     “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. THIS NOTE CANNOT BE EXCHANGED FOR A BEARER NOTE.”
Dated:                                                                   ,                      ,

[ ]
By

Authorized Officer

B-2-1

EXHIBIT B-3
[FORM OF] CERTIFICATE TO BE DELIVERED
TO EUROCLEAR OR CLEARSTREAM
BY A BENEFICIAL OWNER
OF NOTES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER
DISCOVER CARD EXECUTION NOTE TRUST,
[●] Series, Class [●] Notes
     This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the [●] Series, Class [●] Notes held by you for our account (the “Notes”) (i) are owned by a person that is a United States person, or (ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (a “financial institution”) purchasing for its own account or for resale, or (B) a United States person who acquired the Notes through the foreign branch of a financial institution and who holds the Notes through the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
     We undertake to advise you by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the Notes in bearer form with respect to such of the Notes as then appear in your books as being held for our account.
     This certificate excepts and does not relate to [U.S.$/(other currency)] principal amount of Notes held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of Definitive Notes in such principal amount cannot be made until we are able to so certify.

B-3-1

     We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings. As used herein, “United States” means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction; and “United States Person” has the meaning provided in Section 7701(a)(30) of the Code.

Dated: , ,*	By

Name:
     As, or as agent for, the beneficial owner(s) of the interest in the Notes to which this certificate relates.

*	This certificate must be dated on the earlier of the date of the first payment of interest in respect of the Notes and the date of the delivery of the Notes in definitive form.

B-4-1

Exhibit C
FORM OF COMPLIANCE CERTIFICATE
DISCOVER CARD EXECUTION NOTE TRUST
     The undersigned, the Indenture Trustee, pursuant to Section 1504 of the Indenture dated as of July 26, 2007, as amended on or prior to the date hereof (the “Indenture”), by and among Discover Card Execution Note Trust and U.S. Bank National Association, as Indenture Trustee, hereby certifies that:
     (a) a review of the activities of U.S. Bank National Association, during the fiscal year ended November 30, [                    ], and of its performance under the Indenture was made under my supervision; and
     (b) to the best of my knowledge, based on such review, [except as provided below] U.S. Bank National Association has fulfilled all its obligations in all material respects under the Indenture throughout the fiscal year ended November 30, [                    ].
     [(c) If there has been a failure to fulfill any such obligation in any material respect, specify each such failure known to the certifying officer and the nature and status thereof.]
     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this [                    ] day of [                                        ], [                    ].

By:

Name:

Title:

C-1

Exhibit D
FORM OF INDENTURE TRUSTEE’S LITIGATION CERTIFICATE
DISCOVER CARD EXECUTION NOTE TRUST
     The undersigned, a [                    ] of [                    ] (the “Indenture Trustee”), a national banking association organized under the laws of the United States, DOES HEREBY CERTIFY as follows:
     To my knowledge, during the calendar month preceding the calendar month of the date hereof[, except as set forth on Exhibit A hereto,] no legal proceeding (including proceedings of governmental authorities) against the Indenture Trustee or against the property of the Indenture Trustee that is material to security holders of any Series, Class or Tranche of Notes issued by Discover Card Execution Note Trust, was initiated, terminated or experienced any developments that are material to such security holders.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this [                    ] day of ]                                        ], [                    ].

By:

Name:

Title:

D-1

Exhibit E
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
     The assessments of compliance to be delivered by the Indenture Trustee and the Beneficiary and Calculation Agent shall address, at a minimum, the criteria identified in the chart below as “Applicable Servicing Criteria.” Servicing criteria that are not identified with a checkmark under the columns entitled “Beneficiary/Calculation Agent” and “Indenture Trustee” are criteria that are not applicable to the respective entities.

Item 1122(d)		Beneficiary/	Indenture
Reference	Servicing Criteria	Calculation Agent	Trustee

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements	✓

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	✓

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		✓

Item 1122(d)		Beneficiary/	Indenture
Reference	Servicing Criteria	Calculation Agent	Trustee

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.		✓

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	✓

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the servicer.	✓

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓	✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.		✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		✓

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

1122(d)(4)(ii)	Pool Assets and related documents are safeguarded as required by the transaction agreements .

Item 1122(d)		Beneficiary/	Indenture
Reference	Servicing Criteria	Calculation Agent	Trustee

1122(d)(4)(iii)	Any additions, removals or substitutions to the Collateral is made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	✓	✓

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool assets documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with this Indenture and any Indenture Supplement.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related Account documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool assets documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

Item 1122(d)		Beneficiary/	Indenture
Reference	Servicing Criteria	Calculation Agent	Trustee

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		✓*

*	Only if applicable for any outstanding Securitization Transaction.

Exhibit F
FORM OF ANNUAL CERTIFICATION
     Re: Indenture, dated as of July 26, 2007, by and between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, as amended on or prior to the date hereof (the “Agreement”).
I,                                                              , of NAME OF COMPANY (the “Company”), certify to the Depositor and each of its officers, with the knowledge and intent that they will rely upon this certification, that:
(1) I have reviewed the Company’s servicer compliance statement provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”) and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Company to the Depositor pursuant to the Agreement (collectively, the “Company Information”);
(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;
(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to Depositor; and
(4) To the best of my knowledge, except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement.
Dated:

By:

Name:

Title:

F-1